As filed with the Securities and Exchange Commission on
___________________, 1997.    Registration No. 333-_________________.

=====================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C. 20549
                  ----------------------------------
                              FORM SB-2
                       REGISTRATION STATEMENT
                                Under
                     The Securities Act of 1933
                  ---------------------------------

                      ROYAL SILVER MINES, INC.
---------------------------------------------------------------------
           (Exact name of Registrant specified in charter)

Utah                     1330                     87-0306609
---------------------------------------------------------------------
(State of                (Primary Industrial      (I.R.S. Employer
Incorporation)           Classification)          I.D.#)

                           10220 N. Nevada
                              Suite 270
                     Spokane, Washington   99218
                         Tel:  (509) 466-3144
---------------------------------------------------------------------
(Address, including zip code of principal place of business and telephone number, including area code of Registrant's principal executive offices.)

                          Conrad C. Lysiak
                   Attorney and Counselor at Law
                  West 601 First Avenue, Suite 503
                     Spokane, Washington 99204
                            (509) 624-1475
---------------------------------------------------------------------
(Name, address, including zip code and telephone number, including area code of agents for service.)

Approximate date of commencement date or proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x].

The Exhibit Index for this Registration Statement begins on sequential page number 145.

=====================================================================

                   CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
                                   Proposed   Proposed
Title of                           Maximum    maximum
each class of                      offering   aggregate
securities to       Amount to be   price per  offering      Amount of
be registered       registered     Share [1]  price         registration fee
------------------------------------------------------------------------------
Units each
consisting of:      6,000,000      $ 1.00     $ 6,000,000   $ 1,818.18

(a)
6,000,000 Shares
of Common Stock
$0.01 par value     6,000,000      $ 0.00     $         0   $     0.00

(b)
6,000,000 Redeemable
Common Stock Purchase
Warrants exercisable
three years from the
effective date
of the offering     6,000,000      $ 1.40     $ 8,400,000   $ 2,545.45

(c)
Shares of Common
Stock Issuable
Upon the Exercise
of Redeemable
Common Stock
Purchase Warrants

------------------------------------------------------------------------------
TOTAL REGISTRATION FEE                        $14,400,000   $ 4,363.63
------------------------------------------------------------------------------

[1] Estimated solely for the purpose of calculating the registration fee.


     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall be come effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      ROYAL SILVER MINES, INC.

                 CROSS REFERENCE SHEET PURSUANT TO
           RULE 404 (a) AND ITEM 501 (b) OF REGULATION S-B

Form S-B Item #
and Caption                        Caption in Prospectus
----------------------------------------------------------------
 1   Front of Registration
     Statement and Outside Front
     Cover of Prospectus           FACING PAGE; CROSS REFERENCE SHEET;
                                   OUTSIDE FRONT COVER PAGE

 2   Inside Front and
     Outside Back Cover of
     Pages of Prospectus           INSIDE FRONT COVER PAGE; OUTSIDE
                                   BACK COVER PAGE
 3   Summary Information and
     Risk Factors                  PROSPECTUS SUMMARY; RISK FACTORS;
                                   THE COMPANY

 4   Use of Proceeds               PROSPECTUS SUMMARY; USE OF PROCEEDS

 5   Determination of
     Offering Price                OUTSIDE FRONT COVER PAGE; PLAN OF
                                   DISTRIBUTION

 6   Dilution                      DILUTION

 7   Selling Securityholders       NOT APPLICABLE

 8   Plan of Distribution          INSIDE FRONT COVER PAGE; PLAN OF
                                   DISTRIBUTION

 9   Legal Proceedings             BUSINESS

10   Directors, Executive
     Officers, Promoters
     and Control Persons           MANAGEMENT

11   Security Ownership of
     Certain Beneficial
     Owners and Management         MANAGEMENT

12   Description of
     Securities                    OUTSIDE FRONT COVER PAGE;
                                   DESCRIPTION OF SECURITIES; PLAN OF
                                   DISTRIBUTION

13   Interest of Named Experts
     and Counsel                   LEGAL MATTERS; EXPERTS

Form S-B Item #
and Caption                        Caption in Prospectus
-----------------------------------------------------------------

14   Disclosure of Commission
     Position on Indemnification
     for Securities Act
     Liabilities                   BUSINESS

15   Organization Within
     Last 5 Years                  THE COMPANY; BUSINESS

16   Description of Business       PROSPECTUS SUMMARY; BUSINESS

17   Management's Discussion
     and Analysis or Plan of
     Operation                     MANAGEMENT'S DISCUSSION AND
                                   ANALYSIS OF FINANCIAL CONDITION AND
                                   RESULTS OF OPERATIONS

18   Description of Property       BUSINESS

19   Certain Relationships and
     Related Transactions          MANAGEMENT

20   Market for Common Equity
     and Related Stockholder
     Matters                       DIVIDEND POLICY; PRINCIPAL
                                   SHAREHOLDERS; SHARES AVAILABLE FOR
                                   FUTURE SALES

21   Executive Compensation        MANAGEMENT

22   Financial Statements          FINANCIAL STATEMENTS

23.  Changes In and Disagreements
     with Accountants on
     Accounting and Financial
     Disclosures                   NOT APPLICABLE

               SUBJECT TO COMPLETION SEPTEMBER 11, 1997

  (Red Herring Language to be added at right is on following page.)
PROSPECTUS

                 6,000,000 UNITS - $_________ Maximum

                      ROYAL SILVER MINES, INC.

                 EACH UNIT CONSISTING OF 6,000,000
                      SHARES OF COMMON STOCK,
                        6,000,000 REDEEMABLE
                   COMMON STOCK PURCHASE WARRANTS

     Each Unit consists of six million (6,000,000) shares of Common Stock, $0.01 par value, and six million (6,000,000) Redeemable Common Stock Purchase Warrants (the "Units"). The Common Stock, Redeemable Common Stock Purchase Warrants are being offered as a Unit. They are immediately detachable and separately tradeable. Each Redeemable Warrant ("Redeemable Warrant") entitles the holder to purchase one share of Common Stock at a price of $1.40, until September 1, 2000.
The Redeemable Warrants are callable by the Company upon thirty (30) days written notice provided that the bid price of the Company's Common Stock trades above $3.00 per share for ninety (90) consecutive trading days. The Redeemable Warrants and the terms of exercise thereof are more fully described herein. See "Description of Securities." The Units are being offered on a best efforts no minimum, 6,000,000 Units maximum basis. The offering period is ninety (90) days from the effective date. The offering period can be extended by the Company up to one hundred eighty (180) days from the effective date.

     Shares of the Company's Common Stock are quoted on the OTC Bulletin Board (the "Bulletin Board"), operated by the National Association of Securities Dealers, Inc., under the symbol "RSMI." On August 27, 1997 the last sale price of the Common as reported on the Bulletin Board was $0.75.

     THIS SECURITIES ARE HIGHLY SPECULATIVE.  THEY INVOLVE A HIGH
DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A TOTAL LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" (at page 9) AND
"DILUTION."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
---------------------------------------------------------------------
                    Price to                      Proceeds to
                    Public[1]      Commission [2] Company [2]
---------------------------------------------------------------------
Per Unit
Maximum Offering
---------------------------------------------------------------------

Red Herring Language to be added to right front cover is as follows:

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

[1] The Company intends to offer the Units directly to the public through its officers and directors on a "best efforts-non minimum basis - 6,000,000 Units maximum." The Company may also offer the Units through brokers and dealers who are members of or registered with the National Association of Securities Dealers, Inc ("NASD"), who will receive a commission of up to $____ per Unit sold. Payment for the Units shall be made by check or money order payable to the Company and must be delivered to the Company along with a duly executed subscription agreement in the form attached hereto to 10220 N. Nevada, Suite 270, Spokane, Washington 99218.

[2] The figures for commission to be paid and proceeds assumes a 10% commission will be paid on all Units sold in this Offering and does not reflect the payment of expenses in connection with this Offering estimated at $________.

     The Company currently plans to offer the Units for sale in the states of ____________________ and possibly in the United Kingdom, Switzerland, France, Netherlands and Canada. No assurances can be given that the Units will in fact be available for offer and sale in any such jurisdictions. The Company may also seek to offer and sell the Units in other jurisdictions.

                       ROYAL SILVER MINES, INC.
                          10220 North Nevada
                              Suite 270
                     Spokane, Washington   99218
                            (509) 466-3144

  The date of this Prospectus is ___________________________, 1997.

     THE OFFERING IS MADE SUBJECT TO WITHDRAWAL, CANCELLATION, OR
MODIFICIATION BY THE COMPANY WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT, IN ITS SOLD DISCRETION, TO REJECT ANY AND ALL SUBSCRIPTIONS, AND NO SUBSCRIPTION WILL BE EFFECTIVE UNTIL ACCEPTED BY THE COMPANY.

     FEDERAL LAW REQUIRES THAT ANY BROKER OR DEALER PARTICIPATING IN THE ISSUANCE OF CERTAIN SECURITIES, INCLUDING THOSE OFFERED HEREBY, DELIVER A COPY OF THE PRELIMINARY PROSPECTUS TO ANY PERSON WHO IS EXPECTED TO RECEIVE A CONFIRMATION OF SALE AT LEAST 48 HOURS PRIOR TO THE MAILING OF SUCH CONFIRMATION.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO ANY PERSON IN ANY STATE, TERRITORY, OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     AS HERETOFORE INDICATED, THE UNITS OFFERED BY THIS PROSPECTUS ARE PURELY SPECULATIVE IN NATURE, THE COMPANY MAKES NO GUARANTEES,
WARRANTIES OR OTHER REPRESENTATIONS TO THE CONTRARY.

---------------------------------------------------------------------
                         PROSPECTUS SUMMARY
---------------------------------------------------------------------

     THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

The Company         ROYAL SILVER MINES, INC. (the "Company") formerly
                    known as Consolidated Royal Mines, Inc., and also, Royal Minerals, Inc., is a U.S. mineral resource company incorporated under the laws of the State of Utah. The Company is engaged in the business of acquiring and exploring mineral properties containing silver, lead, copper, zinc and other mineralization, with a primary emphasis on base metals. See "Business."

                    The Company's offices are located at 10220 N.
                    Nevada, Suite 270, Spokane, Washington 99218. The Company's telephone number is (509) 466-3144.

The Offering        The Company is selling 6,000,000 Units consisting
                    of six million (6,000,000) shares of Common Stock,
                    $0.01 par value, and six million (6,000,000)
                    Redeemable Common Stock Purchase Warrants (the
                    "Redeemable Warrants").  Each Redeemable Warrant
                    entitles the holder to purchase one share of
                    Common Stock at a price of $1.40, until September
                    1, 2000.  The Redeemable Warrants are callable by
                    the Company upon thirty (30) days written notice
                    provided that the bid price of the Company's
                    Common Stock trades above $3.00 per share for
                    ninety (90) consecutive trading days.   The Units
                    are being offered on a "best efforts, no minimum -
                    6,000,000 Units maximum" basis. See "Description of Securities."

                                        50% of the     100% of the
                                        Offering sold  Offering sold
Units being Offered.     .         .     3,000,000      6,000,000
Shares Outstanding .     .    .    .    13,406,732     13,406,732
Shares to be Outstanding[1]   .    .    16,406,732     19,406,732
Gross Proceeds from the
  Offering     .    .    .    .    .

Estimated Expenses of the Offering
  including Selling Commissions    .
Net Proceeds to the Company After
  Deducting Estimated Expenses .   .

[1] Does not include 6,000,000 shares reserved for issuance upon the exercise of the Redeemable Warrants. In the event that some or all of the 6,000,000 additional shares are issued through exercise of the Redeemable Warrants, of which there can be no assurance, the public investors' percent of ownership would increase while the private investors percent of ownership would decrease.


Use of Proceeds     The net proceeds available to the Company upon
                    completion of this offering and after deducting the commissions and estimated offering expenses will be approximately $______________ if 50% of the Units are sold and $__________ if 100% of the Units are sold. The Company intends to use the proceeds to finance its work programs in Chile, Argentina and Mexico; for administrative expenses;
                    and, for working capital. See "Use of Proceeds" and "Proposed Business."


Risk Factors        Investment in the Units should be considered
                    highly speculative. The Company has no current operating history and is subject to all of the inherent risks of a developing business enterprise. The Company is in need of additional capital and has no revenues. There are non-arms length transactions with affiliates involving conflicts of interest. The Company does not anticipate paying any dividends on its Common
                    Stock.

Price Per Unit      $

Selected Financial
    Information     The Company has no operating history and maybe
                    considered a developmental enterprise.  The
                    Company has no revenues and there is no assurance that the Company will ever have material revenues or that its operations will be profitable. The following financial data summarizes certain information concerning the Company is based upon the financial statements and notes, thereto, contained in this Prospectus. See "Financial
                    Statements."

Balance Sheet at September 30, 1996 (Audited) and June 30, 1997
(Unaudited):

                                        09/30/1997     06/30/1997
                                        (Audited)      (Unaudited)
Assets
 Current Assets     .    .    .    .    $   806,440    $ 1,234,713
 Total Assets  .    .    .    .    .      5,605,357      6,174,102
 Current Liabilities     .    .    .        119,867         33,342
 Stockholders' Equity    .    .    .      5,485,490      6,140,760
Total Liabilities
 & Stockholders' Equity. .    .    .      5,605,357      6,174,102
Net Tangible Book Value Per Share  .    $      0.52    $      0.46

Transfer Agent      OTC Stock Transfer
                    2310 East 2100 South
                    Salt Lake City, Utah   84115
                    (801) 485-5555


---------------------------------------------------------------------
                            RISK FACTORS
---------------------------------------------------------------------

     THE UNITS BEING OFFERED INVOLVE A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. THEY SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE POSSIBILITY OF THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS AND CAREFULLY CONSIDER AMONG THE OTHER FACTORS AND FINANCIAL DATA DESCRIBED HEREIN, THE FOLLOWING RISK FACTORS DESCRIBED
HEREIN:

     1. Recent Status as a Public Reporting Company. The Company became a fully reporting public company on January 23, 1995. The Company has no current operating history and is subject to all risks inherent in a developing business enterprise. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with a new business in general and those specific to the natural resource industry and the competitive and regulatory environment in which the Company will operate.

     2.   Exploration Stage Company.   Mineral exploration,
particularly for gold and silver, is highly speculative in nature, frequently is nonproductive, and involves many risks, often greater than those involved in the actual mining of mineralization. Such risks can be considerable and may add unexpected expenditures or delays to the Company's plans. There can be no assurance that the Company's mineral exploration activities will be successful or profitable. Once mineralization is discovered, it may take a number of years from the initial phase of drilling until production is possible, during which time the economic feasibility of production may change. A related factor is that exploration stage companies use the evaluation work of professional geologists, geophysicists, and engineers for estimates in determining whether to acquire an interest in property or to commence exploration or development work. These estimates generally rely on scientific estimates and economic assumptions, and in some instances may not be correct, and could result in the expenditure of substantial amounts of money on a property before it can be determined whether or not the property contains economically recoverable mineralization. The economic viability of a property cannot be determined until extensive exploration and development has been conducted and a comprehensive feasibility study performed. The Company currently does not have any such feasibility studies, and has not yet prepared feasibility studies on any of its properties. Moreover, the market prices of any minerals produced are subject to fluctuation, which may negatively affect the economic viability of properties on which expenditures have been made. The Company is not able to determine at present whether or not, or the extent to which, such risks may adversely affect the Company's strategy and business plans.

     3. Lack of Revenue. The Company needs additional capital but currently has no revenues. Substantial expenditures are required to establish ore reserves through drilling, to determine metallurgical processes to extract the mineralization from the ore and, in the case of new properties, to construct mining and processing facilities. The Company lacks a constant and continual flow of revenue. The Company currently holds certain royalty interests in several mining properties previously sold, but there is no assurance that the Company will receive royalty payments, or that the Company will otherwise receive adequate funding to be able to finance its exploration activities. The Company is looking for revenue sources on an on-going basis, but there can be no assurance that such sources can be found or that, if available, the terms of such financing will be commercially acceptable to the Company. Because of the Company's need for additional capital to fund its present operations, to complete the acquisition of certain mineral rights, and to provide for further exploration and development, the lack of consistent revenue could be a detrimental factor in the progress of the Company.

     4. Realization of Investments in Mineral Properties and Additional Capital Needs. The ultimate realization of the Company's investments in mineral properties is dependent upon the success of future property sales, the existence of economically recoverable reserves, the ability of the Company to obtain financing or make other arrangements for development and upon future profitable production. The Company expects to finance its operations for Fiscal 1997 through the sale of equity securities, joint venture arrangements (including project financing), and the sale of interests in mineral properties. The Company does not have sufficient capital of its own to explore and develop its mineral properties and there can be no assurance that the Company will be successful in obtaining the required funds to finance its long-term capital needs.

     5. Retention and Attraction of Key Personnel. The Company's success will depend, in large part, on its ability to retain and attract highly qualified personnel. The Company's success in retaining its present staff and in attracting additional qualified personnel will depend on many factors, including its ability to provide them with competitive compensation arrangements, equity participation and other benefits. There is no assurance that the Company will be successful in retaining or attracting highly qualified individuals in key management positions.

     6. Regulatory Concerns. Environmental and other government regulations at the federal, state and local level pertaining to the Company's business and properties may include: (a) surface impact; (b) water acquisition; (c) site access; (d) reclamation; (e) wildlife preservation; (f) licenses and permits; and, (e) maintaining the fees for unpatented mining claims. See "Business - Government Regulation and Environmental Concerns."

     7. Working Capital Deficits; Accumulated Deficit; Working Capital Deficit; Auditor's Report. Although it commenced operations more than two years ago, the Company remains in the development stage. At June 30, 1997, the Company had a working capital of $1,201,371 and an accumulated deficit of $4,505,108, which deficits and losses are expected to continue for the foreseeable future. The Company's operations are subject to numerous risks associated with the mining industry.

     8. Reliance Upon Directors and Officers. The Company is wholly dependent, at the present, upon the personal efforts and abilities of its Officers and Directors who exercise control over the day to day affairs of the Company. There can be no assurance as to the volume of business, if any, which the Company may succeed in obtaining, nor that its proposed operations will prove to be profitable. See "Proposed Business" and "Management."

     9. Indemnification of Officers and Directors for Securities Liabilities. The Bylaws of the Company provide that the Company may indemnify any Director, Officer, agent and/or employee as to those liabilities and on those terms and conditions as are specified in the Utah Business Corporation Act. Further, the Company may purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against. The foregoing could result in substantial expenditures by the Company and prevent any recovery from such Officers, Directors, agents and employees for losses incurred by the Company as a result of their actions. Further, the Company has been advised that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

     10. Cumulative Voting, Preemptive Rights and Control. There are no preemptive rights in connection with the Company's Common Stock. The shareholders purchasing in this offering may be further diluted in their percentage ownership of the Company in the event additional shares are issued by the Company in the future. Cumulative voting in the election of Directors is not provided for. Accordingly, the holders of a majority of the shares of Common Stock, present in person or by proxy, will be able to elect all of the Company's Board of Directors. See "Description of the Securities."

     11. Public Shareholders will Suffer the Greatest Losses if the Company is Unsuccessful. If the Company's future operations are successful, the present shareholders will realize substantial benefits from the Company's growth. If the Company's future operations are unsuccessful, the persons who purchase the Warrants and Shares offered hereby will sustain the principal losses of such cash investment. See "Dilution."

     12. Potential Future Sales Pursuant to Rule 144. Approximately 13,406,732 shares of Common Stock. At June 30, 1997, there are issued and outstanding of which 6,339,594 shares are "Restricted Securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one (1) year holding period, may sell within any three month period, an amount which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, under certain circumstances, without any quantity limitation, by persons who are not affiliates of the Company and who have beneficially owned the shares for a minimum period of two (2) years. Hence, the possible sale of these restricted shares may, in the future dilute an investors percentage of free-trading shares and may have a depressive effect on the price of the Company's securities and such sales, if substantial, might also adversely effect the Company's ability to raise additional equity capital. See "Description of Securities - Shares Eligible for Future Sale."

     13. No Escrow - No Minimum Offering - Funds Immediately Available for Use by the Company. There is no minimum number of shares that must be sold in this Offering and there is no escrow of funds, accordingly, the proceeds from this Offering will be immediately available to the Company and there will be no refunds.

     14. No Dividends. The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. To date, the Company has not paid any cash dividends. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations. As the Company will be required to obtain additional financing, it is likely that there will be restrictions on the Company's ability to declare any dividends. See "Dividend Policy" and "Description of Securities."

     15. Substantial and Immediate Dilution. Purchasers of Units will incur immediate and substantial dilution in the net tangible book value of the shares. The shares purchased in this offering will be diluted by $____ from the offering price of $____, if the minimum offering is sold and $____ if the maximum offering is sold. See "Dilution."

     16. No Firm Commitment to Purchase Units. The Units offered herein are offered on a best efforts basis by the Company and no commitment exists by anyone to purchase all or any portion of the Units being offered, and the Company can give no assurance that any Units will be sold. See "Plan of Offering."

     17. Warrants. The exercise by the holders of the Warrants to be sold pursuant to this offering is subject to the Company either maintaining the effectiveness of the registration statement, of which this Prospectus forms a part, on a current basis or filing an effective registration statement with the Securities and Exchange Commission and complying with the appropriate state securities laws. While the Company has agreed to use its best efforts to so make the underlying stock available for the Warrantholders, no assurance can be given that at the time that a Warrantholder seeks to exercise the right to purchase the Company's stock that an effective registration statement will in fact be in, effect. The Company is obligated under the Warrant Agreements to maintain this Prospectus current by making such post-effective amendments as may be necessary from time to time. See "Description of Securities - Redeemable Warrants."

     18. Redeemable Warrants. The Warrants are by the Company. Each Redeemable Warrant entitles the holder to purchase one share of Common Stock at a price of $1.40, until September 1, 2000. The Warrants are callable by the Company upon thirty (30) days written notice provided that the bid price of the Company's Common Stock trades above $3.00 for ninety (90) consecutive trading days, if the holder does not exercise the Redeemable Warrants, the Redeemable Warrants will loose all value. See "Description of Securities - Redeemable Warrants."

     19. No Underwriter. The Company has not retained an underwriter to assist in offering the Units. The Units are being offered by the Company and selected dealers and there is no assurance the Company and selected broker/dealers are capable of selling all, or any, of the Units offered. The Company's Officers have experience in the securities industry, and some of the Officers were employed as representatives in the securities industries, however, the Officers and Directors of the Company have no experience in the offer and sale of securities on behalf of an issuer and, consequently, may be unable to complete the sale of the Units even with the assistance of selected dealers. In the event an underwriter is retained by the Company, this Offering would be suspended until the Company's registration statement, including this Prospectus, was amended to reflect such retention. The registration statement would then require additional review and clearances by regulatory authorities, and the Company could be expected to incur significant additional legal and accounting cost. See "Plan of Offering."

     FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH HEREIN, THE PURCHASE OF THE UNITS OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE UNITS OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SHARES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO ABSORB A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO NEED FOR A RETURN ON THEIR INVESTMENT.

---------------------------------------------------------------------
                               DILUTION
---------------------------------------------------------------------

     As of June 30, 1997, the Company had 13,406,732 shares of Common Stock outstanding with a net tangible book value of approximately $0.46 per share.

     The discussion and computations which follow do not give effect to the exercise of Common Stock Redeemable Warrants to be issued to investors in this offering. There may be additional dilution with the exercise of the Common Stock Redeemable Warrants. See "Financial
Statements."

     As of June 30, 1997, the net tangible book value of the Company was $___________ or approximately $_____ per share. Assuming the sale by the Company of all offered Units (6,000,000) at the public offering price of $____ per Unit, and assuming no other changes to the Company's financial position, the net tangible book value of the Company would be $_________ or approximately $_____ per share. This represents an immediate dilution of $_____ per share to new investors; and an immediate increase in the net tangible book value of shares held by present shareholders of $_____ per share.

     Assuming the sale by the Company of fifty percent of the offering three million (3,000,000) Units and assuming no other changes to the Company's financial position, the net tangible book value of the Company would be $__________ or approximately $_____ per share. This represents an immediate dilution of $_____ per share to new investors; and an immediate increase in the net tangible book value of Units held by present shareholders of $_____ per share.

     "Net tangible book value" is the amount that results from subtracting the total liabilities, deferred costs, and intangible assets of the Company from its total assets. "Dilution" is the difference between the public offering price and the net tangible book value of the shares immediately after the offering. Additionally, dilution is calculated based on book value of the Company's assets, which may not necessarily reflect the actual market value of such assets.

     The following table illustrates the per share dilution:

                                        Assuming 50%   Assuming 100%
                                        of the Units   of the Units
                                        Sold                Sold
Public offering price per
  share [1]
Net tangible book value per
  share before offering [2]
Increase per share attri-
  attributable to
  existing investors
Net tangible book value per
  share after offering
Dilution of net tangible
  book value per share to
  new investors

[1]  Offering price before deduction of offering expenses.

[2] Determined by dividing the number of shares of Common Stock outstanding into the net tangible book value of the Company.

[3] Does not give effect to the issuance of up to 6,000,000 shares of Common Stock reserved for issuance upon exercise of the Redeemable Warrants held by investors in this offering.

[4]  All computations are on a per share basis.

---------------------------------------------------------------------
                       SELECTED FINANCIAL DATA
---------------------------------------------------------------------

     The selected financial data presented below has been derived from the financial statements of the Company, which financial statements have been examined by Williams & Webster, P. S., independent public accountants, as indicated in their report included elsewhere herein. The information below should be read in conjunction with the Company's Financial Statements and the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations." For the reasons set forth in the "Prospectus Summary - Risk Factors" the information shown below may not be indicative of the Company's future results of operations.

                    June 30     June 30     September    September    November
                    1997        1996        30, 1996     30, 1995     30, 1994
                    (Unaudited) (Unaudited) (Audited)    (Audited)    (Audited)
Statement of Operations and
Accumulated Deficit Data:

 Revenues           $         0 $         0 $        0   $         0  $       0
 Operating Expenses $   391,713 $   278,055 $ 2,045,082  $   962,735  $ 211,796
 Net loss           $   375,523 $   280,214 $(2,045,082) $  (962,735) $(211,796)
 Net Loss per share $      0.03 $      0.03 $     (0.22) $     (0.15) $   (0.03)

Balance Sheet Data:
 Work Captial
  (Deficit)         $ 1,201,371 $   261,027 $   686,573  $  (665,274) $  25,754
 Total Assets       $ 6,174,102 $ 5,243,891 $ 5,605,357  $ 4,056,698  $ 366,620
 Long-term Debt     $         0 $         0 $         0  $         0  $       0
 Stockholders'
   Equity           $ 6,140,760 $ 5,188,755 $ 5,485,490  $ 3,235,376  $ 276,321


---------------------------------------------------------------------
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS
---------------------------------------------------------------------

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto.

Financial Condition, Liquidity and Capital Resources.

     There is considerable risk in any mining venture, and there can be no assurance that the Company's operations will be successful or profitable. Exploration for commercially minable ore deposits is highly speculative and involves risks greater than those involved in the discovery of mineralization. Mining companies use the evaluation work of professional geologists, geophysicists, and engineers in determining whether to acquire an interest in a specific property, or whether or not to commence exploration or development work. These estimates are not always scientifically exact, and in some instances result in the expenditure of substantial amount of money on a property before it is possible to make a final determination as to whether or not the property contains economically minable ore bodies. The economic viability of a property cannot be finally determined until extensive exploration and development work, plus a detailed economic feasibility study, has been performed. Also, the market prices for mineralization produced are subject to fluctuation and uncertainty, which may negatively affect the economic viability of properties on which expenditures have been made. During the development stage of the Company, from inception to June 30, 1997, the Company accumulated a deficit of $4,455,108.

     At June 30, 1997, $4,472,096 of the Company's total assets of $6,174,102 were investments in mineral properties. Additional exploration is required to substantiate or determine whether these mineral properties contain ore reserves that are economically recoverable. The realization of these investments is dependent upon the success of future property sales, the existence of economically recoverable reserves, the ability of the Company to obtain financing, the Company's success in carrying out its present plans or making other arrangements for development, and upon future profitable production. The ultimate outcome of these investments cannot be determined at this time; accordingly, no provision for any asset impairment that may result, in the event the Company is not successful in developing or selling these properties, has been made in the Company's financial statements.

Liquidity and Capital Resources.

     The Company currently has no revenues but, as explained above, has an accumulated deficit. Although it has recurring losses from operations, the Company has increased its operating capital and improved its financial condition and ability. Regarding its losses from operations, the Company cannot assure that it will be able to fully carry out its plans as budgeted without additional operating capital. At June 30, 1997, the Company had working capital of $1,201,371. This amount is a significant improvement in liquidity and capital resources from its working capital position of $390,852 at December 31, 1996 and of $686,573 at September 30, 1996. In the nine months ending June 30, 1997, the Company's working capital has increased by $514,798 primarily because of the cash stock sales of $1,868,250 in the second quarter and the reduction of all remaining short-term debt, which are partially offset by funding of the Company's general and administrative expenses. During the same nine month period, the Company's cash increased from $688,716 to $1,123,602.

     In the second quarter of fiscal 1997, the Company reduced its short-term debt position to $0 by paying off a $35,000 promissory note. The Company has continued to reduce its accrued expenses and accounts payable. Accordingly, the Company's current liabilities shrank from $119,867 at September 30, 1996 to $33,342 at June 30, 1997. The
Company has no long-term debt.

     The Company has estimated that it will need minimal capital resources of approximately $40,000-50,000 per month to meet its estimated expenditures for fiscal 1997. In 1996, acting on instructions from the Board, several key members of management, in particular the CEO of the Company, met with experienced financial and investment firms through out Europe and North America and negotiated preliminary terms and arrangements for such capital fund raising. During the second fiscal quarter of 1997, the Company raised $1,871,250 in funds, primarily through the private placement of shares and warrants. The Company is continuing with the previously described negotiations and various alternatives to raise capital.

     The Board of Directors reasonably believes that the Company is able to engage in nearly any size operation or scope of mining activity depending on the circumstances and merits of each proposed operation or mining activity. Accordingly, the Board has not limited the size of operation or scope of project which it believes is reasonable for management to consider in achieving the Company's business plan. Therefore, management has been authorized to consider and review numerous proposals and, upon satisfactory assessment, to then make a specific determination as to an estimated range of funding amounts that each such proposal reasonably might require.

     Inasmuch as the Company has not yet determined in detail the specifications of the project, operation or mining activity that it intends to undertake, management is not able at this time to provide a detailed listing or exact range of operation costs, including increases in general and administrative expense, if any. However, the Company plans to fund any substantial increases in general and administrative expense principally from joint venture revenues or funds it may receive or savings it may realize through corporate restructuring or business combination arrangements. Funds required to finance the Company's exploration and development of mineral properties are expected to come primarily from the contributions of its joint venture participants, and from the funds generated from such joint ventures and other lease or royalty arrangements.

     As a result of negotiations in July and August 1997, the Company reached an amended agreement with Oregon LTDA on one of the mining properties in Chile. As part of this agreement, the Company can obtain the mineral rights to this portion of the Mocha concession for payments of $500,000 by July 31, 2002, $1,000,000 by July 31, 2003,
$1,000,000 by July 31, 2004, $1,500,000 by July 31, 2005, with Oregon
LTDA retaining no residual rights.

     The Company consistently has made full and timely payment of its expenses, in particular to the various governmental payees it interacts with, and has met its obligations to the entities which provide its personnel, office space, and equipment needs. The Company currently is seeking alternate sources of working capital sufficient to increase the funding of additional general and administrative expenses that may become necessary as the Company's business plan develops, and to continue meeting its ongoing payment obligations for its leases to governmental entities.

RESULTS OF OPERATIONS

Comparison of the Nine Months Ended June 30, 1996 and June 30, 1997,
Respectively.

     General and administrative expenses increased from $929,984 during the first three quarters of fiscal 1996 to $1,463,455 during the first three quarters of fiscal 1997. This increase is principally due to an increased level of expenditures in acquiring and exploring the

Company's recent acquisitions in Argentina and Chile. Also, during the second quarter of fiscal 1997 the Company wrote off $238,887 of mineral properties associated with its investment in the Bunker Hill Mine. As a result, during the nine months of fiscal 1996 compared to the first nine months of fiscal 1997, the Company's net loss increased from $937,393 to $1,447,291, while the net loss per share increased from $0.11 to $0.12 per share.

     The Company is unable to fully determine the impact of future transactions on its operating capital. Hence, the Company has determined not to incur and does not have any commitments or plans for material capital expenditures during the remainder of its current fiscal year for which it does not have a reasonably available source of payment. It is uncertain what effect this decision may have with respect to restricting capital expenditures.

     On the one hand, if the Company were to continue such restriction, the likely effect might be adverse to the preservation of its assets and capital base, thereby narrowing the scope of plans for future operations and constricting liquidity. On the other hand, if the Company were to discontinue such restriction without an increase in sustained cash flow, the likely effect of that might be an increase in accumulated deficits which could be adverse to the Company's financial condition with respect to liabilities and stockholders' equity.

     Therefore, while the Company continues to seek a joint venture participant and additional sources of capital for financing operations during the remainder of its current fiscal year, the Company will continue to carefully monitor its capital expenditures.

---------------------------------------------------------------------
                           USE OF PROCEEDS
---------------------------------------------------------------------

     The proceeds from the sale of the Units offered hereby will be approximately $1,075,000 if 25% of the Units are sold, approximately $2,200,000 if 50% of the Units are sold, approximately $3,325,000 if 75% of the Units are sold and $4,450,000 if 100% of Units are sold. The Company intends to utilize the proceeds from the sale of the Units to finance its work programs in Chile, Argentina and Mexico; for administrative expenses; and, for working capital as follows:

                             Assuming     Assuming     Assuming     Assuming
                             Sale of      Sale of      Sale of      Sale of
                             100% of      75% of       50% of       25% of
                             Shares       Shares       Shares       Shares
Exploration - Mocha Project  $   300,000  $   300,000  $   200,000  $        0
Exploration/Development
  Mexico                     $ 1,200,000  $   750,000  $   300,000  $  100,000
Property Payments            $   350,000  $   350,000  $   350,000  $  350,000
General and Administrative   $   400,000  $   400,000  $   400,000  $  400,000
Working Capital
 and General Corporate       $ 2,050,000  $ 1,375,000  $   450,000  $  175,000
Equipment Purchases          $   150,000  $   150,000  $   100,000  $   50,000

               Total         $ 4,450,000  $ 3,325,000  $ 2,200,000  $1,075,000

     The figures set forth above are estimated and cannot be calculated precisely at the present time. Until required for working capital, the net proceeds may be invested temporarily in short-term obligations such as certificates of deposit issued by banks and short term government obligations. The Company reserves the right to amend the use of proceeds, by vote of a majority of the Board of Directors.

     It is anticipated that the maximum estimated proceeds from the Offering will be sufficient to fund operations for a period of approximately twenty-four (24) months. It is, however, impossible to predict what additional expenses may be since the costs of operations associated with development stage companies frequently involve unanticipated expenditures. Management currently believes that the Company will require additional capital. If the Company should be unable to meet currently unanticipated expenses, the Company expects that it will have cash requirements for working capital which will have to be met through bank indebtedness or through the private or public sale of the Company's debt or equity securities. There can be no assurance that the Company would be able to obtain such financing or that such financing, if available, would be on terms and conditions acceptable to the Company. If the Company were unable to obtain needed funds, it could be forced to curtail or cease its activities. See "Risk Factors - Need for Additional Financing."

---------------------------------------------------------------------
                          DIVIDEND POLICY
---------------------------------------------------------------------

     The Company has never paid a cash dividend on its Common Stock and does not expect to pay a cash dividend in the foreseeable future, but intends to devote all funds to the operations of its business. See "Risk Factors - No Dividends Anticipated."

---------------------------------------------------------------------
                              GLOSSARY
---------------------------------------------------------------------

Acid Mine Drainage       Acidic run-off water from mine waste dumps
                         and mill tailings ponds containing sulfide minerals. Also refers to ground water pumped to surface from mines.

Adit An opening driven horizontally into the side of a mountain or hill for providing access to a mineral deposit.

Alteration               Any physical or chemical change in a rock or
                         mineral subsequent to its formation. Milder and more localized than metamorphism.

Anticline                An arch or fold in layers of rock shaped like
                         the crest of a wave.

Assay A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

Backfill Waste material used to fill the void created by mining an orebody.

Ball Mill                A steel cylinder filled with steel balls into
                         which crushed ore is fed. The ball mill is rotated, causing the balls to cascade and grind the ore.

Basement Rocks           The underlying or older rock mass.  Often
                         refers to rocks of Precambrian age which may be covered by younger rocks.

Base Metal               Any non-precious metal (e.g. copper, lead,
                         zinc, nickel, etc.).

Bedding                  The arrangement of sedimentary rocks in
                         layers.

Block Caving             An inexpensive method of mining in which
                         large blocks of ore are undercut, causing the ore to break or cave under its own weight.

Breccia                  A rock in which angular fragments are
                         surrounded by a mass of fine-grained
                         minerals.

Bulk Mining              Any large-scale, mechanized method of mining
                         involving many thousands of tons of ore being brought to surface per day.

Cathode A rectangular plate of metal, produced by electrolytic refining, which is melted into commercial shapes such as wirebars, billets, ingots, etc.

Chalcocite               A sulfide mineral of copper common in the
                         zone of secondary enrichment.

Channel Sample           A sample composed of pieces of vein or
                         mineral deposit that have been cut out a small trench or channel, usually about ten cm wide and two cm deep.

Chute An opening, usually constructed of timber and equipped with a gate, through which ore is drawn from a stope into mine cars.

Complex Ore              An ore containing a number of minerals of
                         economic value. The term often implies that there are metallurgical difficulties in liberating and separating the valuable metals.

Cone Crusher             A machine which crushes ore between a
                         gyrating cone or crushing head and an
                         inverted, truncated cone known as a bowl.

Concentrate              A fine, powdery product of the milling
                         process containing a high percentage of
                         valuable metal.

Conglomerate             A sedimentary rock consisting of rounded,
                         water-worn pebble or boulders cemented into a solid mass.

Contact A geological term used to describe the line or plane along which two different rock formations meet.

Core The long cylindrical piece of rock, about an inch in diameter, brought to surface by diamond drilling.

Crosscut A horizontal opening driven from a shaft and (or near) right angles to the strike of a vein or other orebody.

Cut-and-fill             A method of stopping in which ore is removed
                         in slices, or lifts, and then the excavation is filled with rock or other waste material
                         (backfill), before the subsequent slice is extracted.

Cyanidation              A method of extracting exposed gold or silver
                         grains from crushed or ground ore by
                         dissolving it in a weak cyanide solution.
                         May be carried out in tanks inside a mill or in heaps of ore out of doors.

Decline An underground passageway connecting one or more levels in a mine, providing adequate traction for heavy, self-propelled equipment. Such underground openings are often driven in an upward or downward spiral, much the same as a spiral staircase.

Development              Work carried out for the purpose of opening
                         up a mineral deposit and making the actual ore extraction possible.

Development Drilling     Drilling to establish accurate estimates of
                         mineral reserves.

Diamond Drill            A rotary type of rock drill that cuts a core
                         of rock that is recovered in long cylindrical sections, two centimeters or more in diameter.

Dilution (mining)        Rock that is, by necessity, removed along
                         with the ore in the mining process,
                         subsequently lowering the grade of the ore.

Dip The angle at which a vein, structure or rock bed is inclined from the horizontal as measured at right angles to the strike.

Disseminated Ore         Ore carrying small particles of valuable
                         minerals spread more or less uniformly
                         through the hose rock.

Dore Unparted gold and silver poured into molds when molten to form buttons or bars. Further refining is necessary to separate the gold and silver.

Drift A horizontal underground opening that follows along the length of a vein or rock formation as opposed to a cross-cut which crosses the rock formation.

Drill-Indicated Reserves The size and quality of a potential orebody as suggested by widely spaced drill holes;
                         more work is required before reserves can be classified as probable or proven.

Due Diligence            The degree of care and caution required
                         before making a decision; loosely, a
                         financial and technical investigation to determine whether an investment is sound.

Electrolytic Refining    The process of purifying metal ingots that
                         are suspended as anodes in an electrolytic bath, alternated with refined sheets of the same metal which act as starters or cathodes.

Environmental Impact
     Study               A written report, compiled prior to a
                         production decision, that examines the
                         effects proposed mining activities will have on the natural surroundings.

Epithermal Deposit       A mineral deposit consisting of veins and
                         replacement bodies, usually in volcanic or sedimentary rocks, containing precious metals, or, more rarely, base metals.

Exploration              Work involved in searching for ore, usually
                         by drilling or driving a drift.

Face The end of a drift, crosscut or stope in which work is taking place.

Fissure An extensive crack, break or fracture in rocks.

Float Pieces of rock that have been broken off and moved from their original location by natural forces such as frost or glacial action.

Flotation                A milling process in which valuable mineral
                         particles are induced to become attached to bubbles and float, and others sink.

Footwall The rock on the underside of a vein or ore structure.

Fracture A break in the rock, the opening of which allows mineral bearing solutions to enter. A "cross-fracture" is a minor break extending at more-or-less right angles to the direction of the principal fractures.

Free Milling             Ores of gold or silver from which the
                         precious metals can be recovered by
                         concentrating methods without resort to
                         pressure leaching or other chemical
                         treatment.

Galena Lead sulfide, the most common ore mineral of lead.

Gossan The rust-colored capping or staining of a mineral deposit, generally formed by the oxidation or alteration of iron sulfides.

Grab Sample              A sample from a rock outcrop that is assayed
                         to determine if valuable elements are
                         contained in the rock. A grab sample is not intended to be representative of the deposit, and usually the best-looking material is selected.

Grade The average assay of a ton of ore, reflecting metal content.

Hangingwall              The rock on the upper side of a vein or ore
                         deposit.

Head Grade               The average grade of ore fed into a mill.

Heap Leaching            A process involving the percolation of a
                         cyanide solution through crushed ore heaped on an impervious pad or base to dissolve minerals or metals out of the ore.

High Grade               Rich ore.  As a verb, it refers to selective
                         mining of the best ore in a deposit.

Host Rock                The rock surrounding an ore deposit.

Hydrometallurgy          The treatment of ore by wet processes (e.g.,
                         leaching) resulting in the solution of a metal and its subsequent recovery.

Intrusive                A body of igneous rock formed by the
                         consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

Lagging Planks or small timbers placed between steel ribs along the roof of a stope or drift to prevent rocks from falling, rather than to support the main weight of the overlying rocks.

Lens Generally used to describe a body of ore that is thick in the middle and tapers towards the ends.

Level The horizontal openings on a working horizon in a mine; it is customary to work mines from a shaft, establishing levels at regular intervals, generally about 50 meters or more apart.

Limestone                A bedded, sedimentary deposit consisting
                         chiefly of calcium carbonate.

Lode                     A mineral deposit in solid rock.

Metamorphic Rocks        Rocks which have undergone a change in
                         texture or composition as the result of heat and/or pressure.

Mill A processing plant that produces a concentrate of the valuable minerals or metals contained in an ore. The concentrate must then be treated in some other type of plant, such as a smelter, to affect recovery of the pure metal.

Milling Ore              Ore that contains sufficient valuable mineral
                         to be treated by the milling process.

Mineable Reserves        Ore reserves that are known to be extractable
                         using a given mining plan.

Mineral                  A naturally occurring homogeneous substance
                         having definite physical properties and
                         chemical composition and, if formed under
                         favorable conditions, a definite crystal
                         form.
Mineralized Material
     or Deposit          A mineralized body which has been delineated
                         by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s). Under SEC standards, such a deposit does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, grade, recoveries, and other factors, conclude economic feasibility.

Muck                     Ore or rock that has been broken by blasting.

Native Metal             A metal occurring in nature in pure form,
                         uncombined with other elements.

Net Profit Interest      A portion of the profit remaining after all
                         charges, including taxes and bookkeeping charges (such as depreciation) have been deducted.

Net Smelter Return       A share of the net revenues generated from
                         the sale of metal produced by a mine.

Open Pit A mine that is entirely on surface. Also referred to as open-cut or open-cast mine.

Ore Material that can be mined and processed at a positive cash flow.

Ore Pass Vertical or inclined passage for the downward transfer of ore connecting a level with the hoisting shaft or a lower level.

Orebody A natural concentration of valuable material that can be extracted and sold at a profit.

Ore Reserves             The calculated tonnage and grade of
                         mineralization which can be extracted
                         profitably; classified as possible, probable and proven according to the level of confidence that can be placed in the data.

Oreshott The portion, or length, of a vein or other structure, that carries sufficient valuable mineral to be extracted profitably.

Oxidation                A chemical reaction caused by exposure to
                         oxygen that results in a change in the
                         chemical composition of a mineral.

Participating Interest   A company's interest in a mine, which
                         entitles it to a certain percentage of
                         profits in return for putting up an equal percentage of the capital cost of the project.

Patent The ultimate stage of holding a mineral claim in the United States, after which no more assessment work is necessary because all mineral rights have been earned.

Patented Mining Claim    A parcel of land originally located on
                         federal lands as an unpatented mining claim under the General Mining Law, the title of which has been conveyed from the federal government to a private party pursuant to the patenting requirements of the General Mining
                         Law.

Pillar A block of solid ore or other rock left in place to structurally support the shaft, walls or roof of a mine.

Porphyry Any igneous rock in which relatively large crystals, called phenocrysts, are set in a fine-grained groundness.

Precambrian Shield       The oldest, most stable regions of the
                         Earth's crust, the largest of which is the Canadian Shield.

Prospect A mining property, the value of which has not been determined by exploration.

Proven and Probable
     Mineral Reserves    Reserves that reflect estimates of the
                         quantities and grades of mineralized material at a mine which the Company believes could be recovered and sold at prices in excess of the cash cost of production. The estimates are based largely on current costs and on projected prices and demand for such mineralized material. Mineral reserves are stated separately for each such mine, based upon factors relevant to each mine. Proven and probable mineral reserves are based on calculations of reserves provided by the operator of a property that have been reviewed but not independently confirmed by the Company. Changes in reserves represent general indicators of the results of efforts to develop additional reserves as existing reserves are depleted through production.
                         Grades of ore fed to process may be different from stated reserve grades because of variation in grades in areas mined from time to time, mining dilution and other factors.
                         Reserves should not be interpreted as
                         assurances of mine life or of the
                         profitability of current or future
                         operations.

Probable Reserves        Resources for which tonnage and grade and/or
                         quality are computed primarily from
                         information similar to that used for proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Proven Reserves          Resources for which tonnage is computed from
                         dimensions revealed in outcrops, trenches, workings or drill holes and for which the grade and/or quality is computed from the results of detailed sampling. The sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well established. The computed tonnage and grade are judged to be accurate, within limits which are stated, and no such limit is judged to be different from the computed tonnage or grade by more than 20 percent.

Raise A vertical or inclined underground working that has been excavated from the bottom upward.

Rake The trend of an orebody along the direction of its strike.

Reclamation              The restoration of a site after mining or
                         exploration activity is completed.

Recovery The percentage of valuable metal in the ore that is recovered by metallurgical treatment.

Replacement Ore          Ore formed by a process during which certain
                         minerals have passed into solution and have been carried away, while valuable minerals from the solution have been deposited in the place of those removed.

Reserves That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves are customarily stated in terms of "Ore" when dealing with metalliferous minerals.

Resources                The calculated amount of material in a
                         mineral deposit, based on limited drill
                         information.

Rib Samples              Ore taken from rib pillars in a mine to
                         determine metal content.

Rockbolting              The act of supporting openings in rock with
                         steel bolts anchored in holes drilled
                         especially for this purpose.

Rockburst                A violent release of energy resulting in the
                         sudden failure of walls or pillars in a mine, caused by the weight or pressure of the surrounding rocks.

Rock Mechanics           The study of the mechanical properties of
                         rocks, which includes stress conditions
                         around mine openings and the ability of rocks and underground structures to withstand these stresses.

Room-and-Pillar Mining   A method of mining flat-lying ore deposits in
                         which the mined-out area, or rooms, are
                         separated by pillars of approximately the same size.

Rotary Drill             A machine that drills holes by rotating a
                         rigid, tubular string of drill rods to which is attached a bit. Commonly used for drilling large-diameter blastholes in open pit mines.

Royalty An amount of money paid at regular intervals by the lessee or operator of an exploration or mining property to the owner of the ground. Generally based on a certain amount per ton or a percentage of the total production or profits. Also, the fee paid for the right to use a patented process.

Run-of-Mine              A loose term used to describe ore of average
                         grade.

Sample A small portion of rock or a mineral deposit, taken so that the metal content can be determined by assaying.

Secondary Enrichment     Enrichment of a vein or mineral deposit by
                         minerals that have been taken into solution from one part of the vein or adjacent rocks and redeposited in another.

Shaft A vertical or steeply inclined excavation for the purpose of opening and servicing a mine. It is usually equipped with a hoist at the top which lowers and raises a conveyance for handling personnel and materials.

Shear or Shearing        The deformation of rocks by lateral movement
                         along unnumberable parallel planes, generally resulting from pressure and producing such metamorphic structures as cleavage and schistosity.

Shrinkage Stopping       A stopping method which uses part of the
                         broken ore as a working platform and as
                         support for the walls of the stope.

Siderite Iron carbonate, which when pure, contains 48.2% iron; must be roasted to drive off carbon dioxide before it can be used in a blast furnace. (Roasted product is called sinter.)

Skarn Name for the metamorphic rocks surrounding an igneous intrusive where it comes in contact with a limestone or dolomite formation.

Solvent Extraction-Electrowinning
     G(SX/EW) A metallurgical technique, so far applied only to copper ores, in which metal is dissolved from the rock by organic solvents and recovered from solution by electrolysis.

Sphalerite               A zinc sulfide mineral; the most common ore
                         mineral of zinc.

Step-out Drilling        Holes drilled to intersect a mineralization
                         horizon or structure along strike or down dip.

Stockpile                Broken ore heaped on surface, pending
                         treatment or shipment.

Stope Underground excavation from which ore has been extracted either above or below mine level.

Stratigraphy             Strictly, the description of bedded rock
                         sequences; used loosely, the sequence of bedded rocks in a particular area.

Strike The direction, or bearing from true north, of a vein or rock formation measured on a horizontal surface.

Stringer A narrow vein or irregular filament of a mineral or minerals traversing a rock mass.

Stripping Ratio          The ratio of tons removed as waste relative
                         to the number of tons or ore removed from an open pit mine.

Sublevel A level or working horizon in a mine between main working levels.

Sulfide                  A compound of sulfur and some other element.

Tailings Material rejected from a mill after more of the recoverable valuable minerals have been extracted.

Tailings Pond            A low-lying depression used to confine
                         tailings, the prime function of which is to allow enough time for heavy metals to settle out or for cyanide to be destroyed before water is discharged into the local watershed.

Trend The direction, in the horizontal plane, or a linear geological feature (for example, an ore zone), measured from true north.

Troy Ounce               Unit of weight measurement used for all
                         precious metals.  The familiar 16-ounce
                         avoirdupois pound equals 14.583 Troy Ounces.

Unpatented Mining Claim  A parcel of property located on federal lands pursuant to the General Mining Law and the requirements of the state in which the unpatented claim is located, the paramount title of which remains with the federal government. The holder of a valid, unpatented lode mining claim is granted certain rights including the right to explore and mine such claim under the General Mining Law.

Vein A mineralized zone having a more or less regular development in length, width and depth which clearly separates it from neighboring rock.

Volcanogenic             A term used to describe the volcanic origin
                         of mineralization.

Vug A small cavity in a rock, frequently lined with well-formed crystals. Amethyst commonly forms in these cavities.

Wall Rocks               Rock units on either side of an orebody.  The
                         hanging-wall and footwall rocks of an
                         orebody.

Waste                    Barren rock in a mine, or mineralized
                         material that is too low in grade to be mined and milled at a profit.

Winze                    An internal shaft.

Zone of Oxidation        The upper portion of an orebody that has been
                         oxidized.

--------------------------------------------------------------------
                              BUSINESS
---------------------------------------------------------------------
General

     Royal Silver Mines, Inc. (the "Company"), formerly known as Consolidated Royal Mines, Inc., and also, Royal Minerals, Inc., is a U.S. mineral resource company incorporated under the laws of the State of Utah. The Company is engaged in the business of acquiring and exploring mineral properties containing silver, copper and zinc. Prior to September 30, 1995, the Company acquired all of the outstanding securities of Celebration Mining Company ("Celebration"), a development stage company, pursuant to a share exchange agreement and plan of reorganization ("Reorganization"). Unless indicated differently by the context, all references to the Company herein shall refer to Royal Silver Mines, Inc., the corporate entity that resulted from the business combination of Consolidated Royal Mines, Inc. and Celebration.


     Prior to the Reorganization, Celebration was a non-public, closely held Washington corporation. It was formed in February 1994 to identify and acquire mineral properties for subsequent exploration and development, if warranted, through equity financing and joint venture arrangements. The Reorganization has been accounted for as a purchase by Celebration of the Company. Celebration was treated as the acquiring company for financial reporting purposes because its shareholders constituted greater than 50 percent of the combined shareholder group at the time of reorganization. In conformity with generally accepted accounting principles and the Company's accounting policy, Celebration is recognized as the predecessor entity. Consequently, Celebration's assets and liabilities were not adjusted in the accompanying financial statements. On the other hand, for purposes of reporting statutory and corporate authority, the Company is deemed to be the acquiring corporation, and Celebration is now a wholly-owned subsidiary of the Company. Prior to the Reorganization, the Company had been a majority-owned subsidiary of Centurion Mines Corporation ("Centurion"). Currently, however, Centurion holds an approximate 8.9% shareholder interest in the Company and is an affiliate and related party of the Company.

     The Company operates its business as an exploration stage company, meaning that it intends to receive income from property sales, joint ventures, or other business arrangements with larger companies, rather than developing and placing its properties into production on its own.

     As discussed in greater detail below in the section entitled "Business - The Company's Strategy and Business Plan," a substantial portion of the Company's assets consist of investments in mineral properties for which additional exploration is required to determine if they contain mineralization that is economically recoverable. The realization of these investments is contingent to a large extent upon the success of the Company's property transactions as a whole, the existence of economically recoverable metals and other mineralized material, the ability of the Company to obtain financing or make other arrangements for development, and upon future profitable production.

History

     The Company was incorporated in Utah on April 6, 1969 as Royal Resources, Inc. for the purpose of acquiring and developing mineral properties. The Company changed its name to Royal Minerals, Inc., on January 6, 1983, and became a public company in July 1984. The Company complied with the Securities and Exchange Commission reporting requirements until August 1986, at which time the Company filed Form 15 with the Commission and suspended further reporting requirements. On January 31, 1992, Centurion owned 82.3 percent of the Company's common stock. See "Business - Centurion's Acquisition and Control of the Company." Also on January 31, 1992, the Company shareholders authorized a 5-for-1 reverse stock split, and on March 4, 1994, authorized a 4-for-1 reverse stock split of the common stock of the Company. On March 17, 1994, the Company changed its name to Consolidated Royal Mines, Inc. On November 22, 1994, the Company filed a registration statement on Form 10 and renewed its reporting requirements, effective January 23, 1995. During the fourth quarter of Fiscal 1995, the Company revised its business plan to concentrate on the acquisition of silver properties. That change in focus prompted Consolidated Royal Mines, Inc. and Celebration Mining Company to implement the Reorganization, which closed on August 8, 1995, and to change the Company's name to Royal Silver Mines, Inc., effective September 18, 1995.

Strategy and Business Plan

     The Company's mission is to explore for and, if warranted, develop its mineral properties. The Company's strategy is to conduct an initial evaluation of its properties, and after determining the geological merit of each, proceed with additional exploration either by utilizing the Company's own funds or by seeking joint ventures with major mining companies who will then commit their funds in exchange for an interest in the project. The Company expects in this way to achieve an increase in the value of its assets and to economize the use of its own funds.

     The Company has determined that it will focus on exploration and development of base metal and silver properties because management believes supply/demand fundamentals for these metals are currently favorable and are projected to remain favorable for the long term. These supply/demand characteristics are driven primarily by increasing affluence in developing countries and particularly by demand form the Far East. Management also believes that base metal and silver deposits are not being discovered as rapidly as supplies are being depleted. These factors create a high likelihood of stable and favorable focus metal prices overall, and possible significant price increases in selected commodities such as silver and zinc in the near future.

     Management intends to expand growth by focusing on silver and base metal properties in North America, Mexico, Chile and Argentina. The Company intends to explore, develop, joint venture, discover and accumulate reserves, identify and acquire undervalued properties and reserves, and/or operate mining properties. The Company's strategy for each will vary on a case-by-case basis.

Properties

Chilean Properties - Mocha Prospect

Background

     The prospect was submitted in early 1997 to the Company through one of the directors of the Company and a field exam was made immediately by personnel working in Argentina at the time. The decision to begin to acquire and unitize the Mocha District was based on a number of factors:

1. More than 50% of a known large porphyry system at Mocha is covered by Tertiary gravels and ignimbrites (post-mineral cover).

2. The best grade primary and oxide copper, noted from surface sampling and drilling, is on the west side of the prospect just before going under the post-mineral cover. On average, the cover is believed to be less than 200 meters in thickness.

3. A large north-south trending aeromagnetic low anomaly west of Mocha has never been tested by exploratory drilling. These anomalies are often indicative of major copper porphyry systems.

     Since 1995, several junior and major mining companies have held land positions and attempted unsuccessfully to make a deal on the principal claim group held by the Escala family of Santiago, Chile. In January of 1997, the Oregon and Chilean Exploration Mining Company, LTDA, staked 95 "pedimentos" or exploration claims totaling 28,300 hectares surrounding the known Mocha District claims of the Escala family and Conoco Minerals, and including the large aeromagnetic low anomaly 5-7 kilometers west of Mocha.

     The Company has been successful at consolidating the District. Final agreements were signed on June 23, 1997 and July 31, 1997 between the Company and the Escala and Oregon LTDA properties. Negotiations are also underway for the Conoco Minerals claims which are of lesser area and importance. Approximately US$75,000 has been spent in front-end payments. An additional US$75,000 has been spent in claim staking, legal fees, and geologic studies. Only one US$25,000 payment is due in the next six months.

     The entire and total amount of the Escala property is US$5,000,000 payable as follows:

     On signing          US$   50,000
     6 months            US$  100,000
     12 months           US$  160,000
     18 months           US$  300,000
     24 months           US$  300,000
     30 months           US$  500,000
     36 months           US$  800,000
     48 months           US$1,395,000
     60 months           US$1,395,000

     Notwithstanding the preceding, should the Company exercise the option to purchase within the terms of 48 months from the date of the signing of the option to purchase contract, the price of said contract shall amount to US$4,510,000 of which the unpaid balance shall be due-in-full at such time.

     In addition to the purchase price stated hereinabove, the Company will pay annually to the Sellers in equal parts an amount equal to 2% of the net smelter return obtained by the beneficiary or its cessionary as a result of the exploitation of any of the properties which are acquired. The parties agree to negotiate, in good faith, an amount for the N.S.R. buy-out which will become an integral part of the option to purchase contract.

     Under the terms of the agreement with the Oregon, LTDA, which was signed on July 31, 1997, the Company can acquire a 100% interest in the 28,300 hectare claim block according to the following schedule:

     On signing          US$   25,000
     3 months            US$   25,000
     6 months            US$   25,000
     9 months            US$   25,000
     12 months           US$   25,000
     15 months           US$   25,000
     18 months           US$   25,000
     21 months           US$   25,000
     36 months           US$  156,000
     60 months           US$  500,000
     72 months           US$1,000,000
     84 months           US$1,000,000
     96 months           US$1,500,000

The Company is further obligated to spend $200,000 in work commitments in the first three years.

Location and Access

     The Mocha District is located in northern Chile and lies approximately on the 19E48'30" south meridian at 69E16'30" west longitude (See Figure 1). This area is within Region I of Chile, Iquique Province, Comuna de Huara. The prospect is approximately 100 kilometers east-northeast of the coastal city of Iquique and 60 kilometers west of the Bolivian border. Access is by paved and gravel roads which requires about three hours to drive from Iquique via Huara. The property lies along a southwesterly trending intermittent stream, Quebrada Tarapaca, at an average elevation of 2300 meters. The farming pueblo of Mocha is located near the northeastern corner of the property.

History of the Prospect

     Prospect pits, shallow shafts, and small adits were driven into the oxide copper showings at Mocha many years ago, probably pre-1940. The first systematic exploration for porphyry-type mineralization at Mocha was carried out by the United Nations special fund mineral survey in late 1961 and 1962 and included geologic mapping, soil sampling, and six shallow diamond drill holes.

     Conoco Minerals, Inc., optioned the prospect in late 1980 and in 1981 conducted geology, geochemistry, and geophysics culminating in eleven core holes totaling nearly 5000 meters and three rotary holes totaling approximately 850 meters.

     The United Nations and Conoco core drilling activities outlined a minimum of several hundred million tons with an overall grade of 0.4%-0.6% copper as a mixture of primary sulfides, secondary sulfides, and oxides. Conoco personnel recognized the importance of intense biotitization hosting the primary sulfides.

     ASARCO optioned the property in 1995 and drilled thirty-three shallow RVC (reverse circulation) angle holes within the previously drilled and exposed area with the hope of increasing the secondary-enriched copper resource. ASARCO was only able to delineate a secondary enriched global resource approximately 41.9 million tons of 0.51% copper. Some problems may have been encountered with ASARCO'S RVC drilling as assay results were lower than assays in adjacent core holes. No attempt was made by ASARCO to discover higher grade primary sulfides, oxide copper, or explore the vast covered area to the west.

Geology

     The Mocha District is located within and on the west side of a 30-40km (19.25 mile) wide, north-south trending up-thrown block of Mesozoic and Paleozoic rocks. This structural block extends at least 500 km to the south and includes the El Abra and Chuquicamata Districts (See Figure 2). The block was uplifted in later Tertiary time offsetting Tertiary gravels and ignimbrites believed to be 10-15 million years in age. A major north-south fault zone locally known as the West Fissure occupies an axial position within the Mesozoic-Paleozoic block.

     The West Fissure is believed to have had a major component of net left lateral displacement since Mesozoic time. The West Fissure, however, fails to displace a 4.3 million year ignimbrite near Quebrada Blanca, and therefore has been inactive since that time. Spatial regional relationships suggest that the West Fissure, or its ancestral equivalent, influenced the localization of the porphyry copper deposits not only in the El Abra-Chuquicamata-Tesoro region, but also the cluster of deposits in the Copaquiri-Quebrada Blanca-Collahuasi region. The West Fissure is covered by gravels north of Copaquiri but also may correspond to northerly trending structural zones near Cerro Colorado and Mocha. The West Fissure also extends for several hundred kilometers to the south of Chuquicamata. Therefore, the location of several distinct regional clusters of porphyry copper deposits appear to have been influenced by this important fault zone extending over a strike length of at least 500 km (310 miles).

     In recent years, a more subtle east-west structural component has also been recognized in several of the important porphyry copper districts along the West Fissure trend. In the Copaquiri-Quebrada Blanca-Collahuasi, Cerro Colorado, and Mocha Districts, the overall trend of copper mineralization and/or the alignment of known prospects appears to be at least in part east-west and partially offset by north-south faults. The east-west controlling structure at Mocha may extend as far to the east as the famous Potosi district in Bolivia.

Exploration Potential

     The drilling programs in 1961 (United Nations), 1981 (Conoco), and 1995 (ASARCO), demonstrated that a large sulfide copper resource
(250,000,000 tons) of overall grade between 0.4% - 0.6% copper) exists mostly within intensive biotized rocks in the exposed portion of the Mocha District.

     A preliminary examination of existing data and subsequent field work by the Company indicates that this large resource is only partially exposed. The overall trend of better copper grades (0.4% Cu) appears to be 700 meters wide, trending east-west, with better values of oxide and primary sulfides to the west, and heading under post-mineral cover. A separate and distinct secondary sulfide zone is also possible to the west, as is additional oxide copper. Also, a large north-south trending aeromagnetic low is present on the prospect, approximately seven (7) kilometers west of Mocha. This anomaly could represent another porphyry system or possibly a faulted extension of Mocha.

     A ground magnetic survey is recommended to further delineate this anomaly. Additional geophysics, including gravity to help estimate the thickness of the overburden, could be useful. An IP survey could aid in delineating the extent of sulfides under the postmineral cover. However, even without geophysics at Mocha, a good drilling target exists immediately west of the known porphyry-type mineralization.

     The Company's geologists believe that the potential exists for discovery of a deposit in excess of 750 million tons at grades exceeding 0.5% copper. This estimate is based on known data and extrapolation of the size of the potential zone to the west and to depth. This estimate is also in line with other major copper deposits in Chile and to the south of Mocha within the same trend.

     The Company is confident the project is of high interest to major mining companies. This view is based not only upon the geologic factors discussed above, but also because world demand for copper is growing rapidly necessitating aggressive exploration for new copper deposits. The Company has already had numerous contacts with several major companies confirming this hypothesis. The Company believes that a property of the size discussed above would ultimately be developed into a mine, and that the Company's share of the project would be of such magnitude that it would add very dramatically to stockholder equity.

Strategy for Mocha

     Management has determined that a flexible approach to Mocha in the next six months will maximize its value to the Company. The Company does not intend to fully explore the property on its own, but will at some point joint venture the property to a major mining company. The timing of signing such a joint venture is critical to the Company.

     The project will be more valuable to the Company shareholders if the company undertakes some geophysical work and preliminary drilling of its own to prove continuity of the mineral system to the west. This action will improve the Company's negotiating posture dramatically since the greatest exploration risk of the project is that the mineralization does not continue to the west, and such work will likely diminish this risk is successful.

     Therefore, the Company strategy can be summarized as follows;
either

1. Immediately (within two months) joint venture the project to a major mining company, or;

2. Conduct an initial geophysical and drilling program on the project to be completed within four months and then seek to joint venture the project to a major mining company, this latter goal to be completed within seven months.

     It is the belief of management that path #2 would be preferable and would maximize the value of the Mocha property for the Company. However, the Company would not undertake any further exploration of the project unless the Company nets in excess of $2.5 million from this fundraising. The Company has allocated a maximum of $300,000 for further exploration at Mocha. See "Use of Proceeds."

     However, since the Company is already in negotiations with a number of major companies on Mocha, it is possible, perhaps likely, that an offer will be received that is so advantageous to the Company that an immediate joint venture of the project would be both prudent and fiscally advantageous. Management will continue to evaluate Mocha closely as new developments occur.

Other Chilean Opportunities

     The Company intends to expand its presence in Chile and currently is evaluating other mining opportunities which have presented themselves. Many attractive Chilean mining properties are owned or controlled by established Chilean families, some of whom, so far, have been unwilling to negotiate with major mining companies. The Company has not and will not comment on the reasons for these various states of impasse.

     Management has been approached by several large companies to act as an intermediary between the families and the major company to assist in negotiations. It is believed that by conducting negotiations and signing mineral deals, the Company can gain a percentage ownership, joint venture partnership and/or royalty interest in a number of ventures in Chile, thereby increasing the Company's chances of participation in a property that is ultimately successfully developed into a mine.

Mexican Properties

Manatial Project

     The Company has acquired four formerly producing mines; the Manantial, Zopilote, Jabalina and Frazadas located in the El Zopilote District, Nayarit, Mexico. The Company acquired the property from Roberto Whetton, the owner of the previous operator of the mines, Minera Nival. Under the terms of the acquisition the Company will spend a minimum of $250,000 annually on exploration and/or development until the mines are brought back into production. The Company will pay a 10% net profits royalty to Minera Nival to a maximum of $5,000,000.


     The Manantial Project consists of four concessions which total 458 hectares and is located 25 kilometers east of Ruiz, Nayarit, Mexico. Ruiz is 200 kilometers south of Mazatlan and 150 kilometers north of Puerto Vallarta. Tepic, the capital of Nayarit, is 65 kilometers south of Ruiz. (See Figure 4.)

     Mining by the Indians pre-dates Spanish colonization. The Spanish mined the area and developed a port at San Blas in conjunction with the mining operation. A German company operated the mines and a smelter from 1890 to 1910 when they shutdown due to the Mexican Revolution. Records indicate the Germans were mining high grade silver ores grading
1.5 kilograms silver per tonne (about 45 ounces) and an undisclosed amount of gold.

     The mines are developed on silver, lead and zinc veins in andesite volcanic rocks and which are named the Manantial, Zopilote, Jabalina and Frazadas veins. The Minera Nival data indicate that reserves sufficient to operate a profitable mining operation can be developed by further exploration. The Company is planning an exploration drilling program to develop the necessary reserves to re-open the mines. (See Figure 5.)

     The Frazadas vein was being mined by Minera Nival and is developed on two levels, with 100 meters between levels. The vein averages 3 meters in width and grades 14% zinc, 2% lead, and 3 ounces silver per tonne. The vein extends for a known strike of 400 meters and is open down dip and on strike. The vein width and continuity make the Frazadas vein amenable to high productivity mechanized mining methods.

     The Zopilote vein is southwest of and sub-parallel to the Frazada vein. The mine workings consist of a 160 meter deep shaft with several levels developed, the extent of which is unknown. The German company records indicate that high grade silver with some lead and zinc were mined, and it appears that most of the early district production came from the Zopilote. The Zopilote mine is inaccessible and Minera Nival did no work on the vein.

     The Jabalina mine consists of a long drift developed on the westerly strike projection of the Zopilote vein. The workings are about 300 meters vertically below the Zopilote and terminate 600 meters from the down dip projection of the Zopilote. The Germans were driving to develop the vein at a lower elevation, but never reached their target. They did mine on at least two other different veins within this trend. While conducting exploration from the Jabalina tunnel, Minera Nival sampled a one meter vein that assayed 0.19 ounces gold per ton and 19.3 ounce silver per ton. The Company believes that reserves can be developed by extending the Jabalina drift 600 meters to the dip projection of the Zopilote and evaluating this 300 by 600 meter block of ground by drilling and raising. The Company also believes other targets may be of interest within the Jabalina mine.

     The Manantial vein consists of a least five veins averaging 1.5 meters in width and grading 13 to 20 ounces silver per ton with a significant gold credit. The mine is developed on two levels and is accessed by crosscuts from the surface. The mine is a complex of sub-parallel veins of varying strike and dip averaging 50 meters in length. Minera Nival drilling indicates zones between the veins contain disseminated and stockwork mineralization. The Manantial vein system will be explored by drilling to determine if it is a stockwork vein system and its potential.

     Overall, the Company believes the Zopilote District is a large mineral system that may be part of a volcanic caldera complex. A
$250,000 exploration program is planned for the Summer of 1997.

Argentina Properties

     In January of 1997, the Company acquired an option to purchase twelve separate mine claim groups in La Rioja Province, Argentina.
(See Figures 1 and 2.) Under the terms of the option agreement, the Company can purchase the properties on or before March 1, 2000 by the payment of $4.5 million in cash or $5.5 million in the Company's common shares. The original owners will retain a 1.9% net smelter return royalty on future production. The Company is required to spend $200,000 on the property prior to May 1, 1998, an additional $300,000 prior to March 1, 1999 and an additional $400,000 prior to March 1, 2000.

     The acquisition includes 12 separate properties which have all been advanced to the status of mines, meaning that the title to the mineral rights has been deeded. A brief description of the most advanced properties, which are known as Veta Capricho and Salto de Albi is included here. These properties are located at an average elevation of about 10,000 feet above sea level.

Veta Capricho

     The Veta Capricho prospect, located in the Los Metalitos gorge, was acquired by the current owners in the early 1970's and has been held for approximately 25 years. Access to the region is generally possible via 4-wheel drive vehicle from Jague. The final 15 mile route to the prospect is currently undergoing improvement. This work is being partially funded by the Company and partially funded by the Provincial government of La Rioja Province.

     The prospect appears to be a series of stacked siliceous stratiform sulfide occurrences. The principal host rocks are quartz-mica schists, feldspathic gneisses and lesser amphibolite of the Precambrian Espinal Formation. Structure is dominated by a large north-south trending anticline, parallel to the gorge. The principal sulphide zone can be traced on surface for more than 6000 feet in a north-south direction, ranges in thickness from 3 feet to more than 60 feet, and dips to the west 30 degrees to 80 degrees, parallel to the stratigraphy. Abundant oxide iron, copper, and manganese stain define the zone at surface. The massive to disseminated unoxidized metal mineralization, principally seen in one short adit, consists of specular hematite, chalcocite, bornite, chalcopyrite, galena, and sphalerite. Quartz and possible carbonate minerals are the gangue minerals. Thirteen samples taken by Company personnel in January were located along approximately 1500 feet of strike length of the prospect. These samples returned an average grade of over 7.5% copper, 5% combined lead-zinc and 4 ounces of silver.

     In a detailed surface sampling program conducted by the Company's personnel in April 1997, some 20 channel samples were collected which averaged 1.75% copper, 6% combined lead-zinc and 2 ounces of silver. The Company plans to conduct a diamond drilling programs to test the down dip extension of this promising zone.

Salto de Albi

     The Salto de Albi porphyry copper system is located within the Albi ravine. The complex is roughly oval in shape, 3000 feet long in a northeast direction and 2000 feet wide. Surface outcrops are oxidized yellow and red-brown. Northeast-trending quartz-feldspar porphyry dikes, as much as tens of feet in width, are common along the northwest border of the complex. Copper-molybdenum mineralization appears to be best defined near the quartz-feldspar porphyry dikes and within intense potassically altered volcanic rocks. Historic sampling in the vicinity of the porphyry dikes has indicated a near vertical mineralized zone at surface exceeding 500 feet in width and 2500 feet in length with overall copper grades possibly exceeding 1% copper, with accompanying tin, silver and molybdenum credits. Lower grade copper values surround this higher grade zone. The Salto de Albi system is believed to have the potential to host in excess of 100,000,000 tons of porphyry mineralization.

United States Properties

     The Company in 1995 and 1996 had focused its efforts on acquiring former producing silver properties in the United States with a strategy of exploring for additional reserves and if justified, re-opening the properties. However, due to the increasingly difficult regulatory environment prevalent in the United States, management, consistent with a majority of the North American mining industry, has chosen to re-focus the Company's efforts offshore in countries where the regulatory framework is not punitive and obstructionist, but is evaluated as being cooperative and amenable to capital investment. Mexico, Chile and Argentina are viewed as favorable by management.

     Although the United States properties host important silver and base metal mineralization and are long-term assets of the Company, no work is contemplated on these properties near term unless metal prices rise sufficiently to offset the regulatory risks of operating in the United States.

Crescent Mine

     In February 1995, Celebration Mining, Inc., ("Celebration") a wholly owned subsidiary, entered into an agreement to acquire a long term mineral lease on the Crescent Mine. The Crescent Mine is an underground mine, located in the Coeur d'Alene Mining District of Shoshone County, Idaho, about five miles east of Kellogg, Idaho.

     Operations of the Crescent Mine began prior to 1917 and produced in excess of 25 million ounces of silver. The mine is currently not in operation and is flooded to approximately the 1200 foot level. The most current ore reserve report that the Company has been able to obtain was prepared in 1985 by Norman A. Radford, a registered professional geologist. That report indicated that the Crescent Mine contained 141,000 tons of probable reserves averaging 31 ounces of silver per ton of mineralized material. At current silver prices, the Company cannot assure that any of the mineralization could be mined at a profit.

     The Crescent Mine property consists of 12 patented mining claims, associated unpatented claims and two Idaho state leases, and is located immediately adjacent to and west of the world-famous Sunshine Mine (Sunshine Mining Company, SSC-NYSE). The Sunshine Mine has produced nearly 400 million ounces of silver since its inception, making it the largest primary silver mine in the world. The structural and stratigraphic features which have produced the ore deposits in the Sunshine Mine are also present in the Crescent Mine.

     Host rocks in the Crescent Mine, in common with the rest of the District, are members of the Precambrian Belt Super Group. Three formations are present in the mine in descending order: Wallace, St. Regis, and Revett. The most favorable rocks in the Crescent Mine are the Lower St. Regis and Upper Revett quartzites. These rocks occur in the Crescent Mine from the 1,200-foot level downward. The Coeur d'Alene "Silver Belt" ore structures are frequently narrow, fragmented, and sinuous, and have exhibited great vertical continuity. For this reason, they have been discovered and mined at levels deeper than is generally the case in other mining districts. The ore at the Crescent Mine occurs in thin veins steeply dipping to the south. These veins may vary in thickness from several inches to several feet. The Alhambra and the Syndicate Faults are major reverse faults and both are present in the Crescent Mine.

     The Crescent is developed to a depth of 5,100 feet by two vertical shafts. The majority of past production from the Crescent Mine occurred in the Revett formation between the 3,100 level and the 4,300 level. In the mid-1980's, the No. 2 shaft was deepened to the 5,100 level, which opened an additional 800 feet of favorable Revett quartzites for development of the downward extensions of the East Footwall and Hook veins, the two major veins in the mine.

     The Company's timing to re-establish production from the Crescent will be dependent upon silver prices. Management estimates that a price of at least $6.00 per ounce would need to be sustained for a period of six months to justify the capital investment necessary to de-water the lower workings of the mine and rehabilitate the stopes. As of August 29, 1997, the Comex Spot price for silver was $4.67. The Company believes that a processing agreement for Crescent ore can be negotiated with the neighboring Sunshine Mine on a favorable basis.

     During the 1996 fiscal year, the Company's field activities at the Crescent Mine were limited to an unsuccessful attempt to re-open the #3 level portal. The portal was filled with unconsolidated glacial till and it was determined that a much more expensive program will be required given the bad ground. Due to the low silver price, no attempt to dewater the lower mine was contemplated during the 1996 fiscal year.

Vipont Mine

     The Vipont Mine is located in the Ashbrook Mining District, a remote area in the extreme northwestern corner of Box Elder County, Utah, approximately ten miles east of the Nevada state line and one mile south of the Idaho state line near the headwaters of the Little Birch Creek. It is accessible by asphalt, gravel and dirt roads. The mine property consists of 53 patented (deeded) mining claims covering nearly 1,000 acres with a 25% undivided interest owned by Celebration.

     The Vipont Mine has in the past been a significant silver producer. Its greatest period of activity was from 1919 through mid-1923 after the passage of the Pittman Silver Purchase Act ("Pittman Act") which authorized the purchase of 200,000,000 ounces of silver. The Mine closed in August 1923 with the expiration of the Pittman Act after producing nearly 1,000,000 ounces of silver per year. Some leasing was done in the 1930's and the Mine was closed in 1942 when Congress passed War Order L-208 closing all gold and silver mines. The Company has no plans in the immediate future for any further development of the property.

Conjecture Mine

     In late August 1995, the Company acquired six patented and six
unpatented mining claims comprising the Conjecture Mine property.   The
Conjecture property is located in the Lakeview Mining District of Idaho, some 30 miles to the northwest of the Coeur d'Alene mining district. The rock groups of the Lakeview District are the same Precambrian belt series associated with the world-class silver deposits of the Coeur d'Alene mining district to the southeast

     The history of the Lakeview District in general, and the Conjecture Mine in particular, has shown sporadic high grade silver production from shallow workings since the late 1800's. Production on a neighboring property occurred as recently as 1987. However, within the Lakeview District, only the Conjecture Mine itself has been developed to any significant depth.

     In the early 1960's, Federal Resources of Salt Lake City, Utah invested approximately $3 million in shaft sinking and underground development at the Conjecture Mine. In all, Federal Resources completed a 2,000 foot deep vertical shaft and nearly 12,000 feet of drifts, cross-cuts and raises. This work established a block of mineralized material of 336,000 tons at a grade of 11 ounces per ton of silver, and .03 ounces of gold, with a lead and zinc credit.

     An additional block of 370,000 tons of similar grade was listed as a possible block of mineralization between the levels. Since obtaining the property, the Company has not been able to reconfirm these estimates, although an independent report done in 1981, by Richard W. Morris, essentially verified the earlier numbers.

     The Company's geologists have noted the striking similarities between the Lakeview District and the nearby Coeur d'Alene District. High grade silver mineralization has been shown to extend laterally for over two miles, and vertically for over 3,000 feet in the Conjecture Mine. The same rock unit sequence (i.e., Wallace, St. Regis, Revett) is found in both districts, with the same important ore minerals (tetrahedrite, galena, sphalerite) defining productive ore shoots. However, within the Lakeview District, only the Conjecture shaft has penetrated the less favorable Wallace formation into the better quartzite units.

Bismark Mine Property

     In September 1995, the Company obtained a 10-year lease on three patented mining claims in Shoshone County, known as the Bismark claims.
 The claims lie about one mile south of the main shaft of the Sunshine Mine and are surrounded by Sunshine holdings. The property is developed by a 1,500 foot adit which was driven to the northeast to intersect the Bismark vein. The Company has re-opened and re-timbered the portal of the Bismark adit to permit accessing and sampling of the Bismark vein.

     The geology of the Bismark claims, given the proximity to the Sunshine Mine, is highly favorable to ore deposition. The Bismark vein lies entirely with the Revett formation, which is the most favorable rock unit for ore emplacement in the Coeur d'Alene mining district. Limited exploration by Sunshine Mining Company on their 2,600 level established the downward projection of mineralization in the Bismark vein structure.

     Bismark Mining Company, the property owner and lessor, will receive a 2.5 percent net smelter return on commercial production from the claims under the terms of the Company's lease.

Coeur d'Alene Syndicate Property

     No significant mineral production has occurred on the Coeur d'Alene Syndicate property and there are no known reserves. In September 1995, the Company acquired fee simple ownership of the 24 patented mining claims that comprise the property, located in Burke Canyon six miles northeast of Wallace, Idaho. The property is an undeveloped portion of ground centered between the Star-Morning Mine on the east and the Frisco and Black Bear Mines on the west.

     Geologists have long considered the Syndicate property to be an outstanding exploration target where the highly productive Star fault turns to the southwest and intersects the Commander fault. This structural anomaly, occurring in favorable Revett and Burke formation quartzite rocks is exactly what develops major ore shoots within the Coeur d'Alene district. The property is currently developed by an adit from the Black Bear property, but could ultimately be accessed by the deep shafts of the Star Mine.

The Liberal King Mine

     In the fourth quarter of Fiscal 1995, the Company acquired fee simple ownership of the Liberal King Mine, consisting of five patented claims located southwest of the Bunker Hill Mine in the Pine Creek area of the Coeur d'Alene Mining District. At the time the mine was last operated by Spokane National in the 1960's, that company reported a defined block of mineralized material totaling 81,000 tons at 12 percent zinc and 2.5 ounces of silver. In the early 1980's, Cominco-American conducted an exploration program on the Liberal King property in search of a large, stratabound zinc-silver deposit. Such potential has not been fully explored at this time. The Company has not been able to evaluate this property at this time, and no current reserve estimates can be given.

Summary of U.S. Properties

     Overall, the Company's U.S. properties have low holding costs and are being held as part of the Company's strategy of acquiring undervalued base metal and silver assets which are currently out of favor. As noted above, the Company plans no significant expenditures on these properties until metal prices, particularly that of silver, rise significantly and secondly, until the regulatory climate improves markedly to allow the orderly and cost-effective permitting and operation of mining properties.

Private Placements

     In July 1995, the Company completed a private placement of 8,700 shares through two Regulation S offerings, both at a price of $2.00 per share, for a total of $17,400. During September 1995, the Company completed a private placement of 179,000 shares of common stock through a domestic offering at a price of $1.50 per share for a total of $241,650 after expenses. During the twelve months ended September 30, 1996, the Company placed 1,949,332 shares of its common stock for $2,958,314 in cash. The Company also issued 406,050 shares of its common stock in lieu of outstanding debt of $570,919, plus accrued interest. The stock was issued at $1.50 per share for a total value of $609,075.

     On January 30, 1997, the Company sold 200,000 Units at $0.75 to Britannia Holdings Limited ("Britannia"). Each Unit consisted of one share of Common Stock, and one Warrant. Each Warrant allows Britannia to purchase one share of Common Stock at $1.25 per share. The Warrants expire two years from issuance. The Company also granted Britannia the option to purchase 335,000 Units on or before February 14, 1997 and 600,000 Units on or before March 24, 1997. The Units were sold pursuant to Reg. S of the Securities Act of 1933.

     On the 30th day of January, 1997, the Company sold to Britannia Holdings Limited ("Britannia"), Channel Islands, 200,000 Units, at $0.75 per Unit or a total of $150,000. The Registrant also granted Britannia an option to purchase an additional 335,000 Units on February 14, 1997 and an additional 800,000 Units on March 3, 1997. Neither of the foregoing options has been exercised as of the date hereof. Each Unit consists of one share of Common Stock and one warrant to purchase one additional share of Common Stock at $1.25 per share. The warrants will expire two years from the date of closing of each transaction.
The Units were issued in reliance upon the transaction exemption afforded by Regulation S, as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended. As of the 5th day of February, 1997, Britannia Holdings Limited had not exercised any warrants.

     On the 14th day of February, 1997, the Registrant sold to Britannia Holdings Limited ("Britannia"), Channel Islands, 335,000 Units, at $0.75 per Unit or a total of $251,250. The Registrant previously granted Britannia an option to purchase an additional 800,000 Units on March 3, 1997. The option exercise date of March 3, 1997 has been extend by mutual agreement of the parties to March 24, 1997. On January 30, 1997, the Registrant sold 200,000 Units to Britannia in consideration of $150,000 as previously reported on Form 8-K filed with the Commission. Each Unit consists of one share of Common Stock and one warrant to purchase one additional share of Common Stock at $1.25 per share. The warrants will expire two years from the date of closing of each transaction. The Units were issued in reliance upon the transaction exemption afforded by Regulation S, as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended. As of the 26th day of February, 1997, Britannia Holdings Limited had not exercised any warrants.

     On the 26th day of February, 1997, the Company sold to Louk Jongen, ("Jongen"), Holland, 100,000 Units, at $0.75 per Unit or a total of $75,000. Each Unit consists of one share of Common Stock and one warrant to purchase one additional share of Common Stock at $1.25 per share. The warrants will expire two years from the date of closing. The Units were issued in reliance upon the transaction exemption afforded by Regulation S, as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended. As of the 6th day of March, 1997, Jongen had not exercised any warrants.

     On the 5th day of March, 1997, the Company sold to NCL Investments Limited ("NCL"), London, England, 136,000 Units, at $0.75 per Unit or a total of $102,000. Each Unit consists of one share of Common Stock and one warrant to purchase one additional share of Common Stock at $1.25 per share. The warrants will expire two years from the date of closing. The Units were issued in reliance upon the transaction exemption afforded by Regulation S, as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended. As of the 6th day of March, 1997, NCL had not exercised any warrants.

Competition

     The mining industry is very competitive. There is a high degree of competition to obtain favorable mining properties and suitable mining prospects for drilling, exploration, development and mining operations. The Company encounters competition from a handful of other similarly-situated mining companies in the silver mining industry in connection with the acquisition of properties capable of profitably producing silver and other mineralization. The Company is unable to ascertain the exact number of such competitor companies.

Transactions with Centurion

     The Company has disclosed pertinent information and financial data with respect to its transactions with Centurion. See "Certain
Transactions."

Patents, Trademarks, Licenses, Franchises

     The Company does not own any patents, trademarks, licenses, franchises, or concessions, except for patented mining claims granted by governmental authorities and private land owners. See "Glossary."

Seasonability

     The Company's business is generally not seasonal in nature except to the extent that weather conditions at certain times of the year may affect the Company's access to its properties.

Government Regulation and Environmental Concerns

U. S. Regulations

     The Company is committed to complying and, to its knowledge, is in compliance with all governmental and environmental regulations. The Company's activities in the United States are subject to extensive federal, state and local laws and regulations controlling not only the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. The Company cannot predict the extent to which future legislation and regulation could cause additional expense, capital expenditures, restrictions and delays in the development of the Company's U.S. properties, including those with respect to unpatented mining claims.

     The Company's activities are not only subject to extensive federal, state, and local regulations controlling the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment. Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of the Company's properties, the extent of which cannot be predicted. Also, as discussed above, permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. In the context of environmental permitting, including the approval of reclamation plans, the Company must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. The Company is not presently aware of any specific material environmental constraint affecting its properties that would preclude the economic development or operation of any specific property. However, the general obstructionist regulatory environment within the United States impedes development of its properties and the Company plans to do limited work in the United States, unless metal prices rise significantly or the regulatory environment grows dramatically more favorable to industry.

     At present, the Company does not have any environmental control facilities. Thus, the Company has not made any material capital expenditures for environmental controls, other than the nominal costs of preparing the plans and contingencies for such environmental controls, measures and facilities as may be required in its future activities.

     If the Company becomes more active on its U.S. properties, it is reasonable to expect that compliance with environmental regulations will increase costs to the Company. Such compliance may include feasibility studies on the surface impact of the Company's proposed operations; costs associated with minimizing surface impact; water treatment and protection; reclamation activities, including rehabilitation of various sites; on-going efforts at alleviating the mining impact on wildlife; and permits or bonds as may be required to ensure the Company's compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that the Company may decide to not proceed with the exploration, development, or mining operations on any of its mineral properties.

Offshore Regulation

     The Company is aware of comparable environmental regulation in offshore countries where it operates. The Company is committed to full compliance with these regulations and has engaged legal counsel in Mexico, Chile and Argentina who will, in part, assist the Company to assure compliance.

     The Company is prepared to engage additional professional, if necessary, to ensure regulatory compliance but in the near term expects its activities to require minimal regulatory oversight. If the Company expends the scope of its activities in the future it is reasonable to expect expenditures on compliance to rise. Based upon the experience of other companies with which the Company is familiar, management believes the costs of environmental regulation offshore will be somewhat lower than costs typical of the United States.

Employees

     The Company has seven employees. The Company arranges for much of its work through contracts with various consultants. The Company may contract with additional consultants from time to time, as required by its operations. Consultants are treated as independent contractors.

Centurion's Acquisition and Control of the Company

     In October 1991, Centurion entered into negotiations with the officers and directors of the Company for the acquisition and control of the Company. In November 1991, Centurion's Board of Directors approved this acquisition. Subsequently, Centurion entered into subscription and investment agreements with several of the Company's principal shareholders, whereby Centurion exchanged 174,743 restricted shares of Centurion stock and $1,600 cash for shares of the Company's common stock constituting 37.2 percent ownership of the Company's outstanding shares. On January 10, 1992, the Company's Board of Directors authorized the exchange of 100,000 post-split shares of the Company's common stock for approximately 4,196 acres of unpatented mining claims and state and private mineral leases from Centurion. On January 31, 1992, at the Company's annual shareholders meeting, the shareholders authorized the purchase of approximately 17,000 acres of mining properties from Centurion for 1,250,000 post-split shares of the Company's common stock. This acquisition of shares gave Centurion an
82.3 percent controlling interest in the Company. Because of the changes in the control of shareholdings brought about by the Reorganization with Celebration, Centurion currently holds approximately 14 percent of the Company's outstanding common stock. Of this, the Company has been granted an assignable option to repurchase up to half of Centurion's position at a price of $1.75 at any time prior to October 1, 1998.

Subsidiaries

     The Company currently has four subsidiaries. Celebration Mining Corporation was incorporated in the State of Washington in February 1994. In conjunction with pursuing its activities in Mexico, Chile and Argentina, the Company has established wholly owned subsidiaries in each country. Minera Plata Real was incorporated in Mexico in February 1997. Minera Plata Real was incorporated in Chile in June 1997.
Minera Plata Real was incorporated in Argentina in March 1997.

Reorganization with Celebration

     In May and June 1995, the Company's management began negotiations with management of Celebration regarding a merger or other reorganization plan of the two companies. On June 28, 1995, the boards of directors of both companies approved a reorganization and the companies signed an agreement based on a share exchange. The Company would acquire 100 percent of Celebration's interest in the Vipont Mine Joint Venture, the Crescent Mine Lease, the Australia Joint Venture, and the option rights to acquire up to 50 percent of the mineral rights on the Prospect Mine Property in Madison County, Montana.

     The Celebration shareholders approved the Reorganization and share exchange agreement at an August 8, 1995 shareholder meeting. In exchange for 100 percent of the issued and outstanding Celebration shares, the Company agreed to issue to the Celebration shareholders 4,143,750 shares of the Company's common stock that together would represent ownership of 63 percent of the Company's shareholdings outstanding immediately following the Reorganization. Also, the Company agreed to honor all of the stock rights held by various Celebration shareholders and which were subject to certain conditions and events.

     Some of those stock rights had been granted contingent upon the repayment of notes, and others had been granted as options under consultant agreements. In total, those stock rights permitted the purchase or receipt of approximately 1,755,000 additional shares of the Company's common stock. If all of the shares underlying various stock rights were added to the initial group of 4,143,750 shares exchanged in the Reorganization, that would result in a total issuance from the share exchange of approximately 5,898,750 shares, or 71 percent ownership by the Celebration shareholders. However, to date, none of the overhanging stock rights have been exercised.

     In December 1995, stock rights to receive approximately 190,795 shares were extinguished when the Company converted debt of $570,919 in principal, plus interest, by issuing common stock. The noteholders of that debt amount received approximately 406,050 shares in full satisfaction of the debt.

---------------------------------------------------------------------
                              MANAGEMENT
---------------------------------------------------------------------

     The following table sets forth the name, age and position of each Officer and Director of the Company:

Name                Age            Position


Howard M. Crosby    45             President and a member of the Board
                                   of Directors

Robert E. Jorgensen 44             Executive Vice President, Treasurer
                                   and a member of the Board of
                                   Directors

John Ryan           35             Vice President of Corporate
                                   Development and a member of the
                                   Board of Directors

Thomas Henricksen   50             Secretary and a member of the Board
                                   of Directors

Jerry Stacey        52             Vice President of Operations

Ronald Kitching     66             Member of the Board of Directors

Kevin Stulp         41             Member of the Board of Directors

     The authorized number of directors of the Company is presently fixed at ten. Each director serves for a term of one year that expires at the following annual shareholders' meeting. Each officer serves at the pleasure of the Board of Directors and until a successor has been qualified and appointed. There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

     Set forth below is certain biographical information regarding each director and executive officer of the Company:

Howard M. Crosby - President and a member of the Board of Directors.

      Since February 1994, Mr. Crosby is the President and a member of the Board of Directors. Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm. From September 1992 to May 1993, Mr. Crosby was employed by Digitran Systems, Inc., of Logan, Utah, in the marketing department. In May of 1993, Mr. Crosby entered into a business consulting relationship with Centurion Mines Corporation, and has served as president and director of Mammoth Mining Company and Gold Chain Mining Company, both Centurion subsidiaries. In July, 1992, Mr. Crosby filed a Chapter 13 petition for bankruptcy. The reorganization plan was approved in October 1992. Mr. Crosby received a B.A. degree from the University of Idaho in 1974.

Robert E. Jorgensen - Executive Vice President, Treasurer and a member of the Board of Directors

     Since August 1995, Mr. Jorgensen has been the Executive Vice President, Treasurer and a member of the Board of Directors of the Company. Mr. Jorgensen has served as vice-president, secretary and director of Celebration Mining Company, a Nevada public company. From 1987 to 1991, Mr. Jorgensen was an investment broker and owner of RCL Northwest, Inc., a regional investment firm. Mr. Jorgensen was a broker with Cohig & Associates, Inc., from January 1992 to May 1992. In May 1992, Mr. Jorgensen retired from the brokerage business and has since been a private investor. Mr. Jorgensen filed for protection under Chapter 7 of the Bankruptcy Code in August 1992. Mr. Jorgensen received a degree in Business Administration from the University of Idaho.

John Ryan - Vice President of Corporate Development and a member of the Board of Directors

     Since April 8, 1997, Mr. Ryan has been a member of the Board of Directors and since September 1996, Mr. Ryan has been Vice President of Corporate Development. Mr. Ryan is a professional mining engineer.
Mr. Ryan has served as a consultant in mine engineering services, and will continue in these activities during his tenure, as well as, engage in other matters in accordance with the direction and assignment of the Board of Directors. In addition to his professional degree in Mining Engineering, which he received from the University of Idaho, Mr. Ryan also holds a juris doctorate (J.D.) law degree from the Boston College School of Law.

Thomas Henricksen - Secretary and a member of the Board of Directors

     Since February 5, 1997, has been the Secretary and a member of the Board of Directors of the Company. Mr. Henricksen is a professional geologist who is currently working as an independent consulting geologist specializing in precious and base metal exploration projects in North and South America. From 1991 to July 1996, Mr. Henricksen was regional manager for Kennecott Exploration, where he was responsible for overseeing all exploration activities in Alaska and the Pacific Northwest. Prior to working for Kennecott, Mr. Henricksen was senior geologist for U.S. Borax from 1977 to 1991. Mr. Henricksen holds a Ph.D. in economic geology from Oregon State University and a B.S. degree in geology from the University of Wisconsin-Oshkosh.

Jerry Stacey - Vice President of Operations.

     Since August 1995, Mr. Stacey has been the Vice President of Operations. Mr. Stacey is a professional mining engineer with over 20 years experience in open pit and underground mining. Between 1974 and 1981, Mr. Stacey worked in senior supervisory positions as a Shift Foreman for the Anaconda Company; as mine superintendent for Day Mines at the Sherman Mine, mining 1,000 tons per day of silver ore; as mine manager for Choctaw Mining supervising the construction and operation of a tungsten mine and mill complex; as mine manager for Mountain Mineral's barite mines in British Columbia; and as a mine manager at the Goodnews Bay platinum placer operation. In 1981, Mr. Stacey formed General Mine Services Corp., a mine consulting and contracting firm for junior mining and exploration companies, where he continued as CEO until 1994, when he joined with Celebration Mining Company and has continued full time as Vice President of Operations with the Company. His current responsibilities focus on the engineering, design, installation, and operation of complete mine and metallurgical plants involving base and precious metals and industrial minerals. Mr. Stacey received a B.S. Degree in Mining Engineering from Montana Tech in 1974 while working in Butte, Montana mines.

Ronald Kitching - Member of the Board of Directors.

     Since August 1995, Mr. Kitching has been a member of the Board of Directors of the Company. Prior to his retirement five years ago, Mr. Kitching was involved in the mining industry for over 35 years holding various positions, including serving as president of Overland Drilling Company, an Australian exploration drilling company, and as co-founder of Glindeman-Kitching Enterprises, an exploration drilling company. Mr. Kitching has served as a director for Celebration Mining Company since May 1994.

Kevin Stulp - Member of the Board of Directors

     Mr. Stulp was appointed to the Board of Directors of the Company to fill the vacancy created by the resignation of Hal Cameron. Since August 1995, Mr. Stulp has been an independent consultant in the fields of volume electronics and manufacturing, general business consulting, business strategy, business use of the Internet, automation and integration through computers, and financial analysis. From July 1994 to July 1995, Mr. Stulp was Director of Manufacturing Reengineering for Compaq Computer Corporation, Houston, Texas. From September 1992 to June 1994, Mr. Stulp was Director of Manufacturing for Compaq Computer Corporation. From September 1986 to September 1992, Mr. Stulp was PCA Operations Manager for Compaq Computer Corporation. From December 1983 to September 1986, Mr. Stulp held various positions with Compaq Computer Corporation, including industrial engineer, new products planner and manufacturing manager. From July 1980 to December 1983, Mr. Stulp was a financial planner with Texas Instruments, Houston,

Texas.  Mr. Stulp holds the degree of Masters in Business
Administration and the degree of Bachelor of Science Mechanical
Engineering, both from the University of Michigan, and the degree of Bachelor of Science from Calvin College, Grand Rapids, Michigan.

Indemnification

     The Company's Bylaws provide that the Company's directors and officers will be indemnified to the fullest extent permitted by the Utah Corporation Code, however, such indemnification shall not apply to acts of intentional misconduct; a knowing violation of law; or, any transaction where an officer or director personally received a benefit in money, property, or services to which to the director was not legally entitled.

     The Company has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

---------------------------------------------------------------------
                        CERTAIN TRANSACTIONS
---------------------------------------------------------------------

     Certain of the directors and/or officers of the Company also serve as directors and/or officers of other companies involved in natural resource exploration and development and, consequently, there exists the possibility for such directors and officers to be in a position of conflict. Any decision made by such directors and officers involving the Company, as the case may be, will be made in accordance with their duties and obligation to deal fairly and in good faith with the Company and such other companies. In addition, such directors and officers are required to declare and refrain from voting on any matter in which such directors and officers may have a conflict of interest. In this respect, Howard Crosby, who was the President of Celebration and of the Company at the time of the Reorganization, refrained from voting on any matter related to the Reorganization or any other matter pertaining to both companies.

     The Company has engaged in transactions with its officers, directors and principal shareholders, including the issuance of the initial shares of the Company. Such transactions may be considered as not having occurred at arm's length. The Company may be engaged in transactions with management and others involving conflicts of interest, including conflicts on salaries and other payments to such parties, as well as business opportunities which may arise. In this regard, the directors of the Company are involved in other companies and may have conflicts of interest in allocating time between the Company and other entities to which they are affiliated.

Relationships and Transactions Pertaining to the Company.

     During Fiscal 1994, the Company carried over the previous balance owed by Centurion of $5,055 and loaned Centurion $8,075, resulting in cumulative total advances made by the Company to Centurion of $13,130. Also during Fiscal 1994, Centurion accrued $54,335 of the Company's taxes, loaned $83,700 to the Company, and paid $140,932 of the Company's expenses (including certain land costs), resulting in total advances made by Centurion to the Company of $278,967. Centurion repaid these and previous amounts by paying certain of the Company's expenses and by transferring to the Company $467,236 of mineral properties. Thus, for Fiscal 1994 transactions between the Company and Centurion, including balance carryovers, the net cumulative result was a balance of $265,838 owed by the Company to Centurion.

     During Fiscal 1995, Centurion made net total advances to the Company of $38,086. The net result was a balance of approximately $300,000 owed by the Company to Centurion, which the Company repaid prior to the end of Fiscal 1995 by issuing 200,000 shares of its common stock to Centurion at the then prevailing market price of $1.50 per share.

Relationships and Transactions Pertaining to Celebration.

     In May 1994, Celebration issued, pursuant to Board resolution, an aggregate of 1,000,000 shares of common stock to Extol International Corporation, an affiliate of Howard M. Crosby, an officer and director of the Company, and 500,000 shares of Common Stock to Robert Jorgensen, an officer and director of the Company, in exchange for a transfer of the rights under an option on the Montana Property. Messrs. Crosby and Jorgensen are considered founders of the Company. The Company has not received a fairness opinion or other valuation of the rights transferred in exchange for the shares issued to Mr. Jorgensen and Extol International Corporation. The cost basis of the rights under the Montana Property was estimated to be $4,000. The perceived value of the shares issued was determined as of the time of transfer by Messrs. Crosby and Jorgensen as sole officers and directors of the Company. The determination was not based on arms length negotiations. In June 1994, the Company repaid to Crosby Enterprises, Inc., an affiliate of Howard M. Crosby, $20,000 for funds advanced on the Montana Property prior to the transfer of the rights under the option to the Company.

     In August 1994, Celebration issued 100,000 shares of Common Stock to Ronald Kitching, a director, as compensation for his services as a director. Messrs. Crosby and Jorgensen also received compensation from the Company as executive officers.

     In August 1994, Thomas Miller, a director of Celebration until August 8, 1995, received options to purchase up to 400,000 shares as compensation for his consulting services in field exploration management through August 1995. Mr. Miller was also an officer, director and principal shareholder of United Silver Mines, Inc., the Company's Joint Venture Partner on the Vipont Property and its subsidiary, Bannock Silver Mining Company.

---------------------------------------------------------------------
                       MANAGEMENT REMUNERATION
---------------------------------------------------------------------

Summary Compensation.

     The following table sets forth the compensation paid by Royal during each of the last three fiscal years to its Chief Executive Officer, and to the other four most highly compensated officers and executive officers, but only if the total annual salary and bonus of any such executive officer exceeded $100,000 for Fiscal 1995 (the "Named Executive Officers"). This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

                           SUMMARY COMPENSATION TABLE
(a)       (b)  (c)            (d)  (e)  (f)[1]    (g)  (h)  (i)
Crosby    1996 $78,000        $0   $0   $     0   0    $0   $0
President 1995 $48,000        $0   $0   $     0   0    $0   $0
          1994 $16,000[2]     $0   $0   $40,000   0    $0   $0
          1993 $0             $0   $0   $     0   0    $0   $0

Named Executive
Officers
------
None      n/a  n/a            n/a  n/a  n/a       n/a  n/a  n/a

(a)  Name and principal position.            (b)  Year.
(c)  Salary($)(1).                      (d)  Bonus($).
(e)  Other annual compensation($).
Long-Term Compensation.
Awards.                                 (f)  Restricted stock.
(g)  Options.
Payouts.
(h)  LTIP payouts($).                   (i)  All other compensation.

[1] The above shares were issued for Directors fees, for service to the Company. No awards were made for service to Celebration.

[2] This represents salary received as an officer of Celebration, $4,000 per month, beginning with June 1994.

     Other than the Company's Stock Option and Award Plan, there are no retirement, pension, or profit sharing plans for the benefit of the Company's officers and directors.

Option/SAR Grants Table.

     Information concerning individual grants of stock options, whether or not in tandem with stock appreciation rights ("SARs"), and freestanding SARs made during Fiscal 1996 to the CEO and each of the Named Executive Officers, if any, is reflected in the table below.

                              Potential Realizable
                              Value at Assumed         Alterative to
                              Annual Rates of Stock    (f) and (g)
                              Price Appreciation       Grant Date
     Individual Grants             for Option Term          Value
(a)  (b)          (c)            (d)       (e)   (f)   (g)       (h)
     Number of    Percent of
     Securities   Total Options/                                  Grant
     Underlying   SARs Granted   Exercise  Expira-                Date
     Options/SAR  to Employees   or Base   tion                   Present
Name Granted (#)  in Fiscal Year Price     Date  5%($)  10%($)    Value $
Crosby    0          0           n/a       n/a   n/a    n/a        n/a

Named Executive
Officers
None      n/a      n/a            n/a       n/a  n/a    n/a        n/a

     Aggregated Option/SAR Exercises and Fiscal 1996 Year-End Option/SAR Value Table. The following table sets forth certain information with respect to each exercise, if any, of stock options and SARs during Fiscal 1996 by the CEO and each of the Named Executive Officers, if any, and the Fiscal 1996 year-end value of unexercised options and SARs. The dollar values in columns (c) and (e) are calculated by determining the difference between the fair market value of the underlying stock and the exercise price or base price of the options at exercise or Fiscal 1996 year-end, respectively. The stock's fair market value on September 30, 1996 was $1.1875 per share. There are no outstanding option awards to management. Even if there were, it is possible they might never be exercised. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance and value of the Common Stock and overall stock market conditions. There can be no assurance that projected gains and values would be realized.

                AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1996
                 AND OPTION/SAR VALUES AT SEPTEMBER 30, 1996

(a)       (b)            (c)       (d)            (e)
                                   Number of
                                   Securities         Value of
                                   Underlying         Unexercised
                                   Unexercised        In-the-Money
                                   Options/SARs       Options/SARs
                                   at FY-End (#)  at FY-End($)
                              Dollar
          Shares Acquired     Value          Exercisable/   Exercisable/
Name      on Exercise (#)     Realized($)    Unexercisable  Unexercisable
Crosby    0                   $0             0/0            0/0

Executive
Officers

None      n/a                 n/a            n/a            n/a

Long-Term Incentive Plan Awards.

     The Company does not have any formalized long-term incentive plan (excluding restricted stock, stock option and SAR plans) that provides compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to financial performance of the Company or an affiliate, the Company's stock price, or any other measure.

Compensation of Directors.

     Directors receive for their services a retainer fee payable in shares of the Company's Common Stock, currently at the rate of 2,500 shares per quarter of completed service. During Fiscal 1996, 150,000 shares were awarded to directors as compensation. The Board has not implemented a plan to award options, authorized under the Company's Stock Option and Award Plan and none have been granted. There are no contractual arrangements with any member of the Board of Directors, other than the employment and salary arrangements for compensating two of its members for their service as executive officers: Howard Crosby as President and CEO, and Robert Jorgensen as Executive Vice President and Treasurer.

Compensation Committee Interlocks and Insider Participation.

     There are no compensation committee interlocks.   With respect to
insider participation, Howard Crosby, Hal Cameron and Carlos Chavez, participated in deliberations of the Company's Board of Directors during Fiscal 1996, concerning executive officer compensation.

Board of Directors Report on Executive Compensation.

     The following is a summary of the Board of Directors Report:

     It is the Board's responsibility to review and set compensation levels of the executive officers of the Company, evaluate the performance of management and consider management appointments and related matters. All decisions are decisions of the full Board. The Board considers the performance of the Company and how compensation paid by the Company compares to compensation generally in the mining industry and among similar companies. In establishing executive compensation, the Board bases its decisions, in part, on achievement and performance regarding broad-based objectives and targets relating to the continued acquisition of favorable silver properties and the progress of exploration and development of such properties, as well as the Company's financial performance.

     For Fiscal 1996, the Company's executive compensation policy consisted of two elements: base salary and stock awards. The policy factors which determine the setting of these compensation elements are largely aimed at attracting and retaining executives considered essential to the Company's long-term success. The granting of stock is designed as an incentive for executives to keep management's interests in close alignment with the interests of shareholders. The Company's executive compensation policy seeks to engender committed leadership to favorably posture the Company for continued growth, stability and strength of shareholder equity.

     The Company paid salaries to its officers for the fiscal year-ended September 30, 1996, as follows:

     Howard Crosby,                $78,000 yearly
          President
     Robert Jorgensen,             $72,000 yearly
          Executive Vice President
          and Treasurer
     Jerry Stacey,                 $70,000 yearly
          Vice President of Operations
     John Ryan,                    $48,000 yearly
          Vice President of Corporate
          Development

     These amounts were approved by the Board in recognition of the work and efforts and in completing the acquisition of a large number of silver mining properties prior to the end of Fiscal 1996.

     Further, the Board recognized the significant role of these four individuals in managing the Company's principal office in Spokane, Washington and in raising funds for the Company's exploration and development activities. Finally, the Board of Directors took into account the reasonableness of these salaries in comparison with Executive salaries within the mining region. On the basis of the above factors, the Board determined that these salaries were proper and fitting. No other officers received a salary during Fiscal 1996.

     With respect to stock awards during Fiscal 1996, the Board of Directors did not change the amount of shares, 2,500 per quarter, which each director is entitled to receive as partial compensation for service to the Company.

     The Board believes that executive compensation during Fiscal 1996 substantially reflects the Company's compensation policy and the Board anticipates paying a like sum during the fiscal year ending September 30, 1997.

     On January 8, 1997, the Company filed a Form S-8 Registration Statement with the Commission registering 831,775 shares of Common Stock for resale by certain shareholders of the Company. The Form S-8 is incorporated herein by reference as if set forth in full.

---------------------------------------------------------------------
                        PRINCIPAL SHAREHOLDERS
---------------------------------------------------------------------

Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth as of October 4, 1996, the beneficial ownership of Common Stock with respect to: (1) All persons known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock (the "Principal Shareholders"); (2) Each director and director nominee of the Company;
(3) Each Named Executive Officer (as that term is defined in the section entitled "Executive Compensation," below) who is listed in the "Summary Compensation Table," below; and, (4) All directors and executive officers as a group. At August 31, 1997, the number of shares of common stock of the Company issued and outstanding was 13,406,732.

Common Stock Beneficially Owned    No. of Shares  Percent of Class
1.  Name and Address of
    Principal Shareholders
Centurion Mines Corporation         1,146,180      8.55%
  331 South Rio Grande, Suite 201
  Salt Lake City, UT 84101
Howard Crosby [1]                     606,000      4.52%
  105 N. First, Suite 232
  Sandpoint, ID 83864
Robert E. Jorgensen [2]               587,000      4.38%
  2719 W. Strong Rd.
  Spokane, WA 99208
Britannia Holdings Ltd. [3]        2,135,000      15.92%
  Kings House, The Grange
  St. Peter Port
  Guernsey, GY1 2QJ
  Channel Island

2.  Directors
Howard Crosby [1]                     606,000      4.52%
Robert E. Jorgensen [2]               587,000      4.38%
Thomas Henricksen [4]                   5,550      0.04%
John Ryan [5]                          30,000      0.22%
Ronald Kitching                       157,500      1.17%
Kevin Stulp                           164,000      1.22%

3.  Named Executive Officers (Excluding
        Any Director Named Above)
Jerry Stacy [6]                        22,800      0.17%

4.  All Directors and Executive Officers
        as a Group (7 Persons)      1,572,800     11.72%

     All shares are owned beneficially and of record, unless otherwise noted.

[1] Mr. Crosby is a director, executive officer and 50% shareholder of Extol International Corp., a privately-held Washington corporation. As a 50% shareholder, Mr. Crosby holds indirect beneficial ownership of one-half of the restricted shares retained by Extol following the closing of the share exchange with Celebration. Also, the Board approved the release of a previously authorized grant of 200,000 restricted shares to Crosby Enterprises, Inc. for its work in putting together for the Company no fewer than five major business proposals, culminating in the reorganization with Celebration. Mr. Crosby holds indirect beneficial ownership of those restricted shares as a director, executive officer and majority shareholder of Crosby Enterprises, a private, closely-held Washington corporation. Mr. Crosby holds all remaining shares in his name, 15,000 shares of which he received in Fiscal 1995 as partial compensation for his service as a director and executive officer. Does not include Warrants to purchase 850,000 shares of Common Stock.

[2] The Company notes that in addition to the awards of shares for his service as a director and officer of the Company, Mr. Jorgensen initially received 550,000 restricted shares as part of the share exchange with Celebration. Does not include Warrants to purchase 550,000 shares of Common Stock.

[3]  Does not include Warrants to purchase 2,135,000 shares of Common
     Stock.

[4]  Does not include Warrants to purchase 125,000 shares of Common
     Stock.

[5]  Does not include Warrants to purchase 200,000 shares of Common
     Stock.

[6]  Does not include Warrants to purchase 300,000 shares of Common
     Stock.

---------------------------------------------------------------------
                    DESCRIPTION OF THE SECURITIES
---------------------------------------------------------------------

Description of Units

     Each Unit consists of six million (6,000,000) shares of the Company's Common Stock, $0.01 par value per share, and six million (6,000,000) Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants"). Each Redeemable Warrant ("Redeemable Warrant") entitles the holder to purchase one share of Common Stock at a price of $1.40, until September 1, 2000. The Warrants are callable by the Company upon thirty (30) days written notice provided that the bid price of the Company's Common Stock trades above $3.00 for ninety (90) consecutive
trading days.   No fractional shares will be issued upon exercise of
the Redeemable Warrants. The exercise price of the Redeemable Warrants is subject to adjustment in certain cases and the Company has the option of extending the Redeemable Warrant exercise dates. The Common Stock and Redeemable Warrants will be separately transferable immediately upon issuance.

     The Company is presently authorized to issue 100,000,000 shares of its $0.01 par value Common Stock. Presently 13,406,732 shares are issued and outstanding and a maximum of 6,000,000 Units are offered for sale pursuant to this Prospectus. The holders of the Company's Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the outstanding Common Stock will be able to elect the entire Board of Directors and, if they do so, minority shareholders would not be able to elect any members to the Board of Directors. Upon the close of the offering, the public shareholders may be able to elect the Board of Directors.

Rights of Common Stock Shareholders

     Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the outstanding Common Stock will be able to elect the entire Board of Directors and, if they do so, minority shareholders would not be able to elect any members to the Board of Directors. See "Capitalization" and "Risk Factors - Cumulative Voting, Preemptive Rights and Control."

     Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

     There are no outstanding options, warrants or rights to purchase shares of the Company's Common Stock, other than as disclosed herein.

Dividends

     Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Description of Redeemable Warrants

     The Redeemable Warrants will be issued under warrant certificates (the "Warrant Certificate") to be dated as of the date of this Prospectus, between the Company and OTC Stock Transfer, as Warrant Agent (the "Warrant Agent"). A copy of the Redeemable Warrant Certificate is filed as an exhibit to the registration statement and also may be examined at the office of the Company or of the Warrant Agent. The following summary of certain provisions of the Warrant Certificate does not purport to be complete and is qualified in its entirety by reference to the Warrant Certificates.

     Each Redeemable Warrant entitles the holder to purchase one share of Common Stock at a price of $1.40 per share, until September 1, 2000. The Redeemable Warrants are callable by the Company upon thirty (30) days written notice provided that the bid price of the Company's Common Stock is above $3.00 per share for ninety (90) consecutive trading days. At the time a Redeemable Warrant is exercised, the exercise price for the Redeemable Warrant shall be paid in full. Prior to expiration, the Redeemable Warrants may be exchanged, transferred or exercised by the registered Warrantholder by presenting the Redeemable Warrants to the Warrant Agent. See "Risk Factors - Redeemable Warrants."

     The Redeemable Warrants do not confer on the holders thereof any voting or other rights of a stockholder of the Company.

     The Company will have authorized and reserved for sale the stock purchasable upon exercise of the Redeemable Warrants. When delivered, such shares of stock shall be fully paid and non-assessable.

     The Exercise Price and the number of shares issuable upon exercise of the Redeemable Warrants are subject to adjustment upon the occurrence of certain events, including the issuance of any Common Stock as a dividend or any stock split or reverse split as a dividend. Adjustments in the number of shares issuable or in the Exercise Price or both shall also be made in the event of any merger other reorganization.

     The Warrant Certificates will provide that the Company and the Warrant Agent may, without the consent of the holders of the Redeemable Warrants, make changes in the Warrant Certificates which do not adversely effect, alter or change the rights, privileges or immunities of the registered holders of the Redeemable Warrants.

     The Company may pay a solicitation fee of 10% of the exercise price of the Warrants to any NASD registered representative who, if after one year from the effective date of the registration statement the Warrants are called, causes the exercise thereof prior to the expiration as set forth in the Warrant Agreement, subject however, to the provisions of the NASD Notice to Members 81-38 (September 22,
1981). NASD Notice to Member 81-38 provides that an NASD registered representative may not receive compensation as a result of any of the following transactions: (1) the exercise of Redeemable Warrants where the market price of the underlying security is lower than the exercise price; (2) the exercise of Redeemable Warrants held in any discretionary account (3) the exercise of Redeemable Warrants where disclosure of compensation arrangements has not been made in documents provided to customers both as part of the original offering and at the time of exercise; and, (4) the exercise of Redeemable Warrants in unsolicited transactions.

     Unless granted an exemption from Rule 10b-6 of the Securities and Exchange Act of 1934, the Selling Agent and any soliciting broker/dealers will be prohibited from engaging in any market making activities with regards to the Company's securities for the period from nine (9) business days prior to any solicitation of the exercise of any Warrants until the later of the termination of the solicitation activity or the termination (by waiver or otherwise) of any right that the Selling Agent and soliciting broker/dealers may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Selling Agent and soliciting broker/dealers may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

Other Warrants

     Currently, there are Warrants to purchase 6,686,666 shares of Common Stock at various prices.

Transfer Agent

     OTC Stock Transfer, 2310 East 2100 South, Salt Lake City, Utah 84115 is the transfer agent for the Company's $0.01 par value Common Stock and Redeemable Warrants.

     The Company's Common Stock is traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol RSMI. The prices listed below were obtained from the National Quotation Bureau, Inc., and are the highest and lowest bids reported during each fiscal quarter for the period December 31, 1994, through September 30, 1996. These bid prices are over-the-counter market quotations based on interdealer bid prices, without markup, markdown, or commission and may not necessarily represent actual transactions:

Fiscal Quarter Ended          High Bid ($)   Low Bid ($)
--------------------          ------------   -----------
December 31, 1994             4.125          3.000
March 31, 1995                2.500          1.125
June 30, 1995                 3.750          0.875
September 29, 1995            3.124          2.750
December 31, 1995             2.87           2.43
March 31, 1996                2.75           2.25
June 30, 1996                 2.94           1.62
September 30, 1996            2.12           1.00
December 31, 1996             1.35           0.75
March 31, 1997                1.56           0.91
June 30, 1997                 1.15           0.63

     On September 3, 1997, the average of the high bid and low ask quotation for the Company's common shares as quoted on the NASDAQ
Bulletin Board was $0.72.

     The approximate number of holders of common stock of record on September 10, 1997, was 605.

     Since its inception, the Company has not paid any dividends on its common shares. The Company does not anticipate that dividends will be paid in the foreseeable future.

Market for the Company's Securities

     There is no market for the Warrants and none is expected to develop. See "Risk Factors - No Market for the Warrants."


---------------------------------------------------------------------
                          PLAN OF OFFERING
---------------------------------------------------------------------

     The Company through its Officers and Directors is offering to the public 6,000,000 Units of the Company consisting of 6,000,000 (6,000,000) shares of $0.01 par value Common Stock, and six million (6,000,000) Redeemable Common Stock Warrants. The Units are offered on a "best efforts - no Units minimum - 6,000,000 Units maximum" basis, at a purchase price of $____ per Unit. The Company will use its best efforts to find purchasers for the Units offered hereby within a period of ninety (90) days from the date of this Prospectus, subject to an extension for an additional period not to exceed ninety (90) days (a total of one hundred eighty (180) days). The Company's Officers and Directors will receive no commissions or any other form of remuneration in connection with the sale of the Units.

     The Company may utilize the services of registered broker/dealers (the "Selling Agents") who are licensed members of the National Association of Securities Dealers (the "NASD") to sell the Units offered hereby. In that event, such Selling Agents will receive up to ten percent (10%) of the purchase price as expenses and sales commissions. If no Selling Agents are utilized, the net proceeds to the Company of the offering will be increased accordingly and added to the Company's working capital.

     The Company has not received any indications of interest from any member of the NASD. No assurance can be given that any NASD member will participate in the offering, and even if they do participate there is no commitment as to the actual amount of participation.

---------------------------------------------------------------------
                              LITIGATION
---------------------------------------------------------------------

     The Officers and Directors of the Company certify that to the best of their knowledge, neither the Company nor any of its Officers and Directors are parties to any legal proceeding or litigation. Further, the Officers and Directors know of no threatened or contemplated legal proceedings or litigation. None of the Officers and Directors have been convicted of a felony or none have been convicted of any criminal offense, felony and misdemeanor relating to securities or performance in corporate office. To the best of the knowledge of the Officers and Directors, no investigations of felonies, misfeasance in office or securities investigations are either pending or threatened at the present time.

---------------------------------------------------------------------
                            LEGAL MATTERS
---------------------------------------------------------------------

     Legal matters in connection with the Common Stock of the Company to be issued in connection with the offering will be passed upon for the Company by Conrad C. Lysiak, Attorney and Counselor at Law, West 601 First Avenue, Suite 503, Spokane, Washington 99204.

---------------------------------------------------------------------
                               EXPERTS
---------------------------------------------------------------------

     The financial statements of the Company appearing in this Prospectus and the Registration Statement have been examined by the accounting firm of Williams & Webster, P.S., Certified Public Accountants, 601 West Riverside, Suite 1970, Spokane, Washington 99201, as indicated in its report contained herein. Such financial statements are included in this Prospectus in reliance upon the said report, given upon such firm's authority as an expert in auditing and accounting.

---------------------------------------------------------------------
                        ADDITIONAL INFORMATION
---------------------------------------------------------------------

     The Company has filed with the Securities and Exchange Commission, 450 Fifth Street, N.W. Washington D.C. 20549, a registration statement under the Act, as amended with respect to the Units offered hereby. This Prospectus does not contain all of the information set forth in the registration statement, exhibits and schedules thereto. For further information with respect to the Company and the Units, reference is made to the registration statement, exhibits and schedules, copies of which may be obtained from the Commission's principals officers in Washington, D.C., upon payment of the fees prescribed by the Commission.

                            ROYAL SILVER MINES, INC.
                         (A Development Stage Company)

                          Audited Financial Statements

                           September 30, 1996 and 1995

                           C O N T E N T S

Independent Auditors' Reports      .    .    .    .    .    .    F-1

Balance Sheets      .    .    .    .    .    .    .    .    .    F-2

Statements of Operations .    .    .    .    .    .    .    .    F-3

Statements of Stockholders' Equity .    .    .    .    .    .    F-4

Statements of Cash Flows      .    .    .    .    .    .    .    F-10

Notes to the Financial Statements  .    .    .    .    .    .    F-13

                         Williams & Webster, P.S.
                       Certified Public Accountants
                         Seafirst Financial Center
                       601 W. Riverside, Suite 1970
                          Spokane, WA 99201-0611
                            Tel: (509) 838-5111
                            Fax: (509) 624-5001

The Board of Directors
Royal Silver Mines, Inc.
(A Development Stage Company)
Spokane, Washington

INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Royal Silver Mines, Inc. (a development stage company) as of September 30, 1996, and the related statements of operations, shareholders' equity, and cash flows for the year then ended, and from inception on February 17, 1994 through September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Silver Mines, Inc. as of September 30, 1996, and the results of their operations and their cash flows for the year then ended and from inception on February 17, 1994 through September 30, 1996 in conformity with generally accepted accounting principles.


Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
December 13, 1996

                          ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                              BALANCE SHEETS

                                   September 30,  September 30,
                                   1996           1995
ASSETS
 CURRENT ASSETS
    Cash                           $   688,716    $   151,698
    Note receivable                    100,000              -
    Interest receivable                    333              -
    Prepaid expenses                    17,391          4,350
                                    __________    ___________
      TOTAL CURRENT ASSETS             806,440        156,048
                                    __________    ___________
 MINERAL PROPERTIES                  4,785,665      3,869,515
 PROPERTY AND EQUIPMENT
   Furniture and equipment              15,802         11,629
   Less - accumulated depreciation      (2,809)          (589)
                                    __________    ___________
      TOTAL PROPERTY AND EQUIPMENT      12,993         11,040
                                    __________    ___________
 OTHER ASSETS
   Deferred debt issuance costs, net       -           19,736
   Organization costs, net                 259            359
                                    __________    ___________
      TOTAL OTHER ASSETS                   259         20,095
                                    __________    ___________
TOTAL ASSETS                       $ 5,605,357    $ 4,056,698
                                    ==========    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES
     Accounts payable              $    25,135    $    60,026
     Payable to related parties            289            289
     Accrued expenses                   34,443         90,088
     Notes payable                      60,000        670,919
                                    __________     __________
  TOTAL CURRENT LIABILITIES            119,867        821,322
                                    __________    ___________
  LONG-TERM DEBT                             -              -
  COMMITMENTS AND CONTINGENCIES              -              -
  SHAREHOLDERS' EQUITY
    Common stock, $.01 par value;
    40,000,000 shares authorized,
    10,649,854 and 7,757,063 shares
    issued and outstanding,
    respectively                       106,499         77,571
    Additional paid-in capital       8,436,808      4,120,540
    Deficit accumulated during
     development stage              (3,057,817)       962,735
                                    __________    ___________
  TOTAL SHAREHOLDERS' EQUITY         5,485,490      3,235,376
                                    __________    ___________
  TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY            $ 5,605,357    $ 4,056,698
                                    ==========    ===========

The accompanying notes are an integral part of these financial statements.
                                    F-2

                         ROYAL SILVER MINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENTS OF OPERATIONS

                                                                   Period From
                                                                   February 17,
                                                                   1994
                                                    Ten months     (inception)
                                     Year ended     ended          through
                                     September 30,  September 30,  September 30,
                                     1996           1995           1996
                                     _____________  _____________  _____________
REVENUES                             $        -     $       -      $       -
                                     ____________   ___________    ___________
GENERAL AND ADMINISTRATIVE EXPENSES

   Mineral leases                          8,122           843          8,965
   Depreciation and amortization          35,736        59,822         98,069
   Officers and directors compensation   492,715       209,733        831,948
   Other administrative expenses       1,298,975       273,246      1,652,006
                                     ___________   ___________    ___________

     Total expenses                    1,835,548       543,644      2,590,988
                                     ___________   ___________    ___________

OPERATING LOSS                        (1,835,548)     (543,644)    (2,590,988)
                                     ___________   ___________    ___________
OTHER EXPENSES
   Interest expense                       (9,534)      (62,557)       (72,091)
   Loss on disposition of assets        (200,000)     (144,738)      (344,738)
                                     ___________   ___________    ___________
  Total other expenses                  (209,534)     (207,295)      (416,829)
                                     ___________   ___________    ___________

NET LOSS                             $(2,045,082)  $  (750,939)   $(3,007,817)
                                     ===========   ===========    ===========

NET LOSS PER COMMON SHARE            $     (0.22)  $     (0.17)   $     (0.53)
                                     ===========   ===========    ===========
WEIGHTED AVERAGE  NUMBER OF
COMMON SHARES OUTSTANDING              9,221,191     6,342,816      5,596,841
                                     ===========   ===========    ===========









The accompanying notes are an integral part of these financial statements.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                    Total
                     Common Stock   Additional
                Number              Paid-in   Accumulated    Stockholders
                of Shares Amount    Capital   Deficit        Equity

Balance
02/17/94               -  $     -   $       - $       -      $       -
                _________ ________  _________ __________     __________
Issuance in
  May 1994
  of shares
  at $.002
  per share
  to officers
  and directors
  in exchange
  for assignment
  of mining
  property
  option        2,250,000   22,500     (18,500)       -           4,000
Issuance in
  July 1994 of
  shares for
  cash at $.402
  in private
  placement, net
  of costs      1,050,000   10,500     411,116        -         421,616
Issuance in
  August 1994
  of shares to
  a director
  in exchange
  for services,
  valued at
  $.417 per
  share           150,000    1,500      61,000         -          62,500
Net loss for
  the year
  ended
  November
  30, 1994             -        -           -    (211,796)      (211,796)
                _________ ________  __________ __________      _________
Balance,
  November 30,
  1994          3,450,000   34,500     453,616   (211,796)       276,320
                _________ ________  __________ __________      _________

The accompanying notes are an integral part of these financial statements.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
          STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT) (Continued)

                                    Total
                     Common Stock   Additional
                Number              Paid-in   Accumulated    Stockholders
                of Shares Amount    Capital   Deficit        Equity

Balance, forward
 11/30/94       3,450,000   34,500     453,616   (211,796)       276,320
                _________ ________  __________ __________      _________
Issuance of
  shares in
  debt offering
  at $.03
  per share       416,250    4,163       9,712         -          13,875
Issuance of
  shares for
  mineral
  properties
  valued at
  $1.00 per
  share           262,500    2,625     259,875         -         262,500
Issuance of
  shares for
  cash at $1.00
  per share        15,000      150      14,850         -          15,000
Stock issuance
  costs                -        -      (58,202)        -         (58,202)
Issuance of
  shares to
  acquire
  Consolidated
  Royal Mines,
  Inc. at $.15
  per share     2,434,563   24,346     335,750         -         360,096
Issuance of
  shares to
  directors and
  employees for
  services at
  prices ranging
  from $2.00
  to $2.50
  per share        12,750      127      29,473         -          29,600
                _________ ________  __________ __________      _________
Balance
  forward       6,591,063   65,911   1,045,074   (211,796)       899,189
                _________ ________  __________ __________      _________


The accompanying notes are an integral part of these financial statements.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
          STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT) (Continued)

                                    Total
                     Common Stock   Additional
                Number              Paid-in   Accumulated    Stockholders
                of Shares Amount    Capital   Deficit        Equity
Balance,
forward         6,591,063   65,911   1,045,074   (211,796)       899,189
                _________ ________  __________ __________      _________
Issuance of
  shares in
  exchange for
  mineral
  properties
  at prices
  ranging
  from $3.13
  to $3.25
  per share       800,000    8,000   2,530,126         -       2,538,126
Issuance of
  shares for
  cash at
  prices
  ranging from
  $1.50 to
  $2.00 per
  share           166,000    1,660     247,340         -         249,000
Issuance of
  shares in
  exchange for
  debt at $1.50
  per share       200,000    2,000     298,000         -         300,000
Net loss for
  the ten
  months ended
  September
  30, 1995             -        -           -    (750,939)      (750,939)
                _________ ________  __________ __________      _________
Balance,
September 30,
1995            7,757,063 $ 77,571  $4,120,540 $ (962,735)    $3,235,376
                _________ ________  __________ __________      _________
Issuance of
  shares for
  cash at
  $1.50 per
  share         1,176,832   11,769   1,754,010         -       1,765,779
                _________ ________  __________ __________      _________
Balance
  forward       8,933,895   89,340   5,874,550   (962,735)     5,001,155
                _________ ________  __________ __________      _________

The accompanying notes are an integral part of these financial statements.
                                    F-6

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
          STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT) (Continued)

                                    Total
                     Common Stock   Additional
                Number              Paid-in   Accumulated    Stockholders
                of Shares Amount    Capital   Deficit        Equity
Balance,
  forward       8,933,895   89,340   5,874,550   (962,735)     5,001,155
                _________ ________  __________ __________      _________
Issuance of
  shares to
  directors and
  employees for
  services at
  $1.50
  per share       222,700    2,227     331,823         -         334,050
Issuance of
  shares in
  exchange for
  debt and accrued
  interest at $1.50
  per share       406,050    4,060     605,015         -         609,075
Issuance of
  shares for
  cash at
  $2.20
  per share       150,000    1,500     328,500         -         330,000
Issuance of
  warrants
  for cash
  at $.05 per
  warrant              -        -       41,068         -          41,068
Issuance of
  shares for
  cash at
  $1.62 per
  share            65,000      650     104,650         -         105,300
Issuance of
  shares for
  cash to
  directors and
  employees
  at prices
  ranging
  from $1.62
  to $2.08 per
  share           107,500    1,075     181,175         -         182,250
                _________ ________  __________ __________      _________
Balance
  forward       9,885,145   98,852   7,466,781   (962,735)     6,602,830
                _________ ________  __________ __________      _________

The accompanying notes are an integral part of these financial statements.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
          STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT) (Continued)

                                    Total
                     Common Stock   Additional
                Number              Paid-in   Accumulated    Stockholders
                of Shares Amount    Capital   Deficit        Equity
Balance,
  forward       9,885,145   98,852   7,466,781   (962,735)     6,602,830
                _________ ________  __________ __________      _________
Issuance of
  shares for
  cash at
  $0.75 per
  share           200,000    2,000     147,985         -         149,985
Issuance of
  shares for
  cash at $1.70
  per share       250,000    2,500     422,500         -         425,000
Cancellation
  of 35,000
  shares
  received in
  exchange for
  return of
  mining
  property        (35,000)    (350)   (109,025)        -        (109,375)
Payment to
  Centurion Mines
  for option to
  repurchase
  stock                -        -           -     (50,000)       (50,000)
Issuance of
  shares for
  joint venture
  in mining
  property
  at $1.50
  per share       100,000    1,000     149,000         -         150,000
Repurchase of
  25,000 shares
  issued for
  joint venture
  at $1.40
  per share       (25,000)    (250)    (34,750)        -         (35,000)
                _________ ________  __________ __________      _________

Balance
  forward      10,375,145  103,752   8,042,491 (1,012,735)     7,133,508
               __________ ________  __________ __________      _________

The accompanying notes are an integral part of these financial statements.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
          STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT) (Continued)

                                    Total
                     Common Stock   Additional
                Number              Paid-in   Accumulated    Stockholders
                of Shares Amount    Capital   Deficit        Equity
Balance,
  forward      10,375,145  103,752   8,042,491 (1,012,735)     7,133,508
                _________ ________  __________ __________      _________
Issuance of
  shares for
  mining
  property
  at $1.50
  per share        20,000      200      29,800         -          30,000
                _________ ________  __________ __________      _________
Issuance of
  shares to
  noteholders
  for extension
  of notes
  at $1.50
  per share        39,375      394      58,669         -          59,063
Issuance of
  shares for
  services at
  $1.50 per
  share           215,334    2,153     320,848         -         323,001
Stock
  issuance
  costs                -        -      (15,000)        -         (15,000)
Net loss for
  the year
  ended
  September
  30, 1996             -        -           -  (2,045,082)    (2,045,082)
                _________ ________  __________ __________      _________

Balance,
September 30,
1996           10,649,854 $106,499 $8,436,808 $(3,057,817)    $5,485,490
               ========== ======== ========== ===========     ==========





The accompanying notes are an integral part of these financial statements.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                         STATEMENTS OF CASH FLOWS

                                                  From
                                                  February 17,
                    For the year   For the Ten    1994 (Inception)
                    Ended          Months Ended   Through
                    September 30,  September 30,  September 30,
                    1996           1995           1996
Cash flows from operating
  activities:
  Net loss          $  (2,045,082) $    (750,939) $  (3,007,817)
                     ______________ ______________ ______________
  Adjustments to reconcile
  net loss to net cash used
  by operating activities:
     Depreciation and
       amortization        35,736         59,822        100,616
     Issuance of common stock
       for services       657,051         29,600        749,151
     Write-off of joint
       venture costs      150,000             -         150,000
  Changes in assets and liabilities:
    Note receivable      (100,000)            -        (100,000)
    Interest receivable      (333)            -            (333)
    Prepaid expenses      (13,041)        22,627        (17,391)
    Other assets           19,836        (23,137)        (3,801)
    Accounts payable      (34,891)        53,727         25,135
    Accrued expenses      (55,645)        90,088         34,443
    Payable to
      related parties          -         300,289        300,289
                    ______________ ______________ ______________
  Net cash used in operating
    activities         (1,386,369)      (217,923)    (1,769,708)
                    ______________ ______________ ______________
Cash flows from investing
    activities:
   Purchase and development of
     mineral properties  (979,043)      (455,418)    (1,604,836)
   Purchase of
     fixed assets          (4,173)       (11,629)       (15,802)
                    ______________ ______________ ______________
Net cash provided used in
   investing activities  (983,216)      (467,047)    (1,620,638)
                    ______________ ______________ ______________

The accompanying notes are an integral part of these financial statements.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                   STATEMENTS OF CASH FLOWS (Continued)

                                                  From
                                                  February 17,
                    For the year   For the Ten    1994 (Inception)
                    Ended          Months Ended   Through
                    September 30,  September 30,  September 30,
                    1996           1995           1996
Cash flows from financing
     activities:
   Stock issuance and offering
     costs                (15,000)      (58,202)      (144,835)
   Proceeds received on
     long-term debt            -        675,000        675,000
   Payments made on
      notes payable       (40,000)      (74,206)      (114,206)
   Issuance of common stock
      for cash          2,958,314       264,000      3,659,814
   Payment for option to re-
     purchase stock       (50,000)           -         (50,000)
   Issuance of common
      stock for accrued
      interest             38,158            -          38,158
   Issuance of common stock for
      extension of notes payable
      maturation           59,063            -          59,063
   Payment for return of stock
      issued for mining property
      interest            (35,000)           -         (35,000)
   Payment of joint
      venture costs       (50,000)           -         (50,000)
   Issuance of warrants
      for cash             41,068            -          41,068
                    ______________ ______________ ______________

Net cash provided by financing
   activities           2,906,603       806,592      4,079,062
Net increase - cash $     537,018  $    121,622  $     688,716
                    ______________ ______________ ______________

Cash, beginning
    of period             151,698        30,076             -

Cash, end of period $     688,716  $    151,698   $    688,716
                    =============  ============   ============

The accompanying notes are an integral part of these financial statements.
                                   F-11

       84                ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                   STATEMENTS OF CASH FLOWS (Continued)

                                                  From
                                                  February 17,
                    For the year   For the Ten    1994 (Inception)
                    Ended          Months Ended   Through
                    September 30,  September 30,  September 30,
                    1996           1995           1996
                    ______________ ______________ ______________
Supplemental cashflow disclosure:

   Income taxes     $          -    $        250  $         350
   Interest         $       5,715   $     17,683  $      23,398

Non-cash financing activities:
 Common stock issued for
  services rendered $     657,051   $     29,600  $     749,151
 Common stock issued
  for mineral
  properties        $     180,000   $  2,800,626  $   2,980,626
 Common stock issued for
  exchange for debt $     570,917   $    313,875  $     922,950
 Common stock issued in
  acquisition of
  Consolidated Royal
  Mines, Inc.       $          -    $    360,096  $     360,096
 Option rights acquired
  in exchange for a
  payable           $          -    $         -   $      79,000
 Common stock issued for
  assignment of mining
  property options  $          -    $         -   $       4,000












The accompanying notes are an integral part of these financial statements.

       85                ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                     Notes to the Financial Statements
                            September 30, 1996

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS.

Royal Silver Mines, Inc. (Royal) was incorporated in April of 1969 under the laws of the State of Utah primarily for the purpose of acquiring and developing mineral properties. Royal conducts its business as a "junior" natural resource company, meaning that it intends to receive income from property sales or joint ventures with larger companies.

Celebration Mining Company (Celebration), currently a wholly-owned subsidiary of Royal was incorporated for the purpose of identifying, acquiring, exploring and developing mining properties. Celebration was organized on February 17, 1994 as a Washington Corporation.
Celebration has not yet realized any revenues from its planned operations.

On August 8, 1995, Royal and Celebration completed an Agreement and Plan of Reorganization whereby the Company issued 4,143,750 shares of its common stock and 1,455,000 warrants in exchange for all of the outstanding common stock of Celebration. Pursuant to the reorganization the name of the Company was changed to Royal Silver Mines, Inc. Immediately prior to the Agreement and Plan of Reorganization, the Company had 2,375,463 common shares issued and outstanding.

The acquisition was accounted for as a purchase by Celebration of Royal, because the shareholders of Celebration control the company after the acquisition. Therefore, Celebration is treated as the acquiring entity. There was no adjustment to the carrying value of the assets or liabilities of Royal in the exchange as the market value approximated the net carrying value.

Royal is the acquiring entity for legal purposes and Celebration is the surviving entity for accounting purposes.

The $4,785,665 cost of mineral properties included in the accompanying balance sheet as of September 30, 1996 is related to exploration properties. The Company has not determined whether the exploration properties contain ore reserves that are economically recoverable. The ultimate realization of the Company's investment in exploration properties is dependent upon the success of future property sales, the existence of economically recoverable reserves, the ability of the Company to obtain financing or make other arrangements for development and upon future profitable production. The ultimate realization of the Company's investment in exploration properties cannot be determined at this time and, accordingly, no provision for any asset impairment that may result, in the event the Company is not successful in developing or selling these properties, has been made in the accompanying financial
statements.                        F-13

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                     Notes to the Financial Statements
                            September 30, 1996

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS - continued.

The Company is actively seeking additional capital and management believes the properties can ultimately be sold or developed to enable the Company to continue its operations. However, there are inherent uncertainties in mining operations and management cannot provide assurances that it will be successful in this endeavor. Furthermore, the Company is in the development stage as it has not realized any significant revenues from its planned operations.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

Accounting Method.

The Company's financial statements are prepared using the accrual method of accounting.

Loss Per Share.

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the year The weighted average number of shares was calculated by taking the number of shares outstanding and weighing them by the amount of time they were outstanding.

The outstanding warrants were not included in the computation of loss per share because the exercise price of the outstanding warrants is higher than the market price of the stock, thereby causing the warrants to be antidilutive.

Cash Equivalents.

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Mineral Properties.

Costs of acquiring, exploring and developing mineral properties are capitalized by project area. Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves. Mineral properties are periodically assessed for impairment of value and any losses are charged to operations at the time of impairment.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                     Notes to the Financial Statements
                            September 30, 1996

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued.

Mineral Properties - continued.

Should a property be abandoned, its capitalized costs are charged to operations. The Company charges to operations the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Concentration of Risk.

The Company maintains its cash accounts in primarily one commercial bank in Spokane, Washington. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company's cash balance exceeds that amount by $588,716 at September 30, 1996.

Provision For Taxes.

At September 30, 1996, the Company had net operating loss carryforwards of approximately $3,130,000 that may be offset against future taxable income through 2011 No tax benefit has been reported in the financial statements as the Company believes there is a 50% or greater chance the net operating loss carryforwards will expire unused. Accordingly, the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

Recently Issued Accounting Standards.

In March 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Impairment of Long-Lived Assets."
This new standard is effective for years beginning after December 15, 1995 and would change the Company's method of determining impairment of long-lived assets. Although the Company has not performed a detailed analysis of the impact of this new standard on the Company's financial statements, the Company does not believe that adoption of the new standard will have a material effect on the financial statements.

In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation " (FAS 123). The new statement is effective for fiscal years beginning after December 15, 1995.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                     Notes to the Financial Statements
                            September 30, 1996

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued.

Recently Issued Accounting Standards - continued.

FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company currently intends to adopt the fair value accounting prescribed by FAS
123. However, the Company intends to continue its analysis of FAS 123 to determine its ultimate effect in the future.

Restatement.

The restatement of the financial statements have resulted in certain changes in presentation which have no effect on the net losses or shareholder's equity for September 30, 1995 or the year then ended.

NOTE 3 - MINERAL PROPERTIES.

Utah Mining Property Joint Venture.

In October 1994, Celebration and United Silver Mine, Inc., (United) entered into a joint venture agreement, whereby Celebration could acquire up to an 80% interest in a mining property located in the State of Utah. Under the terms of the agreement, United contributed real properties for an initial 75% interest in the joint venture, and Celebration was to remove all liens associated with the real properties by paying $175,000 to a bank which was the primary lien holder for its initial 25% interest in the venture.

Celebration expended $175,000 to purchase the aforementioned promissory note. The property was auctioned in a public auction in May, 1995 and by virtue of Celebration's first position lien, Celebration was able to successfully bid the full amount of the underlying promissory note. Although additional expenditures have been made on the property through September 30, 1996, no further funds toward the joint venture have been expended by Celebration, which owns an undivided 25% interest in the property.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                     Notes to the Financial Statements
                            September 30, 1996

NOTE 3 - MINERAL PROPERTIES (Continued).

Shoshone County Idaho Mineral Lease.

In February 1995, Celebration entered into an agreement to acquire a fifty-year renewable mineral lease on a property in Shoshone County, Idaho. The mining property consists of twelve patented claims and associated Idaho state leases. In connection with this lease, Celebration paid $50,000 and issued 175,000 shares of common stock. In addition, 10,000 shares were issued to a new director for his assistance in obtaining this lease. Celebration subsequently paid $950,000 for the option of extending its lease for an additional forty-nine years. When, and if, the property achieves gross sales of $40,000,000, Celebration will be obligated to pay an additional .5% royalty on future sales. Furthermore, beginning after September 1, 1995, and at such time as the average price of silver has reached $6.00 per ounce for a 30-day period, Celebration is obligated to spend not less than $2,000,000 during the subsequent 36 months to de-water and repair the mine. Thereafter, Celebration will be required to maintain the mine in a condition to allow it to be put into production within sixty days. There are certain claims by the U.S. Environmental Protection Agency and the County on this property for which the lessor is obligated to pay. In the event these claims are not satisfactorily resolved, they may effect Celebration's rights to the property.

Australian Mineral Property Joint Venture.

In March 1995, Celebration entered into a joint venture agreement with an Australian company for exploration of a certain mineral property in Australia.

Under the original terms of the joint venture agreement, Celebration acquired a 10% interest by paying $100,000 in April 1995. No additional funds where paid or required to be paid subsequent to the initial payment.

Washington and Idaho Mineral Properties.

During the year ended September 30, 1995, Celebration purchased through the issuance of 800,000 shares of its common stock, various mineral properties located in the States of Washington and Idaho. The mineral properties were recorded at the fair market value of the shares paid on the date of issuance ranging from $3.13 to $3.25 per share for a total purchase price of $2,538,126.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                     Notes to the Financial Statements
                            September 30, 1996

NOTE 3 - MINERAL PROPERTIES (Continued).

In May 1996, the Company sold back the Frisco Standard Silver Mine to its original seller in exchange for the same price (35,000 shares of Royal stock) received by the seller when the mine was purchased. The shares received were cancelled and no gain or loss was recorded on the transaction.

The Company's proposed future mining activities will be subject to laws and regulations controlling not only the exploration and mining of mineral properties, but also the effect of such activities on the environment. Compliance with such laws and regulations may necessitate additional capital outlays, affect the economics of a project, and cause changes or delays in the Company's activities.

          The total mineral properties at September 30, 1996 are classified as follows:

Mineral properties under joint ventures $    366,510
Other mineral properties                   4,419,155
                                        ____________
Total Mineral Properties                $  4,785,665
                                        ============
The Company's mineral properties are valued at the lower of cost or net realizable value.

NOTE 4 - PROPERTY AND EQUIPMENT.

Property and equipment are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the straight-line method over the expected useful lives of the assets of five years.

NOTE 5 - INTANGIBLE ASSETS.

Deferred debt issuance costs and organization costs are recorded at cost. Amortization of these intangible assets is determined using the straight-line method over the expected useful lives of the assets as follows:

          Description                   Useful Lives
          ___________________________   ____________
          Deferred debt issuance costs  1 year
          Organization costs            5 years

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                     Notes to the Financial Statements
                            September 30, 1996

NOTE 6 - COMMON STOCK.

During the year ended November 30, 1994, Celebration issued 1,500,000 shares of common stock to directors for services rendered, valued at $.003 to $.625 per share, which is the fair market value of the shares on the date of issuance.

During the year ended September 30, 1995, the Company issued 12,750 shares of common stock to directors and employees for services rendered, valued at prices ranging from $2.00 to $2.50 per share, which is the fair market value of the shares on the date of issuance.

During the year ended September 30, 1995, Celebration issued 975,000 shares of common stock in exchange for mineral properties (See Note 3) and sold 176,000 shares of common stock for $264,000 cash.

The Company issued 200,000 shares of its common stock during the year ended September 30, 1995 in lieu of outstanding debt that was owed to Centurion Mines Corporation (Centurion), a related entity. The stock was issued at $1.50 per share in payment of $300,000 of the then outstanding debt (See Note 10). The Company also issued 277,500 shares in connection with the issuance of notes payable (See Note 9). (See also the disclosure in Note 1).

During the year ended September 30, 1996, the Company sold 1,949,332 shares of its common stock for $2,958,314 in cash. The Company also issued 222,700 shares to directors and employees for services rendered valued at $1.50 per share, which is the fair market value of the shares on the date of issuance.

Also during the year ended September 30, 1996, the Company issued 100,000 shares of its common stock for a joint venture in a mining property and 20,000 common shares for a mining property (See Note 12). The stock issued was valued at $1.50 per share, which is the fair market value to the shares at the date of issuance.

In the same twelve-month period, the Company also issued 406,050 shares of its common stock in payment of outstanding debt of $570,917 and accrued interest of $38,158. The stock was issued at $1.50 per share for a total value of $609,075. In addition, the Company issued 39,375 shares of common stock to noteholders for extending the maturity date of their loans. Again, the shares were valued at $1.50 each, which is the fair market value of the shares when issued.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                     Notes to the Financial Statements
                            September 30, 1996

NOTE 7 - COMMON STOCK OPTIONS AND WARRANTS.

In January 1992, the shareholders of Royal approved a 1992 Stock Option and Stock Award Plan under which up to ten percent of the issued and outstanding shares of the Company's common stock could be awarded based on merit of work performed. As of September 30, 1996, 12,750 shares of common stock have been awarded under the Plan.

Also during the year ended September 30, 1996, the Company issued
215,334 shares of its common stock for services received. The shares were valued at $1.50 per share, which is the fair market value of the shares at the date of issuance.


Celebration, prior to the exchange agreement with Royal, had granted securities to certain shareholders which represented rights to purchase or receive shares of Celebration's common stock. These options were assumed by the Company after the merger at a rate of 1.5 shares for each option still outstanding. Thus, the Company has granted options, with varying conditions and requirements, to purchase a total of 1,455,000 shares of its common stock.

There are 255,000 of the stock options exercisable at $1.50 per share which expire March 21, 2000. The remaining 1,200,000 stock options are exercisable at $0.93 per share and expire on August 31, 2001. As of September 30, 1996, none of these options have been exercised.

On January 9, 1996, the Board of Directors approved the issuance of warrants to two of its officers to purchase a total of 300,000 shares for a purchase price of $2.50 per share, exercisable from the date of issuance until January 9, 1999.

On March 22, 1996, the Board of Directors approved the issuance of warrants to an investor to purchase 625,000 shares of common stock of the Company in partial completion of a private placement of stock. These warrants are exercisable until September 30, 1998, at a price of $1.50 per share, which is 67% of the closing price on March 22, 1996.


On April 10, 1996, following the close of the second quarter of fiscal 1996, the Board of Directors authorized the issuance of 420,666 warrants to unaffiliated investors as part of the private placement of stock. These warrants are exercisable until April 12, 1997 at prices ranging from $2.50 to $2.625 per share. As of September 30, 1996, 320,666 warrants have been issued (but not exercised) for a total amount of $41,068.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                     Notes to the Financial Statements
                            September 30, 1996

NOTE 8 - ADDITIONAL PAID-IN CAPITAL.

The following is a summary of additional paid-in capital at September 30, 1996 and September 30, 1995:

                              September 30,       September 30,
                              1996                1995
                              _____________       _____________
Applicable to:
     Common stock             $8,395,740          $4,120,540
     Stock warrants               41,068                   -
                              __________          __________
                              $8,436,808          $4,120,540
                              ==========          ==========

NOTE 9 - NOTES PAYABLE.

In February 1995, Celebration raised $555,000 through the issuance of promissory notes. During the second quarter ended March 31, 1996, $470,000 of the total amount plus accrued interest of $29,265 was converted into 332,800 shares of the Company's common stock, leaving an amount owing of $85,000, which was further reduced by cash payments to $60,000 at September 30, 1996.

The notes bear interest at 10% per annum and will be due on the earlier of January 1, 1997 or the closing of any public offering of equity securities by the Company. The note holders also received 277,500 shares of Celebration's common stock. A 10% commission was charged by an underwriter on the sale of almost all of the notes.

In April 1995, Celebration raised $120,000 in 10% convertible debentures. In late 1995, $105,000 of the total amount plus accrued interest of $4,810 was converted into 73,250 shares of the Company's common stock, leaving an amount owing of $15,000. During the third quarter ended September 30, 1996, this remaining $15,000 plus accrued interest was paid.

NOTE 10 - RELATED PARTY TRANSACTIONS.

After receiving advances from a related party for payment of operating expenses, the Company approved the issuance of 200,000 shares of common stock in payment of $300,000 of the then outstanding balance (See Note
6).  The balance outstanding at September 30, 1996 was $289.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                     Notes to the Financial Statements
                            September 30, 1996

NOTE 11 - FUTURE LEASE OBLIGATIONS.

The Company is obligated under its lease arrangements to make additional lease payments subsequent to September 30, 1996 as follows:

     Year Ended
     September 30,                      Amount
     _____________                      _________
     1997                               $  9,440
     1998                                  4,500
     1999                                  4,500
     2000 and thereafter                  22,500
                                        _________
          Total                         $ 40,940
                                        =========

NOTE 12 - OPTIONS WITH PLACER MINING CORPORATION.

In April 1996, the Company entered into an option with Placer Mining Corporation ("Placer") of Kellogg, Idaho whereby the Company could acquire a joint venture interest in the Bunker Hill Mine, a silver-lead-zinc mine in Shoshone County, Idaho. After issuing 100,000 shares valued at $1.50 per share and spending a non-refundable $50,000 on this option, the Company elected to renegotiate this option agreement and entered into a second option agreement with Placer on September 18, 1996.

In the second agreement, the Company paid $100,000 in September 1996 for the nonassignable option of acquiring a 100% interest in the Bunker Hill Mine. In order to exercise this option, the Company must issue 500,000 shares of its common stock to Placer by May 10, 1997 and pay Placer either $7,000,000 by that date or $4,000,000 by that date and $3,500,000 by May 10, 1998. Under the terms of this agreement, the Company will pay Placer a 2 3/4% net smelter return royalty in perpetuity with stipulated annual advance minimum royalty payments to Placer ranging from $100,000 (in 1999) to $250,000 (in years 2002 through 2010). All advance minimum royalties paid are to be credited against actual production royalties.

At September 30, 1996, the Company had expended $101,715 in option and related expenses toward the purchase of the Bunker Hill Mine. These costs are included in the cost of mineral properties (Note 3) on the Company's balance sheet.

                         ROYAL SILVER MINES, INC.
                       (A Development Stage Company)
                     Notes to the Financial Statements
                            September 30, 1996


NOTE 13 - STOCK OPTION AGREEMENT WITH CENTURION MINES CORPORATION.

In September 1996, the Company executed an agreement with Centurion Mines Corporation ("Centurion") whereby the Company acquired an option from Centurion to purchase up to 800,000 shares of its common stock held by Centurion for the exercise price of $1.75 per share during the two-year period ending September 30, 1998. The cost of this two-year stock purchase option was $50,000, which was paid by the Company and charged to stockholders' equity (accumulated deficit).

At September 30, 1996, no shares were acquired from Centurion under this option agreement.

                    ROYAL SILVER MINES, INC.
                 (A Development Stage Company)

                      FINANCIAL STATEMENTS

              June 30, 1997 and September 30, 1996

                        C O N T E N T S



Accountant's Review Report                   F-1

Balance Sheets                               F-2 - F-3

Statements of Operations                     F-4

Statements of Stockholders' Equity           F-5 - F-9

Statements of Cash Flows                     F-10 - F-11

Notes to the Financial Statements            F-12 - F-24

The Board of Directors
Royal Silver Mines, Inc.
(A Development Stage Company)
Spokane, Washington

                   ACCOUNTANT'S REVIEW REPORT


We have reviewed the accompanying balance sheet of Royal Silver Mines, Inc. (a development stage company) as of June 30, 1997, and the related statements of operations, shareholders' equity, and cash flows for the nine months ended June 30, 1997 and 1996, and for the period from February 17, 1994 (inception) through June 30, 1997. The review was conducted in a accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Royal Silver Mines, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The balance sheet for the year ended September 30, 1996 was audited by us and we expressed an unqualified opinion on it in our report dated December 13, 1996. We have not performed any auditing procedures since that date.





Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
July 23, 1997

                       ROYAL SILVER MINES, INC.

                   (A DEVELOPMENT STAGE COMPANY)

                            BALANCE SHEETS

                                   June 30,       September 30,
                                   1997           1996
                                   (Unaudited)    (Audited)
ASSETS

  CURRENT ASSETS
     Cash                          $ 1,123,602    $   688,716
     Note receivable                   100,000        100,000
     Interest receivable                 5,958            333
     Prepaid expenses                    5,153         17,391
                                   -----------    -----------
     TOTAL CURRENT ASSETS            1,234,713        806,440
                                   -----------    -----------

MINERAL PROPERTIES                   4,727,096      4,785,665
                                   -----------    -----------

PROPERTY AND EQUIPMENT
     Mining equipment                  133,534             -
     Furniture and equipment            15,185         15,802
     Less
       accumulated depreciation         (6,610)        (2,809)
                                   -----------    -----------

     TOTAL PROPERTY AND EQUIPMENT      142,109         12,993
                                   -----------    -----------

OTHER ASSETS
     Investments                        70,000             -
     Organization costs, net               184            259
                                   -----------    -----------
     TOTAL OTHER ASSETS                 70,184            259
                                   -----------    -----------

TOTAL ASSETS                       $ 6,174,102    $ 5,605,357
                                   ===========    ===========


The accompanying notes are an integral part of these financial statements.

                       ROYAL SILVER MINES, INC.

                   (A DEVELOPMENT STAGE COMPANY)

                            BALANCE SHEETS

                                   June 30,       September 30,
                                   1997           1996
                                   (Unaudited)    (Audited)

LIABILITIES AND SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES
  Accounts payable                 $    15,355    $    25,135
  Payable to related parties                -             289
  Accrued expenses                      17,987         34,443
  Notes payable                             -          60,000
                                   -----------    -----------
     TOTAL CURRENT LIABILITIES          33,342         119,867
                                   -----------    -----------
  LONG-TERM DEBT                            -              -
                                   -----------    -----------
  COMMITMENTS AND CONTINGENCIES             -              -
                                   -----------    -----------
  SHAREHOLDERS' EQUITY
    Common stock, $.01 par value;
      40,000,000 shares authorized,
      13,423,904 and 10,649,854 shares
      issued and outstanding,
      respectively                     133,751        106,499
    Additional paid-in capital      10,512,117      8,436,808
    Deficit accumulated during
      development stage             (4,505,108)    (3,057,817)
                                   -----------    -----------

     TOTAL SHAREHOLDERS' EQUITY      6,140,760      5,485,490
                                   -----------    -----------
     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY        $ 6,174,102    $ 5,605,357
                                   ===========    ===========






The accompanying notes are an integral part of these financial statements.

In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of Operations, has been formatted to fit across two pages.

                       ROYAL SILVER MINES, INC.

                   (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF OPERATIONS

                                        Three months ended
                                        June 30,       June 30,
                                        1997           1996
REVENUES                                $         -    $        -

GENERAL AND ADMINISTRATIVE EXPENSES

  Mineral properties                          22,732         2,758
  Depreciation and amortization               10,683           616
  Officers and directors compensation         85,499        54,999
  Other general and administrative           272,799       219,682
                                        ------------   -----------
     Total expenses                          391,713       278,055
                                        ------------   -----------
OPERATING (LOSS)                            (391,713)     (278,055)
                                        ------------   -----------
OTHER INCOME (EXPENSES)
  Interest income                             16,190
  Interest expense                                -         (2,159)
  Loss on disposition of assets                   -             -
                                        ------------   -----------
     Total other income (expenses)            16,190        (2,159)
                                        ------------   -----------
NET LOSS                                $   (375,523)  $  (280,214)
                                        ------------   -----------
     NET LOSS PER COMMON SHARE          $      (0.03)  $     (0.03)
                                        ============   ===========
     WEIGHTED AVERAGE NUMBER OF
       COMMON SHARES OUTSTANDING          13,423,904     9,396,915
                                        ============   ===========




The accompanying notes are an integral part of these financial statements.

                                 F-4a



In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of Operations, has been formatted to fit across two pages.

                       ROYAL SILVER MINES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF OPERATIONS (Continued)

                                                       February 17,
                         Nine months ended             1994
                                                       (inception)
                         June 30,       June 30,       through
                         1997           1996           June 30, 1997
REVENUES                 $         -    $        -     $         -
                         ------------   -----------    ------------
GENERAL AND ADMINISTRATIVE
EXPENSES
  Mineral properties           261,619        8,122         270,584
  Depreciation and
    amortization                28,855       21,776         126,924
  Officers and directors
    compensation               329,911      266,215       1,161,859
  Other general and
    administrative             843,070      633,871       2,495,076
                         -------------  -----------    ------------
     Total expenses          1,463,455      929,984       4,054,443
                         -------------  -----------    ------------
OPERATING (LOSS)            (1,463,455)    (929,984)     (4,054,443)
                         -------------  -----------    ------------
OTHER INCOME (EXPENSES)
  Interest income               20,190                       20,190
  Interest expense              (2,257)      (7,409)        (74,348)
  Loss on disposition of
    assets                      (1,769)          -         (346,507)
                         -------------  -----------    ------------
     Total other income
       (expenses)               16,164       (7,409)       (400,665)
                         -------------  -----------    ------------
NET LOSS                 $  (1,447,291) $  (937,393)   $ (4,455,108)
                         -------------  -----------    ------------
NET LOSS PER
  COMMON SHARE           $       (0.12) $     (0.11)   $      (0.64)
                         =============  ===========    ============
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES
  OUTSTANDING               11,804,654    8,742,325       6,974,672
                         =============  ===========    ============


                                 F-4b

In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of Shareholders' Equity (Deficit), has been formatted to fit across two pages.

                       ROYAL SILVER MINES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                             (Unaudited)

                                                 Common Stock
                                             Number
                                             of Shares      Amount
Balance February 17, 1994                           -       $     -

Issuance in May 1994 of shares at
  $0.002 per share to officers and
  directors in exchange for assignment
  of mining property option                  2,250,000        22,500

Issuance in July 1994 of shares
  for cash at $0.402 in private
  placement, net of costs.                   1,050,000        10,500

Issuance in August 1994 of shares
  to a director in exchange for
  services, valued at $0.417                   150,000         1,500

Net loss for the year ended
  November 30, 1994                                 -             -
                                             ---------      --------
Balance, November 30, 1994                   3,450,000        34,500

Issuance of shares in debt
  offering at $0.03 per share                  416,250         4,163

Issuance of shares for mineral
  properties valued at $1.00 per
  share                                        262,500         2,625

Issuance of shares for cash at
  $1.00 per share                               15,000           150

Stock issuance costs                                -             -
                                             ---------      --------
Balance forward                              4,143,750        41,438
                                             ---------      --------
The accompanying notes are an integral part of these financial statements.

                                 F-5a

In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of Shareholders' Equity (Deficit), has been formatted to fit across two pages.
                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
       STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT) (Continued)
                             (Unaudited)

                              Additional               Total
                              Paid-in   Accumulated    Stockholders'
                              Capital   Deficit        Equity
Balance February 17, 1994     $     -   $       -      $       -

Issuance in May 1994 of shares
  at $0.002 per share to
  officers and directors in
  exchange for assignment
  of mining property option     (18,500)        -           4,000

Issuance in July 1994 of
  shares for cash at $0.402
  in private placement,
  net of costs.                 411,116         -         421,616

Issuance in August 1994 of
  shares to a director in
  exchange for services,
  valued at $0.417               61,000         -          62,500

Net loss for the year ended
  November 30, 1994                  -    (211,796)      (211,796)
                              --------- ----------     ----------

Balance, November 30, 1994      453,616   (211,796)       276,320

Issuance of shares in debt
  offering at $0.03 per share     9,712         -          13,875

Issuance of shares for mineral
  properties valued at $1.00
  per share                     259,875         -         262,500

Issuance of shares for cash at
  $1.00 per share                14,850         -          15,000

Stock issuance costs            (58,202)        -         (58,202)
                              --------- ----------     ----------
Balance forward               $ 679,851 $ (211,796)    $  509,493
                              --------- ----------     ----------

                                 F-5b

In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of Shareholders' Equity (Deficit), has been formatted to fit across two pages.

                       ROYAL SILVER MINES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                             (Unaudited)

                                                  Common Stock
                                             Number
                                             of Shares      Amount
Balance forward                              4,143,750      $ 41,438

Issuance of shares to acquire
  Consolidated Royal Mines, Inc.
  at $0.15 per share                         2,434,563        24,346

Issuance of shares to directors
  and employees for services at
  prices ranging from $2.00 to
  $2.50 per share                               12,750           127

Issuance of shares in exchange for
  mineral properties at prices ranging
  from $3.13 to $3.25 per share                800,000         8,000

Issuance of shares for cash at
  prices ranging from $1.50 to
  $2.00 per share                              166,000         1,660

Issuance of shares in exchange for
  debt at $1.50 per share                      200,000         2,000

Net loss for the ten months ended
  September 30, 1995                                -             -
                                             ---------      --------
Balance, September 30, 1995                  7,757,063      $ 77,571
                                             ---------      --------







The accompanying notes are an integral part of these financial statements.
                                 F-6a

In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of Shareholders' Equity (Deficit), has been formatted to fit across two pages.

                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
       STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT) (Continued)
                             (Unaudited)

                         Additional               Total
                         Paid-in        Accumulated    Stockholders'
                         Capital        Deficit        Equity

Balance forward          $   679,851    $ (211,796)    $   509,493

Issuance of shares to
  acquire Consolidated
  Royal Mines, Inc. at
  $0.15 per share            335,750            -          360,096

Issuance of shares to
  directors and employees
  for services at prices
  ranging from $2.00 to
  $2.50 per share             29,473            -           29,600

Issuance of shares in
  exchange for mineral
  properties at prices
  ranging from $3.13 to
  $3.25 per share          2,530,126            -        2,538,126

Issuance of shares for
  cash at prices ranging
  from $1.50 to $2.00 per
  share                      247,340            -          249,000

Issuance of shares in
  exchange for debt at
  $1.50 per share            298,000            -          300,000

Net loss for the ten
  months ended September
  30, 1995                        -       (750,939)       (750,939)
                         -----------    ----------     -----------

Balance,
  September 30, 1995     $ 4,120,540    $ (962,735)    $ 3,235,376
                         -----------    ----------     -----------

                                 F-6b

In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of Shareholders' Equity (Deficit), has been formatted to fit across two pages.

                       ROYAL SILVER MINES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                             (Unaudited)

                                                  Common Stock
                                             Number
                                             of Shares      Amount
Balance forward September 30, 1995           7,757,063      $  77,571

Issuance of shares for cash at
  $1.50 per share                            1,176,832         11,769

Issuance of shares to directors
  and employees for services at
  $1.50 per share                               222,700         2,227

Issuance of shares in exchange
  for debt and accrued interest
  at $1.50 per share                            406,050         4,060

Issuance of shares for cash at
  $2.20 per share                               150,000         1,500

Issuance of warrants for cash
  at $0.05 per warrant                               -             -

Issuance of shares for cash at
  $1.62 per share                                65,000           650

Issuance of shares for cash to
  directors and employees at
  prices ranging from $1.62 to
  $2.08 per share                               107,500         1,075

Issuance of shares for cash at
  $0.75 per share                               200,000         2,000

Issuance of shares for cash at
  $1.70 per share                               250,000         2,500
                                             ----------     ---------
Balance forward                              10,335,145     $ 103,352
                                             ----------     ---------
The accompanying notes are an integral part of these financial statements.
                                 F-7a

In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of
Shareholders' Equity (Deficit), has been formatted to fit across two pages.
                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
       STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT) (Continued)
                             (Unaudited)
                         Additional               Total
                         Paid-in        Accumulated    Stockholders'
                         Capital        Deficit        Equity
Balance forward
September 30, 1995       $ 4,120,540    $ (962,735)    $ 3,235,376

Issuance of shares for
cash at $1.50 per share    1,754,010            -        1,765,779

Issuance of shares to
directors and employees
for services at $1.50
per share                    331,823            -          334,050

Issuance of shares in
exchange for debt and
accrued interest at
$1.50 per share              605,015            -          609,075

Issuance of shares for
cash at $2.20 per share      328,500            -          330,000

Issuance of warrants for cash
at $0.05 per warrant          41,068            -           41,068

Issuance of shares for
cash at $1.62 per share      104,650            -          105,300

Issuance of shares for
cash to directors and
employees at prices
ranging from $1.62
to $2.08 per share           181,175            -          182,250

Issuance of shares for
cash at $0.75 per share      147,985            -          149,985

Issuance of shares for
cash at $1.70 per share      422,500            -          425,000
                         -----------    ----------     -----------
Balance forward          $ 8,037,266    $ (962,735)    $ 7,177,883
                         -----------    ----------     -----------

                                 F-7b

In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of Shareholders' Equity (Deficit), has been formatted to fit across two pages.
                       ROYAL SILVER MINES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                             (Unaudited)

                                             Common Stock
                                        Number
                                        of Shares      Amount
Balance forward                         10,335,145     $ 103,352

Cancellation of 35,000 shares
received in exchange for return
of mining property                         (35,000)         (350)

Payment to Centurion Mines for
options to repurchase stock                     -             -

Issuance of shares for joint venture
in mining property at $1.50 per share      100,000         1,000

Repurchase of 25,000 shares issued for
joint venture at $1.40 per share           (25,000)         (250)

Issuance of shares for mining
property at $1.50 per share                 20,000           200

Issuance of shares to noteholders for
extension of notes at $1.50 per share       39,375           394

Issuance of shares for services at
$1.50 per share                            215,334         2,153

Stock issuance costs                            -             -

Net loss for the year ended
September 30, 1996                              -             -
                                        ----------     ---------
Balance, September 30, 1996             10,649,854     $ 106,499
                                        ----------     ---------


The accompanying notes are an integral part of these financial statements.

                                 F-8a


In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of Shareholders' Equity (Deficit), has been formatted to fit across two pages.
                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
       STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT) (Continued)
                             (Unaudited)

                         Additional               Total
                         Paid-in        Accumulated    Stockholders'
                         Capital        Deficit        Equity
Balance forward          $ 8,037,266    $  (962,735)   $  7,177,883

Cancellation of 35,000
shares received in
exchange for return of
mining property             (109,025)            -         (109,375)

Payment to Centurion
Mines for options to
repurchase stock                  -         (50,000)        (50,000)

Issuance of shares for joint
venture in mining property
at $1.50 per share           149,000             -          150,000

Repurchase of 25,000 shares
issued for joint venture at
$1.40 per share              (34,750)            -          (35,000)

Issuance of shares for mining
property at $1.50 per share   29,800             -           30,000

Issuance of shares to
noteholders for extension of
notes at $1.50 per share      58,669             -           59,063

Issuance of shares for services
at $1.50 per share           320,848             -          323,001

Stock issuance costs         (15,000)            -          (15,000)

Net loss for the year ended
September 30, 1996                -      (2,045,082)     (2,045,082)
                         -----------    ------------   ------------

Balance, 09/30/96        $ 8,436,808    $(3,057,817)   $  5,485,490
                         -----------    -----------    -----------

                                 F-8b

In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of Shareholders' Equity (Deficit), has been formatted to fit across two pages.

                       ROYAL SILVER MINES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                             (Unaudited)

                                             Common Stock
                                        Number
                                        of Shares      Amount
Balance forward                         10,649,854     $ 106,499

Issuance of shares for cash at
$0.75 per share                          2,491,000        24,910

Stock issuance costs                            -             -

Issuance of shares to directors
and employees for services at
$1.00 per share                             80,000           800

Issuance of shares for services
at $1.25 per share                          98,250           982

Payment for extension of warrants
for one year                                    -             -

Issuance of shares to directors
and employees for services at
$1.00 per share                             30,500           305

Issuance of shares for services
at $1.00 per share                          25,500           255

Payment for extension of warrants
for one year                                    -             -

Net loss for the nine months
ended June 30, 1997                             -             -
                                        ----------     ---------
Balance, June 30, 1997                  13,375,104     $ 133,751
                                        ==========     =========

The accompanying notes are an integral part of these financial statements.

                                 F-9a


In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of Shareholders' Equity (Deficit), has been formatted to fit across two pages.
                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
       STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT) (Continued)
                             (Unaudited)

                         Additional               Total
                         Paid-in        Accumulated    Stockholders'
                         Capital        Deficit        Equity
Balance forward          $  8,436,808   $ (3,057,817)  $ 5,485,490

Issuance of shares for
cash at $0.75 per share     1,843,340             -      1,868,250

Stock issuance costs          (30,000)            -        (30,000)

Issuance of shares to
directors and employees
for services at $1.00
per share                      79,200             -         80,000

Issuance of shares for services
at $1.25 per share            121,829             -        122,811

Payment for extension of
warrants for one year           3,000             -          3,000

Issuance of shares to
directors and employees for
services at $1.00 per share    30,195             -         30,500

Issuance of shares for services
at $1.00 per share             25,245             -         25,500

Payment for extension of
warrants for one year           2,500             -          2,500

Net loss for the nine months
ended June 30, 1997                -      (1,447,291)   (1,447,291)
                         ------------   ------------   -----------
Balance, June 30, 1997   $ 10,512,117   $ (4,505,108)  $ 6,140,760
                         ============   ============   ===========




                                 F-9b

In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of Cash Flows, has been formatted to fit across two pages.
                       ROYAL SILVER MINES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF CASH FLOWS

                                                       Period from
                                                       February 17,
                         Nine months ended             1994
                                                       (inception)
                         June 30,       June 30,       through
                         1997           1996           June 30, 1997
Cash flows from operating
activities:
 Net loss                $ (1,447,291)  $  (937,393)   $ (4,455,108)
 Adjustments to reconcile
  net loss to net cash used
  by operating activities:
   Loss on sale of equipment    1,769            -             1,769
   Depreciation and
    amortization               28,855        21,776          129,471
   Issuance of common stock
    for services              258,811       239,850        1,007,964
   Write-off of joint
    venture costs                  -             -           150,000
  Changes in assets and liabilities:
   Note receivable                 -             -          (100,000)
   Prepaid expenses           (11,563)          547          (28,956)
   Interest receivable         (5,625)           -            (5,958)
   Mineral properties         238,887            -           238,887
   Other assets                    -             -            (3,801)
   Accounts payable            (9,780)      (56,489)          15,355
   Accrued expenses           (16,456)      (15,622)          17,987
   Payable to related parties    (289)           -           300,000
                         ------------   -----------     ------------
     Net cash used in
      operating activities   (962,682)     (747,331)      (2,732,390)
                         ------------   -----------     ------------
Cash flows from investing activities:
  Sale of assets                  500            -               500
  Purchase and development of
    mineral properties       (180,318)     (975,851)      (1,785,154)
  Purchase of investments     (70,000)           -           (70,000)
  Purchase of fixed assets   (136,364)       (3,003)        (152,166)
                         ------------   -----------     ------------
     Net cash provided used in
        investing activities (386,182)     (978,854)      (2,006,820)
                         ------------   -----------     ------------
The accompanying notes are an integral part of these financial statements.
                                F-10a


In order to transmit these documents to the SEC via EDGAR, Royal
Silver Mines, Inc., a development stage enterprise, Statements of Cash Flows, has been formatted to fit across two pages.

                       ROYAL SILVER MINES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF CASH FLOWS

                                                       Period from
                                                       February 17,
                         Nine months ended             1994
                                                       (inception)
                         June 30,       June 30,       through
                         1997           1996           June 30, 1997

Cash flows from financing activities:
  Stock issuance and
   offering costs             (30,000)       (15,000)      (174,835)
  Proceeds received on
   long-term debt                  -              -         675,000
  Payments made on notes
   payable                    (60,000)       (15,000)      (174,206)
  Issuance of common stock for
   cash                     1,868,250      1,945,779      5,528,064
  Payment for extension of
   warrants                     5,500             -           5,500
  Payment for option to
   repurchase stock                -              -         (50,000)
  Issuance of common stock for
   accrued interest                -              -          38,158
  Issuance of common stock for
   extension of notes payable
   maturation                      -              -          59,063
  Payment for return of stock
   issued for mining property
   interest                        -              -         (35,000)
  Payment of joint venture
   costs                           -              -         (50,000)
  Issuance of warrants for
   cash                            -          41,068         41,068
                         ------------   ------------   ------------
    Net cash provided by
      financing activities  1,783,750      1,956,847      5,862,812
                         ------------   ------------   ------------
    Net increase in cash $    434,886   $    230,662   $  1,123,602
                         ------------   ------------   ------------



                                F-10b

                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                       STATEMENTS OF CASH FLOWS

                                                       Period from
                                                       February 17,
                         Nine months ended             1994
                                                       (inception)
                         June 30,       June 30,       through
                         1997           1996           June 30, 1997
Net increase in cash
(balance forward)        $   434,886    $ 230,662      $ 1,123,602

Cash, beginning of period    688,716      151,698               -
                         -----------    ---------      -----------
Cash, end of period      $ 1,123,602    $ 382,360      $ 1,123,602
                         ===========    =========      ===========

Supplemental cashflow disclosure:

   Income taxes          $        -     $      -       $       350
   Interest              $     6,042    $      -       $    29,440

Non-cash financing activities:

  Common stock issued for
   services rendered     $   258,811    $ 239,850      $ 1,007,964
  Common stock issued for
   mineral properties    $        -     $      -       $ 2,980,626
  Common stock issued for
   exchange for debt     $        -     $ 609,075      $   922,950
  Common stock issued in
   acquisition of Consolidated
   Royal Mines, Inc.     $        -     $      -       $   360,096
  Option rights acquired in
   exchange for a payable$        -     $      -       $    79,000
  Common stock issued for
   assignment of mining
   property options      $        -     $      -       $     4,000





The accompanying notes are an integral part of these financial statements.

       116             ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                  NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1997

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Royal Silver Mines, Inc. (Royal) was incorporated in April of 1969 under the laws of the State of Utah primarily for the purpose of acquiring and developing mineral properties. Royal conducts its business as a "junior" natural resource company, meaning that it intends to receive income from property sales or joint ventures with larger companies.

Celebration Mining Company (Celebration), currently a wholly-owned subsidiary of Royal was incorporated for the purpose of identifying, acquiring, exploring and developing mining properties. Celebration was organized on February 17, 1994 as a Washington Corporation. Celebration has not yet realized any revenues from its planned operations.

On August 8, 1995, Royal and Celebration completed an Agreement and Plan of Reorganization whereby the Company issued 4,143,750 shares of its common stock and 1,455,000 warrants in exchange for all of the outstanding common stock of Celebration. Pursuant to the reorganization the name of the Company was changed to Royal Silver Mines, Inc. Immediately prior to the Agreement and Plan of Reorganization, the Company had 2,375,463 common shares issued and outstanding.

The acquisition was accounted for as a purchase by Celebration of Royal, because the shareholders of Celebration control the company after the acquisition. Therefore, Celebration is treated as the acquiring entity. There was no adjustment to the carrying value of the assets or liabilities of Royal in the exchange as the market value approximated the net carrying value. Royal is the acquiring entity for legal purposes and Celebration is the surviving entity for accounting purposes.

The $4,727,096 cost of mineral properties included in the accompanying balance sheet as of June 30, 1997 is related to exploration properties. The Company has not determined whether the exploration properties contain ore reserves that are economically recoverable. The ultimate realization of the Company's investment in exploration properties is dependent upon the success of future property sales, the existence of economically recoverable reserves, the ability of the Company to obtain financing or make other arrangements for development and upon future profitable production. The ultimate realization of the Company's investment in exploration properties cannot be determined at this time and, accordingly, no provision for any asset impairment that may result, in the event the Company is not successful in developing or selling these properties, has been made in the accompanying financial statements.

                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                  NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1997

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

The Company is actively seeking additional capital and management believes the properties can ultimately be sold or developed to enable the Company to continue its operations. However, there are inherent uncertainties in mining operations and management cannot provide assurances that it will be successful in this endeavor. Furthermore, the Company is in the development stage as it has not realized any significant revenues from its planned operations.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.

Loss Per Share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the year The weighted average number of shares was calculated by taking the number of shares outstanding and weighing them by the amount of time they were outstanding.

The outstanding warrants were not included in the computation of loss per share because the exercise price of the outstanding warrants is higher than the market price of the stock, thereby causing the warrants to be antidilutive.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Mineral Properties

Costs of acquiring, exploring and developing mineral properties are capitalized by project area. Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves. Mineral properties are periodically assessed for impairment of value and any losses are charged to operations at the time of impairment.

                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                  NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1997

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Should a property be abandoned, its capitalized costs are charged to operations. The Company charges to operations the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Concentration of Risk

The Company maintains its cash accounts in primarily one commercial bank in Spokane, Washington. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. One of the Company's cash accounts is a business checking account with a balance of $104,037 and a certificate of deposit in the amount of $5,000 at June 30, 1997 which in aggregate exceed the FDIC threshold by $9,037. The remaining cash account is a "liquid asset account" in the amount of $1,014,565, which is invested in a portfolio of U.S. Treasury notes/bonds.

Provision For Taxes

At June 30, 1997, the Company had net operating loss carryforwards of approximately $4,100,000 that may be offset against future taxable income through 2011. No tax benefit has been reported in the financial statements as the Company believes there is a 50% or greater chance the net operating loss carryforwards will expire unused. Accordingly, the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

Recently Issued Accounting Standards

In March 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Impairment of Long-Lived Assets." This new standard is effective for years beginning after December 15, 1995. In complying with this standard, the Company has reviewed its long-lived assets at June 30, 1997 and concluded that no events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company does not believe that adoption of the new standard will have a material effect on its financial statements in the current fiscal year.

       119             ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                  NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1997

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS
123). The new statement is effective for fiscal years beginning after December 15, 1995. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company currently intends to adopt the fair value accounting prescribed by FAS 123. However, the Company intends to continue its analysis of FAS 123 to determine its ultimate effect in the future.

NOTE 3 - MINERAL PROPERTIES

Utah Mining Property Joint Venture

In October 1994, Celebration and United Silver Mine, Inc., (United) entered into a joint venture agreement, whereby Celebration could acquire up to an 80% interest in a mining property located in the State of Utah. Under the terms of the agreement, United contributed real properties for an initial 75% interest in the joint venture, and Celebration was to remove all liens associated with the real properties by paying $175,000 to a bank which was the primary lien holder for its initial 25% interest in the venture.

Celebration expended $175,000 to purchase the aforementioned promissory note. The property was auctioned in a public auction in May, 1995 and by virtue of Celebration's first position lien, Celebration was able to successfully bid the full amount of the underlying promissory note. Although additional expenditures have been made on the property through June 30, 1997, no further funds toward the joint venture have been expended by Celebration, which owns an undivided 25% interest in the property.

Shoshone County Idaho Mineral Lease (Crescent Mine)

In February 1995, Celebration entered into an agreement to acquire a fifty-year renewable mineral lease on a property in Shoshone County, Idaho. The mining property consists of twelve patented claims and associated Idaho state leases. In connection with this lease, Celebration paid $50,000 and issued 175,000 shares of common stock. In addition, 10,000 shares were issued to a new director for his assistance in obtaining this lease. Celebration subsequently paid

                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                  NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1997

NOTE 3 - MINERAL PROPERTIES (Continued)

$950,000 for the option of extending its lease for an additional forty-nine years. When, and if, the property achieves gross sales of $40,000,000, Celebration will be obligated to pay an additional 0.5% royalty on future sales. Furthermore, beginning after September 1, 1995, and at such time as the average price of silver has reached $6.00 per ounce for a 30-day period, Celebration is obligated to spend not less than $2,000,000 during the subsequent 36 months to de-water and repair the mine. Thereafter, Celebration will be required to maintain the mine in a condition to allow it to be put into production within sixty days. There are certain claims by the U.S. Environmental Protection Agency and the County on this property for which the lessor is obligated to pay. In the event these claims are not satisfactorily resolved, they may effect Celebration's rights to the property.

Australian Mineral Property Joint Venture

In March 1995, Celebration entered into a joint venture agreement with an Australian company for exploration of a certain mineral property in Australia. Under the original terms of the joint venture agreement, Celebration acquired a 10% interest by paying $100,000 in April 1995. No additional funds where paid or required to be paid subsequent to the initial payment.

Washington and Idaho Mineral Properties

During the year ended September 30, 1995, Celebration purchased through the issuance of 800,000 shares of its common stock, various mineral properties located in the States of Washington and Idaho. The mineral properties were recorded at the fair market value of the shares paid on the date of issuance ranging from $3.13 to $3.25 per share for a total purchase price of $2,538,126.

In May 1996, the Company sold back the Frisco Standard Silver Mine to its original seller in exchange for the same price (35,000 shares of Royal stock) received by the seller when the mine was purchased. The shares received were canceled and no gain or loss was recorded on the transaction.

The Company's proposed future mining activities will be subject to laws and regulations controlling not only the exploration and mining of mineral properties, but also the effect of such activities on the environment. Compliance with such laws and regulations may necessitate additional capital outlays, affect the economics of a project, and cause changes or delays in the Company's activities.

                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                  NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1997

NOTE 3 - MINERAL PROPERTIES (Continued)

Chilean Properties

During the quarter ended June 30, 1997, the Company acquired options on a 100-square mile concession in northern Chile known as Mocha.
The Mocha prospect is a large porphyry copper system at the northern end of one of the world's most prolific copper belts.

Under the terms of the first of the option agreements, the Company can acquire a 100% interest in the concession by cash payments of $371,000 and work commitments of $200,000 on or before August 1, 2000.

In another agreement on an adjoining privately owned property, which covers the bulk of the known resource at Mocha, Royal Silver has the option to acquire a 100% interest in the property, less a 2% retained net smelter return royalty, for cash payments of $5,000,000 in a series of payments ending June 23, 2002.

Argentina Properties

On February 10, 1997 the Company announced that it has negotiated an option to buy 12 different potential mine sites in Argentina. Under the agreement, the Company can buy the properties on or before March 1, 2000, by paying $4,500,000 in cash or $5,500,000 in Royal Silver common stock, subject to certain conditions including the Seller's retention of a 1.95% net smelter royalty on the mines. To date, none of the properties have been acquired.

Mexico Properties

On January 20, 1997, the Company executed an agreement to acquire four mining concessions in Nayarit, Mexico. The agreement calls for a purchase price of $5,000,000 to be paid at the rate of 10% of pre-tax net profits from production. Under the agreement, the Company is obligated to pay the property owner $50,000 per year or, alternatively, to spend $250,000 on exploration and development annually until the properties are brought into production or forfeited.

     At June 30, 1997, no funds had been expended to maintain, acquire, explore or develop the aforementioned Mexican properties.

                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                  NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1997

NOTE 3 - MINERAL PROPERTIES (Continued)

Mexico Properties (continued)

The total mineral properties of the Company at June 30, 1997 are classified as follows:

Mineral properties under joint ventures $   366,510
Other mineral properties                  4,360,586

     Total Mineral Properties           $ 4,727,096

The Company's mineral properties are valued at the lower of cost or net realizable value.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the straight-line method over the expected useful lives of the assets of five years.

NOTE 5 - INVESTMENTS

During the quarter ended June 30, 1997, the Company invested $70,000 in 200,000 shares of Metalline Mining stock. This investment represents approximately 5.7% of the total outstanding stock in Metalline Mining at the time of purchase. This stock is being valued at cost, which is substantially less than the market value of $1.68 per share at June 30, 1997.

NOTE 6 - INTANGIBLE ASSETS

          Deferred debt issuance costs and organization costs are recorded at cost. Amortization of these intangible assets is determined using the straight-line method over the expected useful lives of the assets as follows:

Description                                  Useful Lives

Deferred debt issuance costs                 1 year
Organization costs                           5 years

       123             ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                  NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1997

NOTE 7 - COMMON STOCK

During the year ended November 30, 1994, Celebration issued 1,500,000 shares of common stock to directors for services rendered, valued at $.003 to $.625 per share, which is the fair market value of the shares on the date of issuance.

During the year ended September 30, 1995, the Company issued
12,750 shares of common stock to directors and employees for services rendered, valued at prices ranging from $2.00 to $2.50 per share, which is the fair market value of the shares on the date of issuance.

During the year ended September 30, 1995, Celebration issued 975,000 shares of common stock in exchange for mineral properties (See Note
3) and sold 176,000 shares of common stock for $264,000 cash.

The Company issued 200,000 shares of its common stock during the year ended September 30, 1995 in lieu of outstanding debt that was owed to Centurion Mines Corporation (Centurion), a related entity. The stock was issued at $1.50 per share in payment of $300,000 of outstanding debt (See Note 9). The Company also issued 277,500 shares in connection with the issuance of notes payable (See Note 9). (See also the disclosure in Note 1).

During the year ended September 30, 1996, the Company sold 1,949,332 shares of its common stock for $2,958,314 in cash. The Company also issued 222,700 shares to directors and employees for services rendered valued at $1.50 per share, which is the fair market value of the shares on the date of issuance.

Also during the year ended September 30, 1996, the Company issued 100,000 shares of its common stock for a joint venture in a mining property and 20,000 common shares for a mining property (See Note 11.) The stock issued was valued at $1.50 per share, which is the fair market value of the shares at the date of issuance.

In the same twelve-month period, the Company also issued 406,050 shares of its common stock in payment of outstanding debt of $570,917 and accrued interest of $38,158. The stock was issued at $1.50 per share for a total value of $609,075. In addition, the Company issued 39,375 shares of common stock to noteholders for extending the maturity date of their loans. Again, the shares were valued at $1.50 each, which is the fair market value of the shares when issued.

Also during the year ended September 30, 1996, the Company issued
215,334 shares of its common stock for services received. The shares were valued at $1.50 per share, which was the fair market value of the shares at the date of issuance.
                                 F-19

                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                  NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1997

NOTE 7 - COMMON STOCK (Continued)

On January 30, 1997, the Company sold 200,000 "units" at $0.75 per unit for $150,000 cash. Each unit consists of one share of common stock and one warrant to purchase one additional share of common stock at $1.25 per share within the next two years. The Company also granted the purchaser an option to purchase an additional 335,000 units, which were exercised on February 14, 1997 for $0.75 per unit, and an additional 1,600,000 units which were exercised on March 17, 1997 for $0.75 per unit.

On February 7, 1997, The Company filed Form SB-2 with the Securities and Exchange Commission in order to register 625,000 warrants, 625,000 common stock shares issuable upon the exercise of those warrants, and 166,000 shares of common stock held outside the Company.

During the nine months ended June 30, 1997, the Company issued
234,250 shares of its common stock for services received. The shares were valued at prices ranging from $1.00 to $1.25 per share, which was the fair market value of the shares at the date of issuance.

NOTE 8 - COMMON STOCK OPTIONS AND WARRANTS

In January 1992, the shareholders of Royal approved a 1992 Stock Option and Stock Award Plan under which up to ten percent of the issued and outstanding shares of the Company's common stock could be awarded based on merit of work performed. As of June 30, 1997, 12,750 shares of common stock have been awarded under the Plan.

Celebration, prior to the exchange agreement with Royal, had granted securities to certain shareholders which represented rights to purchase or receive shares of Celebration's common stock. These options were assumed by the Company after the merger at a rate of 1.5 shares for each option still outstanding. Thus, the Company has granted options, with varying conditions and requirements, to purchase a total of 1,455,000 shares of its common stock. There are 255,000 of the stock options exercisable at $1.50 per share which expire March 21, 2000. The remaining 1,200,000 stock options are exercisable at $0.42 per share and expire on August 31, 2001. As of June 30, 1997, none of these options have been exercised.

On January 9, 1996, the Board of Directors approved the issuance of warrants to two of its officers to purchase a total of 300,000 shares for a purchase price of $2.50 per share, exercisable from the date of issuance until January 9, 1999. As of June 30, 1997, none of these warrants have been exercised.

                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                  NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1997

NOTE 8 - COMMON STOCK OPTIONS AND WARRANTS (Continued)

On March 22, 1996, the Board of Directors approved the issuance of warrants to an investor to purchase 625,000 shares of common stock of the Company in partial completion of a private placement of stock. These warrants are exercisable until September 30, 1998, at a price of $1.50 per share, which is 67% of the closing price on March 22, 1996.

On April 10, 1996, following the close of the second quarter of fiscal 1996, the Board of Directors authorized the issuance of 420,666 warrants to unaffiliated investors as part of the private placement of stock. These warrants were originally exercisable until April 12, 1997 at prices ranging from $2.50 to $2.625 per share. 120,000 of these warrants were extended for one year (until April 12, 1998) in exchange for cash payments received of $3,000 in March and April 1997. The balance of these warrants expired unexercised at April 12, 1997.

On October 15, 1996, the Board of Directors approved the issuance of warrants to employees and consultants to purchase 600,000 shares of the Company's common stock at a price of $1.50 per share. The warrants, which are exercisable for a five-year period , were issued as compensation for services performed. As of June 30, 1997, none of the warrants have been exercised.

On February 15, 1997, the Board of Directors approved the issuance of warrants to employees and consultants to purchase 750,000 shares of the Company's common stock at a price of $1.20 per share. As of June 30, 1997, none of the warrants have been exercised.

In the three months ended March 31, 1997, the Board of Directors approved the issuance of warrants to investors to purchase 2,491,000 shares of the Company's common stock as part of the private placement of stock. These warrants are exercisable until March 26, 1999 at a price of $1.25 per share. None of these warrant have been exercised as of June 30, 1997.

On April 25, 1997, the Board of Directors approved the issuance of warrants to consultants to purchase 200,000 shares of the Company's common stock at a price of $1.125 per share during the three-year period ending April 30, 2000. As of June 30, 1997, none of these warrants have been exercised.

                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                  NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1997

NOTE 9 - ADDITIONAL PAID-IN CAPITAL

The following is a summary of additional paid-in capital at June 30, 1997 and September 30, 1996:

                                   June  30,      September 30,
                                   1997           1996

Applicable to:
     Common stock                  $ 10,465,549   $ 8,395,740
      Stock warrants                     46,568        41,068
                                   ------------   -----------
                                   $ 10,512,117   $ 8,436,808
                                   ============   ===========

NOTE 10 - NOTES PAYABLE

In February 1995, Celebration raised $555,000 through the issuance of promissory notes. During the second quarter ended March 31, 1996, $470,000 of the total amount plus accrued interest of $29,265 was converted into 332,800 shares of the Company's common stock, leaving an amount owing of $85,000, which was further reduced by cash payments to $35,000 at December 31, 1996. The notes bear interest at 10% per annum and are payable upon demand. The note holders also received 277,500 shares of Celebration's common stock. A 10% commission was charged by an underwriter on the sale of almost all of the notes.

In April 1995, Celebration raised $120,000 in 10% convertible debentures. In late 1995, $105,000 of the total amount plus accrued interest of $4,810 was converted into 73,250 shares of the Company's common stock, leaving an amount owing of $15,000. During the fourth quarter ended September 30, 1996, this remaining $15,000 plus accrued interest was paid.

NOTE 11 - RELATED PARTY TRANSACTIONS

After receiving advances from a related party for payment of operating expenses, the Company approved the issuance of 200,000 shares of common stock in payment of $300,000 of the then outstanding balance (See Note 6). The balance outstanding at June 30, 1997 was $0.

                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                  NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1997

NOTE 12 - FUTURE LEASE OBLIGATIONS

The Company is obligated under its lease arrangements to make additional lease payments subsequent to June 30, 1997 as follows:

               Year Ended
               September 30,                      Amount
               1997                               $  5,351
               1998                                  4,500
               1999                                  4,500
               2000 and thereafter                  22,500
                                                  --------
               Total                              $ 36,851
                                                  ========

NOTE 13- OPTIONS WITH PLACER MINING CORPORATION

In April 1996, the Company entered into an option with Placer Mining Corporation ("Placer") of Kellogg, Idaho whereby the Company could acquire a joint venture interest in the Bunker Hill Mine, a silver-lead-zinc mine in Shoshone County, Idaho. After issuing 100,000 shares valued at $1.50 per share and spending a non-refundable $50,000 on this option, the Company elected to re-negotiate this option agreement and entered into a second option agreement with Placer on September 18, 1996.

In the second agreement, the Company paid $100,000 in September 1996 for the non-assignable option of acquiring a 100% interest in the Bunker Hill Mine. In order to exercise this option, the Company must issue 500,000 shares of its common stock to Placer by May 10, 1997 and pay Placer either $7,000,000 by that date or $4,000,000 by that date and $3,500,000 by May 10, 1998. Under the terms of this agreement, the Company will pay Placer a 2 3/4% net smelter return royalty in perpetuity with stipulated annual advance minimum royalty payments to Placer ranging from $100,000 (in 1999) to $250,000 (in years 2002 through 2010). All advance minimum royalties paid are to be credited against actual production royalties.

Subsequent to March 31, 1997, due to regional environmental concerns and the prospect of related litigation, the Company concluded that it would not exercise its option on the Bunker Hill Mine. Accordingly, the $238,887 in option costs and related expenses toward the purchase of this property were written off during the quarter ended March 31, 1997.

                       ROYAL SILVER MINES, INC.
                    (A Development Stage Company)
                  NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1997

NOTE 14 - STOCK OPTION AGREEMENT WITH CENTURION MINES CORPORATION

In September 1996, the Company executed an agreement with Centurion Mines Corporation ("Centurion") whereby the Company acquired an option from Centurion to purchase up to 800,000 shares of its common stock held by Centurion for the exercise price of $1.75 per share during the two-year period ending September 30, 1998. The cost of this two-year stock purchase option was $50,000, which was paid by the Company and charged to stockholders' equity (accumulated deficit).

Effective April 15, 1997, the aforementioned stock option agreement was renegotiated (at no cost to the Company) and amended to extend the exercise period until September 30, 1999 and to revise the exercise price to $1.50 per share during this same period.

At June 30, 1997, no shares were acquired from Centurion under this option agreement.

UNTIL __________, 1997, (NINETY DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

          TABLE OF CONTENTS

Prospectus Summary  .    .    8    ROYAL SILVER MINES, INC.
Risk Factors   .    .    .   10
Dilution  .    .    .    .   15    6,000,000 Units consisting of
Selected Financial Data  .   16    6,000,000 shares of Common Stock
Management's Discussion            and 6,000,000 Redeemable Common
  and Analysis of                  Stock Warrants
  Financial Condition and
  Results of Operations  .   17
Use of Proceeds     .    .   20
Dividend Policy     .    .   21
Glossary      .     .    .   22
Business   .   .    .    .   34    __________________________
Management     .    .    .   54            PROSPECTUS
Certain Transactions     .   57    __________________________
Management Remuneration  .   59
Principal Shareholders   .   63    DATED: ___________________
Description of the Securities65
Plan of Distribution .   .   69    ROYAL SILVER MINES, INC.
Litigation     .    .    .   70    10220 North Nevada
Legal Matters  .    .    .   70    Suite 270
Experts   .    .    .    .   70    Spokane, Washington 99218
Additional Information   .   70    (509) 466-3144
Financial Statements     .  F-1


No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information must not be relied upon as having been authorized by the Company. Neither the deliver nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy an security other than the shares of Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the shares of Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, to any person to whom it is unlawful to make such offer or solicitation.

                               PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 22.  Indemnification of Directors and Officers.

     The only statutes, charter provisions, bylaws or other arrangements under which any controlling person, Director or Officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such are set forth below.

     The Utah Statutes provides for indemnification where a person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in right of a corporation), by reason of fact he is or was a Director, Officer, employee or agent of a corporation or serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. Lack of good faith is not presumed from settlement or nolo contendere plea. Indemnification of expenses (including attorneys' fees) allowed in derivative actions except in the case of misconduct in performance of duty to corporation unless the Court decides indemnification is proper. To the extent any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). Determination that the person to be indemnified met applicable standards of conduct, if not made by the Court, is made by the Board of Directors by majority vote of quorum consisting of the Directors not party to such action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses may be paid in advance upon receipt of undertakings to repay unless it shall ultimately be determined that he is entitled to be indemnified by the corporation. The Corporation may purchase indemnity insurance. In so far as indemnification for liability arising from the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling the Company, it has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 23.  Other Expenses of Issuance and Distribution.

     The following table sets forth all expenses in connection with the issuance and distribution of the shares being registered. All the amounts shown are estimates, except the registration fee.

[S]                                          [C]
Registration Fee - SEC   .    .    .    .    $  4,363.63

NASD Fee  .    .    .    .    .    .    .       5,000.00

Printing and Engraving   .    .    .    .       2,000.00

Legal Fees and Disbursements  .    .    .      15,000.00

Accounting Fees     .    .    .    .    .       2,000.00

Transfer Agent Fees .    .    .    .    .       1,000.00

Blue Sky Fees and Expenses    .    .    .         636.37

Selling Agent Commission .    .    .    .     600,000.00

TOTAL     .    .    .    .    .    .    .    $630,000.00

ITEM 24.  Recent Sales of Unregistered Securities.

     The following table set forth information as to recent sales of the Registrant's Common Stock since the formation of the Registrant, all of which shares were not registered under the Securities Act of 1933, as amended:

                              Amount of
                    Shares    Consideration       Date of
Name of Owner       Acquired  Cash/Other          Sale
---------------------------------------------------------------------
144 "RESTRICTED" SECURITIES

Spenst Hansen          20,000 Director Services   01/01/94
4734 South 2700 West
Salt Lake City, UT 84127

James Kontes           10,000 Director Services   01/01/94
P. O. Box 112
Firth, ID 83236

H. E. Cameron          10,000 Director Services   01/01/94
331 South Rio Grande
Suite 208
Salt Lake City, UT 84101

Alan Seelos            10,000 Director Services   01/01/94
150 South 600 East
#5-B
Salt Lake City, UT 84102

A. Franklin Adams &    10,000 Officer Services    01/01/94
M. Lee Adams
5738 South Redwood Road
#127
Salt Lake City, UT 84123

Barry F. Katona        10,000 Director Services   01/01/94
331 South Rio Grande
Suite 208
Salt Lake City, UT 84101

Crosby Enterprises,
Inc.                  400,000 Finder's Fee        02/02/94
105 North First               Mining Property
Suite 232                     Acquisition and
Sandpoint, ID 83864           Montanore

Keystone Surveys, Inc 400,000 Finder's Fee        02/02/94
331 South Rio Grande          Mining Property
Suite 208                     Acquisition and
Salt Lake City, UT 84101      Montanore

Spenst Hansen         100,000 Officer and         03/17/94
4734 South 2700 West          Director Services
Salt Lake City, UT 84127



Hal E. Cameron         50,000 Director Services    03/17/94
331 South Rio Grande
Suite 208
Salt Lake City, UT 84101

Alan Seelos            50,000 Director Services    03/17/94
150 South 600 East
#5-B
Salt Lake City, UT 84102

James C. Kontes        50,000 Director Services    03/17/94
P. O. Box 112
Firth, ID 83236

Barry F. Katona        50,000 Director Services    03/17/94
331 South Rio Grande
Suite 208
Salt Lake City, UT 84101

Howard Crosby           5,000 Director Services    04/01/95
105 North First Avenue
Suite 232
Sandpoint, ID 83864

Spenst Hansen           2,500 Director Services    04/01/95
4734 South 2700 West
Salt Lake City, UT 84127

E. Hal Cameron          5,000 Director Services    04/01/95
331 South Rio Grande
Suite 208
Salt Lake City, UT 84101

Laroy Orr               2,500 Officer Services     04/01/95
1020 Adams Avenue
Ogden, UT 84404

Carlos M. Chavez        5,000 Director Services    05/01/95
815 Yale Avenue
Salt Lake City, UT 84105

R. Allison Carman       1,000 Consulting Services  05/01/95
4287 South 4580 West
Salt Lake City, UT 84120

Howard Crosby           5,000 Director Services    06/30/95
105 North First Avenue
Suite 232
Sandpoint, ID 83864

Spenst Hansen           2,500 Director Services    06/30/95
4734 South 2700 West
Salt Lake City, UT 84127

E. Hal Cameron          5,000 Director Services    06/30/95
331 South Rio Grande
Suite 208
Salt Lake City, UT 84101

Laroy Orr               2,500 Officer Services     06/30/95
1020 Adams Avenue
Ogden, UT 84404




Extol Inter-
  national Corp.      425,000 Officer/Director      06/28/95
105 North First               Services and
Suite 232                     Founding Stock
Sandpoint, ID 83864

Extol Inter-
  national Corp.    1,075,000 Officer/Director      06/28/95
105 North First               Services and
Suite 232                     Founding Stock
Sandpoint, ID 83864

Lovon Fausett          37,500 Mining Property       06/28/95
P. O. Box 968                 Acquisition
Osburne, ID 83849

Fausett International 187,500 Mining Property       06/28/95
P. O. Box 968                 Acquisition
Osburne, ID 83849

William Jacobson       37,500 Mining Property       06/28/95
P. O. Box 631                 Acquisition
Mullen, ID  83846

Robert E. Jorgensen   200,000 Officer/Director      06/28/95
10220 Nevada                  Services and
Suite 270                     Founding Stock
Spokane, WA   99218

Robert E. Jorgensen   550,000 Officer/Director      06/28/95
10220 Nevada                  Services and
Suite 270                     Founding Stock
Spokane, WA   99218

Craig C. Condron       12,000 Basis is $0.42        06/28/95
7205 West Kendick Road        per share, as
Nine Mile Falls, WA 99026     adjusted for splits

Craig C. Condron
  & Linda Condron      18,750 Basis is $0.42        06/28/95
7205 West Kendick Road        per share, as
Nine Mile Falls, WA 99026     adjusted for splits

Brush Prairie Minerals 25,000 Mining Property       08/30/95
905 North Pines Road          Acquisition
Suite A
Spokane, WA   99206

Washington Mining Co. 200,000 Mining Property       08/30/95
905 North Pines Road          Acquisition
Suite A
Spokane, WA   99206

Conjecture Silver
  Mines, Inc.          80,000 Mining Property       08/30/95
6619 North Cedar Road         Acquisition
Suite A
Spokane, WA 99208

Centurion Mines
  Corporation          50,000 Debt Conversion       08/31/95
P. O. Box 2365                at $1.50 per share
Salt Lake City, UT 84110


Centurion Mines
  Corporation          50,000 Debt Conversion          08/31/95
P. O. Box 2365                at $1.50 per share
Salt Lake City, UT 84110

Centurion Mines
  Corporation          50,000 Debt Conversion          08/31/95
P. O. Box 2365                at $1.50 per share
Salt Lake City, UT 84110

Centurion Mines
  Corporation          50,000 Debt Conversion          08/31/95
P. O. Box 2365                at $1.50 per share
Salt Lake City, UT 84110

Joyce & Welson Stump
  Living Trust          3,000 $1.50 per share          09/05/95
1313 Campbell
Toledo, OH   43607

Carl F. Peterson       10,000 $1.50 per share          09/06/95
27670 Groesbeck Hwy
Roseville, MI 48066

IRA F/B/O
  Israel A. Englander 166,000 $1.50 per share          09/07/95
c/o Millennium Partners
111 Broadway
New York, NY   10006

Laroy Orr               2,500 Consulting Services      11/20/95
1020 Adams Avenue
Ogden, UT    84404

Craig C. Condron       18,334 Note Conversion          12/29/95
7205 West Kendick Road
Nine Mile Falls, WA 99026

Elite Discount
  Health Foods         18,334 Note Conversion          12/29/95
6700 West Charleston
Las Vegas, NV 89102

Joseph A. Tedesco      18,334 Note Conversion          12/29/95
3904 South Ridgeview
Spokane, WA 99206

Binder 1989 Trust      18,334 Note Conversion          12/29/95
276 East Hillcrest Drive
Suite 203
Thousand Oaks, CA   91360

Peter H. Morkill       18,334 Note Conversion          12/29/95
13212 Bracken Fern Drive
Gig Harbor, WA 98332

F. E. Hambleton        73,334 Note Conversion          12/29/95
920 N.W. View Ridge Court
Camas, WA   98607

Bruce W. Franklin      18,334 Note Conversion          12/29/95
3631 Brookside Drive
Bloomfield, MI   48302


Robert H. Laugen        7,334 Note Conversion          12/29/95
15904 North Scribner Branch Road
Spokane, WA   99207

Howard Stang            7,334 Note Conversion          12/29/95
20307 North Little Spokane Drive
Colbert, WA 99005

Michael L. Wallach     18,334 Note Conversion          12/29/95
12117 Riverwood
Spokane, WA   99218

Paul H. Swy             7,334 Note Conversion          12/29/95
290 Substation Road
Temperance, MI   48182

Robert C. Roosen
  Trust                18,334 Note Conversion          12/29/95
2756 North Green Valley Parkway
Suite 700
Henderson, NV   89104

Invest L'Inc Bridge
  Fund                 18,334 Note Conversion          12/29/95
1901 North Rosette Road
Suite 1030
Schauburg, IL   60195

Charles W. Wafer       36,666 Note Conversion          12/29/95
17684 Los Morros
Rancho Sante Fe, CA   92067

Gregg Longmeier         7,334 Note Conversion          12/29/95
16008 North Dalton Road
Spokane, WA 99208

Frances G. Strickfaden 18,334 Note Conversion          12/29/95
4212 Wellington Drive
Fort Collins, CO 80526

Reisha Forshpan         7,334 Note Conversion          12/29/95
3177 Dona Marta Drive
Studio City, CA   91604

John P. Bender          7,334 Note Conversion          12/29/95
1194 Eagle Nest Court
Milton, MI   48381

James F. O'Connell      7,334 Note Conversion          12/29/95
400 South Jefferson
Suite 450
Spokane, WA   99204

Charles Wafer          22,000 Basis is $0.42 as        12/29/95
17684 Los Morros              adjusted for splits
Rancho Santa Fe, CA   92067

D. R. Shipman          22,000 Basis is $0.42 as        12/29/95
716 LaSalle Street            adjusted for splits
Ottowa, IL   61350

Dennis W. Garland &    11,000 Basis is $0.42 as        12/29/95
Alice C. Garland              adjusted for splits
13801 North Riverbluff Lane
Spokane, WA   99208

Leonard M. Tweten      22,000 Basis is $0.42 as        12/29/95
1301 Spring Street            adjusted for splits
#273
Seattle, WA   98104

Frances G.
  Strickfaden          18,750 Basis is $0.42 as        01/11/96
4212 Wellington Drive         adjusted for splits
Fort Collins, CO 80526

Fred Hoeppner          12,000 Basis is $0.42 as        01/19/96
1573 South Unita Way          adjusted for splits
Denver, CO   80231

Edward A. Gray          7,500 Basis is $0.42 as        01/29/96
11419 115th Lane N.E.         adjusted for splits
Kirkland, WA   98033

Edward Gray             3,750 Note Extension           03/20/96
11419 115th Lane N.E.
Kirkland, WA   98033

Paul Brown              9,375 Note Extension           03/20/96
11709 North Fairwood Drive
Spokane, WA 99218

D.R. Shipman            9,375 Note Extension           03/20/96
716 LaSalle Street
Ottowa, IL   61350

Dennis Garland          9,375 Note Extension           03/20/96
13801 N. Riverbluff Lane
Spokane, WA   99208

Howard Crosby          40,000 $1.62 per share          07/23/96
105 North First Avenue
Suite 232
Sandpoint, ID   83864

Robert Jorgensen       17,500 $1.62 per share          07/23/96
2719 West Strong Road
Sandpoint, ID   83864

Spenst Hansen          40,000 $1.62 per share          07/23/96
4734 South 2700 West
Salt Lake City, UT 84127

Centurion Mines
  Corporation         100,000 $1.50 per share          07/23/96
P. O. Box 2365
Salt Lake City, UT 84110

John Ryan              10,000 $1.62 per share          07/23/96
619 Lunceford Lane
Couer d'Alene, ID   83814


Ben Pellum             50,000 $1.62 per share          07/23/96
3864 South 1845 West
#E204
West Valley, UT   84119

Keystone Surveys       15,000 $1.62 per share          07/23/96
331 South Rio Grande
Suite 208
Salt Lake City, UT 84101

Cohig & Associates     15,000 Finder's Fee             07/29/96
6300 S. Syracuse Way          Mining Property
Suite 430
Englewood, CO   80111

J. Wylie Harris, Jr.   60,000 Consulting Fees          02/21/97
602 N. Main Street            Property
Salem, AK 72576

REGULATION "S" SECURITIES

Metallurgical Refining       3,700 $1.70 per share          07/18/95
P. O. Box 81                  Australian JV
Brisbane Market
QLD 4106 Australia

Ages, (AUST) Pty, Ltd.       5,000 $1.70 per share          07/18/95
463 Savages Road                   Australian JV
Brookfield
Queensland 4609 Australia

Delten Trading, S.A.       200,000 $1.50 per share          10/04/95
60 Market Street
Belize City, Belize

CJC Holdings Pty, Ltd.      20,000 $1.50 per share          12/20/95
16 Ord Street
Western Perth
Western Australia

James Oleynick              50,000 $1.50 per share          12/20/95
1500 - 700 West Georgia Street
Vancouver, B.C.
Canada V7Y 1J1

James W. Prier,
  ITF RRSP                  15,000 $1.50 per share          12/20/95
1715 - 750 West Pender Street
Vancouver, B.C.
Canada V6C 2T8

Jonathan A. Rubenstein      50,000 $1.50 per share          12/20/95
205 - 10711 Cambie Road
Richmond, B.C.
Canada V6X 3G5

Internation Consultant      25,000 $1.50 per share          12/29/95
475 Keith Road
West Vancouver, B.C.
Canada   V7T 1L6




Killeba Holdings, Ltd.     200,000 $1.50 per share          01/11/96
102 Langeherrentaise Street
Antwerten 2018 Belgium

Shelley Mason               20,000 $1.50 per share          03/14/96
3441 Dundas Street
Vancouver, B.C.
Canada V5K 1R5

Pacific Int'l
  Securities                34,000 $1.50 per share          04/01/96
1500 - 700 West Georgia Street
Vancouver, B.C.
Canada V7Y 1J1

Jim Oleynick                34,000 $1.50 per share          04/01/96
1500 - 700 West Georgia Street
Vancouver, B.C.
Canada V7Y 1J1

Thomas E. Rafael
 & RRSP 23                   5,000 $1.50 per share          04/20/96
475 Keith Road
West Vancouver, B.C.
Canada V7T 1L6

Stephen Katz                50,000 $1.50 per share          04/04/96
1758 West 4th Avenue
Vancouver, B.C.
Canada

Int'l Consultants           41,000 $1.50 per share          05/06/96
475 Keith Road
West Vancouver, B.C.
Canada V7T 1L6

Rush & Company             150,000 $2.20 per share          05/14/96
100 Wall Street
New York, NY   10005

Siegler & Co.              250,000 $1.70 per share          07/01/96
Nominees for Femitage Global
 Mining Investment Fund, Ltd.
Chemical Bank
Ground Floor/Receiving Window
4 New York Plaza
New York, NY

Newark Sales Corp.        200,000 $0.75 per share          08/19/96
377 Langleleem Street
Antwerten 2018 Belgium

Britannia Holdings        200,000 $0.75 per share          01/29/97
 Limited
Kings House, The Grange
St. Peter Port
Guernsey, GY1 2QJ
Channel Island





Britannia Holdings      335,000 $0.75 per share        02/14/97
 Limited
Kings House, The Grange
St. Peter Port
Guernsey, GY1 2QJ
Channel Island

Louk Jongen            100,000 $0.75 per share         02/25/97
Total Investment
 Services b.v.
Ooisestraat 4
4054 MN Echteld
Holland

NCL Investment Limited 136,000 $0.75 per share         03/04/97
Barlett House
9 - 12 Basinghall Street
London, England EC2V 5NS

Credit Suisse         100,000 $0.75 per share          03/07/97
  (UK) Limited
Five Cabot Square
London, England E14 4QR

Britannia Holdings  1,600,000 $0.75 per share          03/24/97
 Limited
Kings House, The Grange
St. Peter Port
Guernsey, GY1 2QJ
Channel Island

Portsalon Investment   20,000 $0.75 per share          03/25/97
Seefeldstr. 214
Zurich 8034
Switzerland





























ITEM 25.  Exhibits.

     The following documents are incorporated herein by reference from the Registrant's Form 10, as filed with the Securities and Exchange
Commission.

Number    Document
---------------------------------------------------------------------
 3.1      Articles of Incorporation.

 3.2      Articles of Amendment.

 3.3      Amendment to Articles of Incorporation Limiting Director
          Liability.

 3.4      Bylaws.

10.1      Sale of Mining Properties By Centurion Mines Corporation to
          Royal Minerals, Inc. - June 1992 through September 1993.

10.2      Deed with Reservation of Mineral Royalty - January 1992 to
          Kennecott.

10.3      July 1992 Purchase and Sale Agreement of 16,880 acres to
          Kennecott.

10.4      July 1992 Kennecott Option to Purchase 6,320 acres.

10.5      Deed and Assignment with Reservation of Mineral Royalty -
          August 1992 (16,880 acres) to Kennecott.

10.6      Deed and Assignment with Reservation of Mineral Royalty -
          December 1992 (6,320 acres) to Kennecott.

     The following documents are incorporated herein by reference from the Registrant's Current Report on Form 8-K, dated August 8, 1995, as filed with the Securities and Exchange Commission:

 2.01     Agreement and Plan of Reorganization.

 3.05     Articles of Share Exchange (Utah).

 3.06     Articles of Share Exchange (Washington).

 4.01     Subscription and Investment Agreement.

 4.02     Stock Purchase Option Certificate.

19.01     Material Furnished to Celebration Securityholders.

20.01     Letter from Royal to Share Exchange Securityholders.



     The following documents are incorporated herein by reference from the Registrant's Form S-8 Registration Statement filed with the
Commission on July 17, 1995.

4.1 1995 Stock Option and Stock Award Plan with Amendment No. 1 to the Plan.

     The following documents are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the
Commission on February 10, 1997:

10.7      Vipoint Joint Venture Agreement.

10.8      Option to Joint Venture with Placer Mining Corporation, dated
          April 19, 1996.

10.9      Amendment to Option to Joint Venture with Placer Mining
          Corporation dated the 22nd day of July, 1996.

10.10     Exploration Agreement and Purchase/Joint Venture Option.

10.11     Purchase Agreement with Imperial Energy Corp.

     The following documents are included as exhibits hereto:

 5.1      Opinion of Conrad C. Lysiak.

24.1      Consent of Williams and Webster, P.S.

24.2      Consent of Conrad C. Lysiak.

     All other schedules and exhibits are omitted, as the required information is not applicable or is not present in amount sufficient to require submission of the schedule or because the information required is included in the financial statements and notes thereto.

















ITEM 26.  Undertakings.

A. The undersigned Registrant hereby undertakes: To provide to the Underwriters, if any, at the closing specified in the Underwriting
Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

B.   The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and,
     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C. Insofar as indemnification for liabilities arising under the securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spokane, Washington, on this 9th day of September, 1997.
                    ROYAL SILVER MINES, INC.

                    BY:  /s/ Howard M. Crosby, President

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Howard M. Crosby as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment
(including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                Title                    Date

/s/ Howard M. Crosby     President and a member   September 9, 1997
                         of Directors

/s/ Robert E. Jorgensen  Executive Vice President September 9, 1997
                         Treasurer and a member
                         of the Board of Directors

/s/ John Ryan            Vice President of        September 9, 1997
                         Corporate Development and
                         Member of the Board of Directors

/s/ Thomas Henricksen    Secretary and a member   September 12, 1997
                         of Board of Directors

/s/ Jerry Stacey         Vice President           September 12, 1997
                         of Operations

/s/ Ronald Kitching      Member of the Board      September 9, 1997
                         of Directors

_________________________
Kevin Stulp              Member of the Board           ________, 1997
                         of Directors

EXHIBIT INDEX

     The following documents are incorporated herein by reference from the Registrant's Form 10, as filed with the Securities and Exchange Commission.

Number         Document
---------------------------------------------------------------------------
 3.1           Articles of Incorporation.

 3.2           Articles of Amendment.

 3.3           Amendment to Articles of Incorporation Limiting Director
               Liability.

 3.4           Bylaws.

10.1           Sale of Mining Properties by Centurion Mines Corporation to
               Royal Minerals, Inc. - June 1992 through September 1993.

10.2           Deed with Reservation of Mineral Royalty - January 1992 to
               Kennecott.

10.3           July 1992 Purchase and Sales Agreement of 16,880 acres to
               Kennecott.

10.4           July 1992 Kennecott Option to Purchase 6,320 acres.

10.5           Deed and Assignment with Reservation of Mineral Royalty -
               August 1992 (16,880 acres) to Kennecott.

10.6           Deed and Assignment with Reservation of Mineral Royalty -
               December 1992 (6,320 acres) to Kennecott.

     The following documents are incorporated herein by reference from the Registrant's Current Report on From 8-K, dated August 8, 1995, as filed with the Securities and Exchange Commission.

 2.01          Agreement and Plan of Reorganization.

 3.05          Articles of Share Exchange (Utah).

 3.06          Articles of Share Exchange (Washington).

 4.01          Subscription and Investment Agreement.

 4.02          Stock Purchase Option Certificate.

19.01          Material Furnished to Celebration Securityholders.

20.01          Letter from Royal to Share Exchange Securityholders.


     The following documents are incorporated herein by reference from the Registrant's Form S-8 Registration Statement filed with the Commission on July 17, 1995.

 4.1 1995 Stock Option and Stock Award Plan with Amendment No. 1 to the Plan.

     The following documents are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Commission on
February 10, 1997:

10.7           Vipont Joint Venture Agreement.

10.8 Option to Joint Venture with Placer Mining Corporation, dated April 19, 1996.

10.9           Amendment to Option to Joint Venture with Placer Mining
               Corporation dated the 22nd day of July, 1996.

10.10          Exploration Agreement and Purchase/Joiont Venture Option.

10.11          Purchase Agreement wtih Imperial Energy Corp.

     The following documents are included as exhibits hereto:

 5.1           Opinion of Conrad C. Lysiak.

24.1           Consent of Williams and Webster, P.S.

24.2           Consent of Conrad C. Lysiak.


